Exhibit 10.41

AG. Contract                     D.C. Contract
No: KR 96-2426           No: DC-PO-PRIV-96/97-6790


                                STATE OF ARIZONA
                            DEPARTMENT OF CORRECTIONS
                               1601 West Jefferson
                             Phoenix, Arizona 85007

                                    AGREEMENT
                    PROVISION, OPERATION AND MANAGEMENT OF A
                              PRIVATE SECURE PRISON

         This   Agreement  is  entered  into   between   Correctional   Services
Corporation, hereinafter referred to as CSC and the Director of the Arizona Department of Corrections, hereinafter known as the Department.

    This document, including the General Provisions, Scope of Services, Special Provisions, attachments, including any amendments or modifications, shall constitute the entire Agreement between the parties and supersedes all other understandings, oral or written.

IN WITNESS WHEREOF, the parties hereto agree to carry out the terms of this Agreement.



CORRECTIONAL SERVICES CORPORATION     ARIZONA DEPT. OF
CORRECTIONS

Signature of Authorize Individual   Date
James F. Slattery
Typed Name
President, Chief Executive Officer
Typed Title
1819 Main, Suite 1000
Sarasota, Florida 34236
Address



Signature

Typed Name



Typed Title





                       Additional Signatures as Applicable


Date

Charles L. Ryan
Typed Name

Charles L. Ryan
Typed Name
Deputy Director, Prison Operations
Typed Title





Approved as to form this 7th day of November, 1996.

                                   GRANT WOODS
                              The Attorney General



By:
Assistant Attorney General

FIFE SYMINGTON
GOVERNOR



                        Arizona Department of Corrections



                               1601 WEST JEFFERSON
                             PHOENIX, ARIZONA 85007
                                 (602) 542-5536



December 18, 1996

James F. Slattery, President
Correctional Services Corporation
1819 Main Street, Suite 1000
Sarasota, Florida 34236



RE:      Contract Document DC-PO-PRIV-96/97-6790


Dear Mr. Slattery:

Enclosed for your signature are two copies of the referenced contract between the Department of Corrections and Correctional Services Corporation.

In the interest of avoiding any delay in processing this contract, you are requested to make no changes in the enclosed documents. Any unauthorized alterations to the enclosed will necessitate reprocessing through the Attorney General's office for a second review and approval. The attendant delay can be avoided by discussing any concerns or questions with me at 542-3245.

Contract award is made at the time the contract is fully executed and, as such, the Department shall not be liable for any expense incurred in conjunction with this contract prior to your notification by a representative of the Department that services have been authorized.

Once the signed document has been returned and the Hollenbach sealed survey with the table of equivalent bearing is received, per attached letter to Russell Rau, the contract shall be forwarded internally for final Department signatures.

For your information, the required insurance documentation received from CSC has been approved per the attached letter from the Department of Administration's Risk Management office.



A Notice to Proceed shall be issued once the Department has received and reviewed the construction documents identified in Article III and V of the Agreement.

Please sign both copies of the transmitted documents and return them to this office at the following address:



                            Department of Corrections
                        Contracts Administration, M/C 802
                         1645 West Jefferson, 4th Floor
                             Phoenix, Arizona 85007

Page 2
Mr. Slattery
December 18, 1996



When the contract has been fully executed, a copy will be forwarded for your files.

If you should have questions or concerns please direct communications to me or Steve Spangler at (602) 542-3245.



Sincerely,



Maureen Rogers, Assistant Contract Administrator



cc: Carl Nink, Assistant Director, Prison Operations, Support Services Division John Kohl, Manager, Privatization
         Contracts, Support Services Division Russell Rau, Senior
         Vice President, Correctional Services Corporation
         Contract File
         Chrono File

FIFE SYMINGTON
  GOVERNOR


                        Arizona Department of Corrections
                               1601 WEST JEFFERSON
                             PHOENIX, ARIZONA 85007
                                 (602) 542-5536


December 18, 1996


Russell S. Rau, Senior Vice President
Correctional Services Corporation
6601 Sands Point, Suite 54
Houston, Texas 77074



Re:      Request for Sealed Proposals (RFP) No. 6702
         Agreement #DC-PO-PRIV-96/97-6790


    Dear Mr. Rau:

Anthony Zelenak, Lead Project Director in the Departments Facility Activation Bureau, has examined the two surveys of the 18 acre land parcel and has advised that the following information needs to be provided.

The Hollenbach Survey Company, Inc., sealed survey #96-03649 (A) dated December 1996, and the accompanying legal description also sealed, have been reviewed against the unsealed Arrinaton Watkins Architects (AWA) survey. The area and location described by both are identical. The major difference is that the Hollenbach survey is based on the G7SRM and was not adjusted or rotated to match the Pinal County Coordinate System (north side of property to match the north line of the southeast quarter of section 36). CSC needs to direct the Hollenbach Survey Company to add a table of equivalent bearings to the survey for each side of the property comparing the bearings shown on the survey with the equivalent rotated bearing to match the Pinal County Coordinate System. This survey must be sealed and an explanation describing the need for the table of equivalent bearing needs to be evident on the survey.

This will provide clarity with the deed when it is compared to the AWA DNA Survey which will become part of the "Contract Documents" for the project as such documents are defined in the

Fourteenth Edition of the AIA Document A201 - General Conditions for contracts for construction.

Please ensure the Hollenbach sealed survey to include the table of equivalent bearings is forwarded to my attention by no later than Tuesday, December 24, 1996.

In addition, please note that in accordance with terms of the referenced contract, CSC must provide the Department with the following documentation before the Department will issue the Notice to Proceed once the contract is executed:

Page 2
Letter - Russell S. Rau
December 18,-1996



Contract documents for the construction project between Arrington Watkins Architects, Dominion Leasing, Inc., and CSC. . Such contract documents are defined in the Fourteenth Edition of the AIA Document A201 - General Conditions for contracts for construction.

Should you have any questions or concerns, please direct communications to Steve Spangler or me at (602) 542-3245.



Sincerely,





Maureen J. Rogers
Assistant Contracts Administrator



         cc:      Mike Smarik, Assistant -Director, Administrative
         Services VIA Judith Kilgus,  Administrator, Bureau of
         Business & Finance
         Mary Laverdure, Contracts Administrator -
         Carl Nink, Assistant Director, Support Services, Prison
         Operations
         John Kohl, Manager, Privatization Contracts, Support
         Services
         Contract File
         Chrono File



James Slattery, President, Chief Executive Officer
Correctional Services Corporation
1819 Main, Suite 1000
Sarasota, Florida 34236

                      ARIZONA DEPARTMENT OF ADMINISTRATION
                             RISK MANAGEMENT SECTION

MEMORANDUM

DATE:            November 1, 1996

TO: Mary Laverdure, Contracts Administrator Department of Corrections

FROM:            Kurt Wilian, Insurance Analyst

SUBJECT:         RFP 6702 Correctional Services Corp.




Mary, this is to confirm our conversation today. We have received acceptable documentation and evidence of insurance coverage from the above contractor and can confirm they comply with the RFP Attachment #7 at this time.

As we proceed we will want to monitor two areas:

1) They must provide Risk Management with acceptable certificates of insurance for Professional Liability coverage for those positions which they intend to out- source, and are excluded from the CSC program, specifically, surgeons and lawyers;

2) They must comply with your guidelines to submit public financial information on an interim basis, with compliance of the contract subject to an ongoing approval of their financial condition.

Mary, I appreciate your patience and support of Risk
Management through this process

                                TABLE OF CONTENTS


ARTICLE 1.   Definitions ................................................ l-5

ARTICLE II.  Term of the Agreement

             A. Requirements for the Agreement to be Effective........... 5
             B. Term .....................................................5
             C. Renewal Term Option...................................... 6

ARTICLE III. Governing Law/Policies and Procedures

             A.   Compliance with Law, Department Policies/Procedures,
                  RFP 6702, etc. ........................................ 6
             B.   Department's Option to Purchase........................ 7
             C.   Construction Parameters................................ 7
             D.   Submittal and Approval of CSC's Procedures............. 10
             E.   Responsibilities of Department Staff................... 11

             F.   Classification/Disciplinary Actions
                  Guidelines for CSC's Staff............................. 11

ARTICLE IV.  Recruitment/Hiring/Staff Training

             A. Recruitment/Hiring ...................................... 11
             B. Staff Training........................................... 19

ARTICLE V.   Provision, Operation & Management of the Secure Facility

             A. Construction/Renovation and Operation ................... 24
             B. Inmate Management Services............................... 28

ARTICLE VI.  Payment Obligations & Procedures/Financial Reports

             A. Requirements Governing All Cost Increases................ 39
             B. Per Diem................................................. 39
             C. Invoices and Records..................................... 39
             D. Inmate Wages/Disbursements/A.R.S. 31-255................. 40
             E. Requirements of A.R.S. 31-201.01......................... 42
             F. Costs To Be Paid by CSC.................................. 43
             G. Costs To Be Paid by the Department....................... 45
             H. A.R.S. 41-1609.01 D...................................... 46
             I. A.R.S. 41-1609.01 E...................................... 46
             J. Financial Reports........................................ 46

ARTICLE VII. Department Monitoring/Performance Evaluation

             A. Monitoring............................................... 46
             B. Performance Evaluation................................... 48

ARTICLE VIII. Performance Bond/Insurance/Indemnification

             A. Performance Bond......................................... 48
             B. Plan of Insurance........................................ 49

             C. Indemnification.......................................... 51

Table of Contents Continued  ...



ARTICLE IX. Notices & Amendments

            A.       Notices............................................. 53
            B.       Amendments..........................................

                     1. Process.......................................... 54
                     2. Annual Cost Adjustments.........................  55
                     3. Other Cost Adjustments/Modifications............. 56

ARTICLE X.  Default

            A. Default of CSC............................................ 56
            B. Remedies of the Department................................ 58
            C. Default of the Department................................. 60
            D. Remedies of CSC........................................... 60

ARTICLE XI.  Force Majeure

            A. Explanation............................................... 60
            B. Remedies.................................................. 60
            C. Exceptions................................................ 61

ARTICLE XII. Termination

            A. Department Funding........................................ 61
            B. Annual Performance Bond-CSC............................... 62


GENERAL PROVISIONS

ATTACHMENTS:

1      CSC Staffing, Pattern

2       Position Description Form

3       Subcontractors

4       Pre-Service Security Training

5       Pre-Service Non-Security Training, - Required and
        Optional Courses

6 Inmate Time Sheet - Payment detail that accompanies the CSC deposit to the Alcohol Abuse Treatment Fund

7       Monthly Per Diem Invoice Forms Monthly Report for
        Inmate Health Care Services

8       Insurance Requirements

 9 Definitions - Types of written instructions required by the Department, i.e. Department Orders, Technical
        Manuals, Institutional Orders and Post Orders.  Cross
        Reference Index

10      Per Diem and Sliding Scale

11      Suspension or Debarment Status or Certification

12      Fee Schedule and Budget Narrative Forms

13      Legal Description for Secure Prison Site

14      Negotiation Parameters for Purchase of Secure Prison

D.C. Contract                  SCOPE OF SERVICES
No: 6790                                                               Page 1

Procurement Authority:  Authority to Contract          Authority to Contract
A.R.S. 41-2534          D. C: A. R. S. Contractor:     Expiration Date:  Three
                        41-1604 et. seq.               years from date of
                                                       receipt of first inmate.


                                   WITINESSETH



     WHEREAS, Arizona Remised Statutes 41-1609 and 41-1609.01, as amended by the forty-first Legislature of the State of Arizona, First Regular Session, 1993, authorized the Department to enter into contracts with private enterprise for the operation and management of secure prison beds, and



     WHEREAS, the Department issued Request for Sealed Proposal (RFP) Number 6702 for the construction, operation, management and maintenance of a secure 600 bed prison for the housing and treatment of 200 adult male releases who are awaiting due process hearings for allegedly violating conditions of release and 400 adult male inmates committed to the Department under A.R.S. 28- 692.01 or 28-697 who have demonstrated a need for substance or alcohol abuse intervention, and



     WHEREAS, CSC (formerly known as Esmor Correctional Services, Inc.) did respond to the solicitation and was subsequently determined to have the expertise, experience and resources to provide such services, and



     WHEREAS,   public   hearings  were  conducted  in  accordance  with  A.R.S.
41-1609.02 C. and the Town of Florence did subsequently authorize the selected site to be used as a Level II, secure prison,



     NOW, THEREFORE, the Department and CSC do hereby agree as set forth herein.


                                    ARTICLE I

                                   DEFINITIONS



For the purposes of this Agreement, the following definitions as well as those definitions provided in the General Provisions which do not conflict shall apply:

ACA - The American Correctional Association

ACA STANDARDS - The standards for Adult Correctional Institutions as published by ACA (third edition, Part Two, Physical Plant, January 1990) as may be subsequently supplemented.

ADAAG - Americans with Disabilities Act Accessibility Guidelines provided by the Americans with Disabilities Act and the Arizona's with Disabilities Act. The guidelines are applicable to the construction of the secure prison and any subsequent renovation, modifications or additions made to the secure prison during the term of the Agreement.

Contract No: 6790
Continuation Sheet



ADDITIONAL SERVICES - Those operation or management services that may be required to be furnished by CSC pursuant to Court Orders/Decrees or Department written instructions that are in addition to those in effect as of the date of execution of this Agreement and cause an increase in the cost of operating and managing, the secure prison.

ALCOHOL ABUSE TREATMENT FUND (AATF) - A fund authorized by A.R.S. 31-255, as amended, into which the Department deposits 67 % of wages received by DUI inmates for work performed under inmate public work contracts. The remaining 33% of wages earned is deposited in the inmate's individual trust account.

ARIZONA POST - Arizona Peace Officers Standards and Training. The council that approves the correctional officer training curriculum, establishes minimum standards for correctional officers and issues certificates of completion to persons successfully complying with established standards and training.

A.R.S. - Arizona Revised Statutes.

ARIZONA STATE PRISON-FLORENCE WEST (ASP-FW) - The official name of the privatized prison to be constructed, owned, operated, maintained and managed by CSC for the Department under the authority of this Agreement and referred to herein as the Secure
Prison.

CAPITAL EQUIPMENT - Item(s) acquired by CSC with monies from the Welfare and Benefits Fund with a unit cost of $5,000 or more and a useful life of at least one year. Unit cost includes applicable sales tax, freight and other ancillary costs to place the asset in its intended location.

CONTRACTS ADMINISTRATION OFFICE - Office within the Department of Corrections charged with the responsibility of managing and maintaining professional services contracts and, as such, serves as the official repository for all professional service contracts entered into between the Department and private entities.

COTA - Correctional Officer Training(y Academy of the Department.

COURT ORDERS - Any orders or judgments issued by a court of competent jurisdiction and any stipulations, agreements or plans entered into in connection with litigation that are applicable to the operation, management or maintenance of Department or privatized prisons and to the treatment or custodial care of inmates.

CSC POST ORDERS - Orders related to CSC's procedures that have been prepared by CSC and approved by the Department. Post Orders provide direction to CSC's staff regarding responsibilities assigned to specific posts in the secure prison.

CSC PRISON WARDEN - Title of CSC employee charged with managing the daily operations of the secure prison.

CSC INSTITUTIONAL ORDERS - Those procedures prepared by CSC and approved by the Department that are based on Department Written Instructions. The procedures provide broad direction to CSC's staff in the operation, management and maintenance of the secure prison.

CSC PROPOSAL - Proposal dated November 15, 1995, submitted by CSC in response-to the Department's Request for Sealed Proposals (RFP) Number 6702. The proposal is inclusive of updated proposal information, to include additional information dated February 15, 1995 and April 1, 1996, CSC's best and final offer dated July 17, 1996, additional clarifying information and Staffing Patterns provided on August 5, 1996, CSC's second best and final offer date stamped November 7, 1996, and clarifying information dated November 22, 1996.

DEPARTMENT - Arizona Department of Corrections.

DEPARTMENT MONITOR - Department employee who serves as the liaison between the Department and CSC regarding matters that arise as a result of the daily monitoring of the services authorized by this Agreement.

DEPARTMENT WRITTEN INSTRUCTIONS - Department regulations and management directives issued by executive staff of the Department which govern the administration and operation of the Department as a whole and the individual institutions consistent with statutes, rules and sound correctional practices. Unless otherwise specified, Department Orders or Manuals when used herein, shall mean all forms of written instructions as identified in Attachment #9 and applicable to the specific situation. Refer to Attachment #9 for definitions of all types of written instructions used by the Department to include a table of contents and cross reference index.

DEPUTY DIRECTOR. PRISON OPERATIONS (Deputy Director) Department employee charged with managing this Agreement and providing direction to CSC relative to the Agreement.

  DIRECTOR - The Director of the Arizona Department of Corrections

  DPS - Arizona Department of Public Safety. The State agency responsible for licensing Security Agencies and Security Guards
  (Officers).

DUI INMATE - An inmate committed to the Department under A.R.S.
28-692.01 or A.R.S. 28-697 for drivin- while under the influence of intoxicating liquor or drugs.

EVENT OF DEFAULT - Events or circumstances relative to the failure of either party hereto to perform a legal or contractual duty as set forth in this Agreement.

GENERAL PROVISIONS - Those standard contract provisions required by the Department and made a part of this Agreement.

INMATE - Any adult male committed to the Department who qualifies in accordance with Department screening criteria for assignment to the privatized secure prison operated under the authority of this Agreement.

INMATE DAY - Each calendar day, or part thereof, during which an inmate is assigned to the secure prison. The Department shall pay for the day an inmate is received at the secure prison, but not for the day an inmate is released from the secure prison.

INMATE SCREENING CRITERIA - Department requirements for the assignment of an inmate to the secure prison.

INMATE WAGES - Compensation that can be earned by inmates in accordance with A.R.S. 31-254 and the Department's Work Incentive
Pay Plan (WIPP).

INMATE WELFARE AND BENEFIT FUND - Fund established and managed by CSC which shall be used to the benefit of assigned inmates to pay for equipment or services in accordance with the Department's policy regarding the Inmate Activities and Recreation Fund. Monies for the fund shall be generated from profits resulting from the sale of commissary inventory items and the revenue received by CSC from the Department vendor for the inmate telephone system.

INMATE WORK AGREEMENTS - Multi-party agreements entered into between the Department, CSC and other parties for the provision of inmate labor for work activities with public or private entities as authorized by the Department.

IN-SERVICE TRAINING - Training required by the Department to be provided by CSC on an annual basis to meet the recurring training needs of staff.

INVENTORIAL EQUIPMENT - Any item acquired by CSC with monies from the Inmate Welfare and Benefits fund with a unit cost of $1,000.00 and a useful life of at least one year.

JLBC - Joint Legislative Budget Committee of the State of
Arizona.

NON-APPROPRIATION - The failure by the Arizona Legislature, as part of its budgetary process, to appropriate money requested by the Department for payments due under this Agreement.

OPERATION AND MANAGEMENT SERVICES - Consulting, operation, management and maintenance services necessary to provide for the care, custody, control and treatment of inmates in accordance with Department written instructions and the terms and conditions of this Agreement.

PHYSICAL FORCE - That degree of force that is directed toward the body of another person that is not likely to result in death.

PRE-SERVICE NON-SECURITY TRAINING - Orientation training to be provided to all nonsecurity staff, including volunteers, subcontractors, independent contractors, as well as the employees, agents or representatives of subcontractors or independent contractors, who will work for or provide services to CSC at the secure prison.

PRE-SERVICE SECURITY TRAINING - Training specified by the Department as equivalent to that provided by the Department for security officers and required to be provided by CSC to all staff designated by CSC as security officers. Such training shall consist of 215 academy hours followed by at least 40 hours of on-the-job (OJT) training under direct supervision of an experienced security officer.

PROPERTY - All buildings, eighteen (18) acres of land, as described herein, and all fixtures, fixtures, equipment and chattel located at the secure prison 90 days in advance of CSC's receipt of the Department's notice of its intent to exercise its purchase option.

PUBLIC WORKS ACTIVITIES - Activities performed by inmates for other public entities relevant to the maintenance, construction or adaptation of public land or any building, structure, erection or improvement on public land including roads, flood control projects and parks.

RETURN TO CUSTODY (RTC) INMATE - A convicted male felon committed to the Department and awaiting due process hearing for allegedly violating conditions of release.

RFP 6702 - Solicitation to include amendments and modifications, issued by the Department of Corrections for the privatization of 200 Return to Custody and 400 DUI secure prison beds to be used for the housing and treatment of inmates committed to the Department and assigned to the secure prison.

SECURE PRISON - Level 2 privatized prison to be constructed, owned, operated, maintained and managed by CSC for the Department under the authority of this Agreement and officially named the Arizona State Prison-Florence West (ASP-FW).

SECURITY AGENCY - An agency to whom a license has been granted by the Arizona Department of Public Safety in accordance with A.R.S.
Title 32, Chapter 26, Article 2.

SECURITY OFFICER - An employee of CSC to whom a "registration certificate" has been issued by the Arizona Department of Public Safety in accordance with A.R.S. Title 32, Chapter 26, Article 3.

SERVICE SPECIFICATIONS - The Service Specifications entitled "Secure Return to Custody Prison" and "Secure DUI Prison, " included with RFP 6702 which set forth the minimum requirements of the Department for delivery of services relative to RTC and DUI inmates.

SPECIAL PURPOSE RECORDS - Department records that are transferred through the correctional system with the inmate and provided to CSC for those inmates assigned to the secure prison. Special Purpose Records include, at least, the field file as well as medical and visitation records.

SPECIAL SERVICES FUND (Activities and Recreation Fund [A & R Fund]) - Nonappropriated funds generated from such sources as sales from inmate stores (canteen/commissary), contraband funds, vending machines sales and commissions, donations, etc., that are to be used for the benefit of the inmates.

                                   ARTICLE II
                              TERM OF THE AGREEMENT

2.1 This Agreement shall be fully executed when all signatures are affixed.

2.2 The Agreement shall terminate three (3) years from the date CSC receives the first Department inmate, unless terminated earlier as permitted by the General Provisions or the terms set forth herein or renewed, as indicated below.

2.3 At the Department's option, this -Agreement may be renewed in accordance with A.R.S. 41-1609.01 J.,, K. and L.

2.3.1 Twelve (12) months after receipt of the first inmate, the Department shall initiate a comparative analysis of the secure prison to Level II units within the Department.

2.3.2 At least an analysis of those analytical factors listed in Article VII of this Agreement shall be presented to -the Director and JLBC relative to the performance of CSC during the previous period.

2.3.3 If it is determined by the Director that the option to renew the Agreement shall be exercised, negotiations for cost or price adjustments may be conducted by the Department with CSC relative to the provision of contracted services superior in quality to service provided by the State at essentially the same cost as the State.

               2.3.3.1 If cost or price adjustments are recommended as a result of negotiations, such recommendations shall be made in accordance with A.R.S. 41-1609.01.

2.3.4 If the Agreement is to be renewed, a formal Amendment shall be prepared and executed in accordance with Article IX prior to the expiration date of the Agreement. The amendment shall reflect any negotiated change in services and the amended expiration date as well as authorized price or cost adjustments, if any.

2.3.4.1 If the Agreement is not renewed, the Department shall remove all inmates from secure prison no later than the date of termination.



                                   ARTICLE III
                      GOVERNING LAW/POLICIES AND PROCEDURES

3.1 This Agreement shall be construed in accordance with Arizona law, including the Arizona Procurement Code along with its implementing rules and the Arizona Administrative Code (A.A.C.) Title 2, Chapter 7. Each provision of law and any terms required by law to be in this Agreement are a part of this Agreement as if fully stated herein.

3.2 CSC, a licensed security agency in accordance with A.R.S. Title 32, Chapter 26, Article 2, Sections 32-2611 through 32-2615 shall remain licensed for the term of this Agreement, including the ten-n of renewal, if exercised. The requirements of A.R.S. Title 32, Chapter 26, Article 2,
         Section 32-2613 C.2. shall not limit in any way the requirements of this Agreement.

3.3 CSC shall construct the secure prison on 18 acres of land within a 39.73 acre parcel of land owned by CSC and located in Pinal County, within the city limits of Florence, Arizona. The 18 acre secure prison site shall be located on the 18 most westerly acres within the 39.73 acre parcel as described in the legal description provided as Attachment #13 of this Agreement. The legal boundaries of the entire
         39.73 acres are described in the certified ALTA survey completed preliminary to the CSC purchase of the land parcel. The survey is on file with the Department and is hereby made a part of this Agreement by reference.

3.4 The Department shall have the option, during the term of this Agreement, to purchase the secure prison, the 18 acre site on which the secure prison is located and all capital equipment utilized in the daily operation of said prison. If the option is exercised, the Purchase Agreement provided as Attachment #14 shall be executed and shall occur within a time frame to ensure the transaction is complete prior to the expiration of this Agreement. The purchase price shall be negotiated in accordance with the formulas set forth in Attachment #14.

3.4.1 The Purchase Agreement may be altered and amended prior to its execution with the mutual agreement of the parties (CSC, DOA and the Department), provided that any such alteration or amendment shall not materially adversely affect the rights of the parties to this Agreement.

3.4.2 CSC shall ensure that Property located at and used to operate the secure prison at the time the first inmate is assigned to the secure prison, shall remain available to the Department at the time of purchase. The equipment shall be maintained in good working order, outside of normal wear and tear, and shall be replaced as necessary in accordance with CSC's replacement schedule.

3.4.3 The secure prison shall be constructed within the cost lines of the per them as shown on the Fee Schedule submitted by CSC with correspondence dated October 25, 1996.

           3.4.4 CSC shall, during the construction phase of this Agreement, provide to the Deputy Director, or designee copies of complete construction documentation to include at least the below listed items. As-built drawings and warranties applicable to the secure prison shall be delivered to the Deputy Director within thirty (30) days after CSC receives the Department's notice of intent to purchase.


         Architectural Drawings Structural Drawings and Calculations Electrical Drawings Plumbing Drawings HVAC Drawings Mechanical Calculations Domestic Water System Documentation Security Systems Drawings Fire Protection System Drawings On-site Utilities Civil Plans Complete Specifications All Addenda

         All Architect's Supplemental Instructions
         All Change Orders
         All Requests for Information
         A Complete Copy of all Operation and Maintenance Manuals

        3.5 The secure prison to include any subsequent modifications or additions to the secure prison, shall accommodate at least those functional areas listed in Objective II of the Service Specifications, provided as Attachment #1 of RFP 6702. The secure prison and associated support systems shall be constructed in accordance with Department requirements, applicable laws, rules, standards, codes, etc., to include at least the following:

3.5.1   Department requirements:

3.5.1.1 Air Conditioning- (other than evaporative cooling) and carpeting shall not be used for inmate living space.

3.5.1.2     Those items listed in Article V, Paragraph 5. 1.

3.5.2    Applicable laws, rules, standards, codes, etc.:

3.5.2.1        ACA Standards as defined herein.

 3.5.2.2           Contract documents as defined in Paragraph 5.1.1 sealed
               by a licensed registrant.

                  The site plan and construction design shall be as discussed on November 5, 1996. Contract Documents, inclusive of the items listed in Paragraph
3.4.4 and an updated Table of Construction Costs - 600 Bed/Private Prison, shall be reviewed by the Department prior to issuance of the Notice to Proceed.

3.5.2.3 Applicable Federal, State and local building, health, safety and fire codes.

3.5.2.4 All requirements and guidelines as provided by the Americans with Disabilities Act and the Arizona's with Disabilities Act as prescribed by the current version of Americans with Disabilities Act Accessibility Guidelines (ADAAG) and any subsequent versions issued before construction of the facility is completed or, subsequent to completion, at the time renovations, modifications or additions are made to the secure prison. Initially, no inmates will be assigned to the secure prison until the prison is determined to be in compliance with all ADAAG relating to inmate accessibility to programs and services or to public accessibility. This determination will be made by independent inspection of the completed facility,- as arranged by the Department.

3.5.2.5 Requirements of Federal and State regulatory agencies.

         3.5.3 Failure to corn . ply with any of the above requirements shall require remediation. and/or correction by CSC at no cost to the State or the Department.

3.6 If, during the term of this Agreement (to include term of renewal), the secure prison is sold by CSC, it shall be understood that the new owner(s) shall be obligated by the terms and conditions of this Agreement to include current schedules, i.e., Fee Schedule, amortization schedule and depreciation schedule.

3.7 CSC shall operate the secure prison in compliance with all Federal, State and local laws, rules, regulations and codes relative to fire, health and safety issues and shall be responsible for all taxes applicable to their use of the said facility.

3.7.1 CSC shall, during the term of this Agreement, ensure that the secure prison provides full accessibility to all programs and services by inmates as well as full public accessibility as specified by ADAAG.

3.7.2 CSC shall timely pay and discharge, without offset, deduction or abatement for any cause, all duties, taxes, charges, assessments, impositions and payments, extraordinary as well as ordinary, unforeseen as well as foreseen, of every kind and nature (under or by virtue of any current or subsequently enacted law, ordinance, regulation, action or order of any public or governmental authority), which during the term of this Agreement are due, imposed upon, charged against, measured by or become a lien on the secure prison or any improvements or personal property therein.

        3.8 This Agreement, which incorporates by reference the requirements of RFP 6702, applicable Department written instructions and CSC's proposal as each is defined herein, shall govern CSC's performance relative to the construction, operation, management and maintenance of the secure prison as well as govern the care, custody, treatment and supervision of inmates assigned to the secure prison. The Department's written instructions shall prevail over the Scope of Services unless specifically addressed within the Scope of Services in which case the Scope of Services shall prevail. The Agreement's Scope of Services shall prevail over the Special Provisions, General Provisions or any attachments hereto and the requirements of the RFP. The requirements of R-FP 6702 shall prevail over CSC's proposal.

           3.8.1 It shall be understood that throughout this Agreement, as reference is made to numbers of specific Department written instructions, e.g., Director's Instructions, Department Orders, or Technical Manuals, CSC shall comply with the Department's requirements relative to the subject matter, notwithstanding the reference to a specific type of written instruction or document number.

           3.8.2           Unless otherwise specified herein, at least sixty
           (60) days prior to receipt of the first Department inmates

                  3.8.2.1 CSC shall submit for Department approval written institutional orders, post orders and manuals as specified in RFP applicable Department written instructions and the Service, Specification.

          3.8.2.2            Commissioning, procedures for prison
                             activation

          3.8.2.3 Preventative maintenance schedules to be used for all capital equipment.

          3.8.2.4            Capitalization policy.

         3.9 During- the term of this Agreement, when changes occur to existing Department written instructions, Administrative Rules, courses or curriculum that are determined to be relevant to the operation of the secure prison, the Department shall, via the Department Monitor, notify CSC in writing.

3.9.1 After the Department's initial approval of CSC required institutional orders and post orders, subsequent Department requested changes to CSC documents shall be made within the time frames stipulated in the Department issued document.

3.9.2 Requests initiated by CSC to change institutional orders or post orders previously approved by the Department shall be directed to the Department Monitor by CSC for approval or disapproval action by the Deputy Director, or designee. Each request shall be accompanied by written information that details the reason for the desired change(s) and a description of the impact on the current operation if the change(s) is or is not authorized.

         3.10 When NEW Department written instructions or Administrative Rules are issued, or if NEW Court Orders/Decrees are issued by a Court of jurisdiction that have a bearing on this Agreement, the Department shall provide CSC with a copy of the executed document.

                  3.10.1 CSC shall prepare new institution orders or post orders for approval by the Department's Deputy Director, or designee, in order to ensure implementation within the time frames stipulated in the Department issued document.

                  3.10.2 Payment for costs relative to additional services required of CSC as a result of Department written instructions, Court Orders/Decrees or Administrative rules implemented after execution of this Agreement shall only be authorized if approved in accordance with the requirements of A.R. S. 41-1609.01 and Article IX of this Agreement.

3.11 The following responsibilities shall be administered by Department staff only:

         3.11.1 Calculating inmate release and parole eligibility dates.

         3.11.2            Calculating and awarding sentence credits.

         3.11.3            Approving inmate furloughs and work releases.

         3.11.4 Granting, denying or revoking inmate sentence credits.

         3.11.5            Invoking. any disciplinary action.

         3.11.6 Placing, an inmate under less restrictive custody or more restrictive custody.

         3.11.7 Accessing criminal background information developed from the Arizona Criminal Justice Information System (ACJIS).

         3.11.8            Processing, Inmate grievances

3.12 Actions and activities provided by CSC staff in accordance with Department written instructions regarding Inmate Classification, shall require final signatory authorization from appropriate Department staff prior to implementation. CSC shall submit recommendations for classification actions to the Department Monitor for acquisition of approval.

         3.13 Actions and activities provided by CSC staff in accordance with inmate disciplinary rules for the Department shall be submitted to the Department's Discipline Coordinator. The Department shall conduct disciplinary hearings and impose sanctions in accordance with the Inmate
         Rules of Discipline.

                                   ARTICLE IV
                        RECRUITMENT/HIRING/STAFF TRAINING



Recruitment/Hiring

4.1 CSC shall comply and shall ensure that authorized subcontractors comply, during the term of this Agreement, with all federal and state laws, regulations, rules, executive orders, etc. relative to recruitment and hiring practices.

4.1.1 All advertisements for employment issued by CSC and its authorized subcontractors shall state that unless there is a bona fide occupational qualification, all qualified applicants will receive consideration for employment without regard to race, color, religion, sex, national origin, age (except as provided by law), marital status, political affiliation or disability status.

4.1.2      CSC shall conduct employee  recruitment and hiring activities for all
           positions,   inclusive  of  security   staff,   in  accordance   with
           information provided in Section 8 of CSC's Proposal.

4.1.2.1 Prior to CSC's selection of the final candidate for the position of Warden, CSC shall permit the Deputy Director, or designee, to review and provide comment regarding information pertinent to the qualifications of the individual recommended by, CSC for the position.

4.1.3 The Position Descriptions contained in Exhibit 8 C of CSC's proposal provide descriptions of essential work' tasks, responsibilities, skills, knowledge -and abilities as well as minimum qualifications for each type of position indicated on Attachment #1, Staffing Pattern. Only those applicants who possess the required minimum qualifications, licenses, certifications, diplomas or degrees specified on the Position Descriptions and who also pass the required background investigation shall be hired by CSC or authorized subcontractors.

                  4.1.3.1 Security officers hired by CSC shall be at least 21 years of age and shall not have a record of any felony convictions.

               4.1.3.2 Personnel hired by CSC for the positions listed below shall be registered by DPS as a security guard (officer) in accordance with the requirements of A.R.S. Title 32, Chapter 26, Article 3 prior to initiation of service. Additionally, prior to assuming job responsibilities, CSC shall ensure that each security officer has received a passing, score on all required physical and psychological examinations as well as attended and successfully completed required pre-service security officer training, to include non-lethal weapons training, physical fitness training and 40 hours of OJT.

                                    CSC's designated security officer positions:

                                    Chief of Security
                                    Shift Supervisor
                                    Housing Unit Officer
                                    Intake/Release Officer
                                    Recreation Officer
                                    Central Control Center Officer
                                    Public Works Supervision Officer
                                    Visitation Officer
                                    Transportation Officer

                  4.1.3.3 If applicable, CSC staff employed at other secure facilities operated by CSC may submit applications to be transfer-red to the secure prison authorized herein provided that such staff are qualified as indicated in this Article. An applicant for transfer to a security position must have at least one year current experience equal to a Correctional Officer, or experience that includes custodial responsibilities for incarcerated inmates and pass all requirements listed below to be considered for employment as a security officer authorized by this Agreement.

               A medical examination at the twenty-five percent (25 %) level. (Employee must achieve the fifty percent (50%) level at the completion of training

               A psychological examination.

               Demonstrated proficiency in self-defense as well as physical fitness at the fifty percent
(50%) level.

               A competency exam based on the COTA curriculum.

               A background investigation.

                  4.1.3.4 All I health care professionals, to include technicians, clinical I psychologists as well as other mental health professionals, must be licensed or certified in accordance with Arizona Revised Statutes. The Department Monitor shall obtain written approval from the Department's Deputy Director, Health Services, or designee, regarding acceptable qualifications of each provider before initiation of services under this Agreement.

                               CSC  shall  submit  through  the  Department
                               Monitor, a current curriculum vitae for each proposed physician and a current resume for all other proposed health care professionals along with verification of Arizona license or certification.

                  4.1.3.5 Instructors of adult inmate education courses as defined by Department written instructions shall be certified as instructors  by the  Arizona  Department  of
                               Education   (DOE)  prior  to  initiation  of
                               services.

                  4.1.3.6 Qualifications of CSC personnel who serve as chaplains must be approved by the Department's Administrator of Pastoral Activities whether such personnel are employees, volunteers, subcontractors or independent contractors. Department approval of qualifications must be obtained prior to initiation of services.

                                    CSC  shall  submit  through  the  Department
                                    Monitor,  a current resume from the proposed
                                    service provider.  The resume shall at least
                                    indicate    that   the    provider    is   a
                                    representative of the professed faith system who is either ordained or a lay person who meets the approval of leaders in that faith system. The proposed provider must have experience in leading worship services, as well as experience in teaching ceremonial or meditation services and counseling services of a non-medical Inmate.

                  4.1.4 If CSC or an authorized subcontractor desires to establish a position(s) in addition to those identified on Attachment #1, a Position Description form provided with this Agreement as Attachment #2 shall be completed and submitted to the Department Monitor along with a letter stating- the reason for the proposed position(s). Completed Fee Schedule and Budget Narrative forms (Attachment #12) must be included which clearly identify: (i) expense categories impacted by adding the position(s), and (ii) the proposed per them rates.

                  4.1.4.1 The Department Monitor shall forward requests from CSC for additional position(s) to the Deputy Director, or designee, for approval/disapproval.

                  4.1.4.2        Approved   changes  shall  not  be  implemented
                                 unless authorized in accordance with Article IX of this Agreement.

4.1.5 If CSC or an authorized subcontractor desires to reallocate a position(s) identified on Attachment #1 and the proposed reallocation shall result in a decrease in per them rates shown on Attachment #10, CSC shall submit to the Department Contract Monitor a description of the proposed action(s), a revised Attachment #1 to reflect the reallocation, completed Budget Narrative forms identifying expense categories impacted by the reallocation of the position(s), and a revised Fee Schedule reflecting the reduced per them rates as a result of the proposed reallocation(s).

4.1.5.1        The  Department   Contract  Monitor  shall  forward   information
               received from CSC to the Deputy Director, or designee, for approval/disapproval.

4.1.5.2 If approved, the revised Attachment #1 Staffing Pattern and a revised Attachment #10 reflecting- the reduced per them rates will replace the existing Attachments #1 and #10. The former Attachments shall be kept on file to indicate the previous agreement. A formal written Amendment shall not be required.

4.1.6.If CSC or an authorized subcontractor desires to reallocate positions identified on Attachment #1 which do not result in a decrease or increase in the per them rates shown on Attachment #10, CSC shall submit a request for such proposed reallocation to the Department Monitor. Such requests shall be accompanied by information that: (i) thoroughly describes the reason and purpose for such changes, and
           (ii) that the proposed chances will not
           negatively impact the mission of the secure prison as set forth in this Agreement, and (iii) that the changes shall permit all Department requirements to be met. A revised Attachment #1 indicating the reallocation of the position(s) shall be attached to the information submitted by CSC.

4.1.6.1 The Department Monitor shall forward all such requests to the Deputy Director, or designee for approval/ disapproval.

               4.1.6.2 If requested changes are approved, the Department's Contracts Administration Office shall incorporate the revised Attachment #1 Staffing Pattern, into this Agreement by replacing the existence, Attachment. The former Attachment #1 shall be maintained on file to reflect the previous agreement. The revised Attachment #1 shall be effective on the date of approval by the Deputy Director. A formal written amendment shall not be required.

4.1.7 CSC shall conduct recruitment and hiring activities to ensure, staff vacancies, including subcontractor staff vacancies, are filled within thirty (30) days after the date the vacancy occurs. CSC shall ensure that authorized subcontractors have plans to actively recruit and fill vacant positions within the specified time frame.

4.1.7.1 Positions required to be registered as security officers as well as positions that provide food services and health services are deemed critical positions and shall be filled at all times. All posts classified , as critical posts shall be staffed at all times consistent with the Department approved schedule.

                  4.1.7.2 If unforeseen or unavoidable circumstances prevent hiring of positions within thirty
                                 (30) days after the vacancy occurs, CSC shall provide documentation to the Contract Monitor which reflect due diligence on the part of CSC or the subcontractor to fill the vacant position(s) from time of vacancy until the position(s) is filled.

                  4.1.7.3 Failure by CSC to hire positions or fill post vacancies as described above may result in an Event(s) of Default being- declared in accordance with Article X.

4.2 Those positions listed on Attachment #1 of this Agreement reflect the staffing- pattern for all positions funded by per them to include security, non-security, food service, substance abuse treatment services, medical, dental, mental health services as well as positions to be provided by the subcontractor(s) authorized by this Agreement. Prior to CSC's receipt of the first Department inmate, staff hired for the listed positions shall have attended and successfully completed pre-service training required by this Agreement as applicable to each type of position, e.g., security/non-security.

4.2.1 Staffing patterns for providers of medical (to include optometric), dental and mental health services shall be continent upon patient waiting times to be seen by the respective health professional. Medical, to include optometric, dental and mental health providers shall be available for scheduled appointments a minimum of two days per week and shall be on-call and available within 30 minutes of the secure prison, 24 hours per day, 7 days per week for coverage in emergency situations. If waiting times are determined by the Department to be excessive, CSC shall increase the availability of the providers to ensure that waiting times are at acceptable levels, as approved by the Department's Deputy Director, Health Services, or designee. Any costs associated with increased availability of health providers shall be borne by CSC.

4.2.2 CSC shall ensure that mental health services/evaluations shall be provided a minimum of two days per week by a licensed clinical psychologist. A licensed psychiatrist shall be provided as needed or required.

4.3      Services and benefits  similar to those identified in CSC's proposal in
         Section 8 under Personnel Policies and Procedures, shall be available to CSC's employees during the term of this Agreement.

4.4 CSC shall ensure that ACIC/NCIC background investigations as well as , reference checks are conducted and completed prior to hiring any employee, subcontractor, independent contractor or volunteer assigned to the secure prison.

4.4.1 CSC shall be responsible for all costs related to licensure as a security agency and registration of staff as security officers (see paragraph 4.1.4.2) in in accordance with the requirements of A.R.S., Title 32, Chapter 26, Articles 2, 3 and 4, Sections 32-2611 through 32-2637.

4.4.2 The Department shall conduct ACIC/NCIC background investigations for CSC's security and non-security positions at a cost to CSC of $4 per investigation.

           4.4.3 The Department shall supply fingerprint cards for CSC non-security positions at no cost to CSC.

4.4.4 CSC shall be responsible for the cost of fingerprinting non- security staff, to include potential employees, volunteers, subcontractors, independent contractors and the employees and agents of subcontractors and independent contractors who will work at the secure prison.

4.4.5 The Department shall process fingerprint cards for non- security positions at a cost to CSC of $8 per card.

4.4.6 Total cost to CSC for the Department to conduct ACIC/NCIC background investigations and process fingerprint cards for CSC's staff shall be $12 per individual.

4.4.6.1 The Department shall send CSC an invoice documenting each background investigation charge at the end of each month. CSC shall render payment in accordance with Article VI.

4.4.7 The processing of information for non-security positions shall be coordinated by the Department Monitor.

4.4.7.1 The Department Monitor shall provide CSC with approval or disapproval for each name submitted, based on ACIC/NCIC results. If subsequent criminal information is obtained as a result of research relative to the fingerprint card, the Department Monitor shall advise CSC that the individual is disqualified and cannot be employed at the secure prison.

4.4.8 CSC shall ensure that security and non-security positions to include subcontractor positions complete the forms listed below. CSC shall provide the completed forms and information to the Department Monitor. Originals of Form #30400005 and #70501097 shall be provided to CSC by the Department. CSC shall be responsible for duplicating the forms as necessary.

4.4.8.1    Completed fingerprint card, Form FD-258

4.4.8.2        Department Background Investigation Supplement 33, Form
               #30400005

4.4.8.3   Consent to Search Form #70501097

         4.5 CSC staff shall attend Periodic Department meetings to include but not limited to the following:

Meeting                      Frequency              Required Attendance

Administrators               Quarterly              Warden
Corporate Prison Admin        Monthly               Warden
Business Managers            Quarterly              Business Manager
Security Managers             Monthly               Chief of Security
Records Managers             Quarterly              Records Supervisor
Food Service Managers        Quarterly              Food Service Manager

4.6 From time of execution of this Agreement until one year after receipt of the first inmate, CSC shall not be permitted to subcontract any service not authorized by Attachment #3. Subsequent to the prescribed period, if CSC proposes to use a subcontractor in addition to or other than the subcontractor shown on Attachment #3, CSC shall follow the steps prescribed below. The aforementioned time restriction does not preclude CSC from taking necessary corrective action, to include terminating the existing subcontract agreement, if the subcontractor fails to perform adequately. CSC remains responsible for the provision of all services required by this Agreement.

4.6.1 Prior to submittal of information to the Deputy Director, or designee CSC shall ensure that the proposed subcontractor has the staff and resources within its own capabilities to provide the specified services, further subcontracting shall not be permitted.

               4.6.1.1 Each proposed subcontractor, must be able to provide, if requested, appropriately executed documents to reflect the legal formation of their business structure and must remain in good standing with respective entities where business documents are filed. If the subcontractor is incorporated, good standing with the Arizona Corporation Commission must be maintained. Out-of-state firms who are incorporated must file necessary documents with the Arizona Corporation Commission to conduct business in Arizona and ensure a statutory agent is identified in said documents.

               4.6.1.2 Each proposed subcontractor must be in good standing with any state, federal or local agency that has a contracting relationship with the subcontractor. If, during the previous 12 months, any contractor has terminated or otherwise ended the contracting relationship in a manner other than expiration of the contract, the subcontractor may not be approved by the Department.

4.6.2 CSC shall submit all required documentation as indicated below at least 90 calendar days prior to the projected initiation of services in order to acquire Department approval of the proposed subcontracting entity as well as the proposed subcontract agreement. Services shall not be initiated unless approved by the Department. Each request to use a subcontractor shall be accompanied by the following:

4.6.2.1 A statement signed by authorized signatories of CSC and the 'proposed subcontractors reflecting that the subcontractor(s) has read RFP 6702, as well as applicable Department written instructions, the CSC proposal, as defined herein and this Agreement, as each document pertains to the service to be subcontracted. The statement shall indicate that the subcontractor arrears to comply with all requirements to include all security requirements relative to access to the secure prison and completion of employment and criminal history checks for each employee, agent or representative of the subcontractor who will require such access.

               4.6.2.2 Documentation to reflect the qualifications of the proposed subcontracting- entity to include the business name, business address, telephone number, type of service to be provided and the name of a contact person for the proposed subcontractor. Additional information shall include i) written personnel procedures addressing that personnel information listed on page 37 of RFP 6702, ii) a signed statement acknowledging good standing with any Federal, State or local agency as indicated in Paragraph 4.6.1.2 above and, iii) the name of contracting entities who have received services from subcontractor within the last five years; types of services provided for each identified contracting entity; number of clients served for each contracting entity, name of contact person with each contractor who would have first hand knowledge regarding the operation of the services provided by the proposed subcontractor.

               4.6.2.3 The proposed subcontractor must complete Attachment #1 1 Suspension or Debarment Status Certification provided with this Agreement. If the proposed subcontractor has been debarred, suspended or otherwise lawfully precluded from participating in any public procurement activity, the subcontractor shall disclose that information. Failure to provide such information or to complete Attachment #1 I shall result in lack of approval of the subcontractor by the Department.

               4.6.2.4 Certificates of insurance (ACORD Form) reflecting insurance coverages as required by Attachment #8 of this Agreement as well as certified copies of each policy as directed by Article VIII of this Agreement.

4.6.3 CSC shall provide a revised Fee Schedule and Budget Narrative using the forms as provided by Attachment #12 to indicate the costs of the subcontracted services and a revised Attachment #1, Staffing Pattern, listing positions to be provided by the subcontractor(s). If a per them cost adjustment (increase) is required, a formal amendment must be executed in accordance with Article IX of this Agreement. If a cost decrease is required, Attachment #1, 3 and 10 shall be revised. The former Attachments shall be maintained on file to reflect the former Agreement.

4.6.3.1 If a cost adjustment is not required and the subcontractor is by the Department, Attachment #1 Staffing Pattern and Attachment #3 Subcontractors shall be updated to reflect approved chanaes without requiring a formal amendment to the Agreement. The former Attachments shall be maintained on file to reflect the previous agreement.



Staff Training

4.7     CSC shall be required to provide staff training as follows:

        4.7.1 Pre-service security officer training for personnel hired for designated security officer positions (See Paragraph 4.1.4.2).

4.7.1.1 Attachment #4 of this Agreement lists the Functional Areas and Course Titles to be contained in the pre-service training for security officers. All courses, except those marked with an asterisk shall be taught in accordance with Department provided curricula and lesson plans. Those Course Titles marked with an asterisk may be taught utilizing CSC's curricula and lesson plans, subject to approval by the Department's Administrator, Staff Development/Training Bureau or designee.

4.7.2      Required and optional pre-service non-security training courses
           (New Employee Orientation [NEO]) are listed in Attachment #5. Department curricula and lesson plans shall be utilized for the required courses. Curricula for optional courses may be developed by CSC, subject to content being approved by the Department's Administrator, Staff Development/Training Bureau.
           On the first day of employment, new employees, volunteers, subcontractors, independent contractors, etc. shall receive at least Phase I of the required training, i.e., Initial Orientation and Occupational Safety. Phase 11 of the required training shall be
           presented  within  sixty  (60)  days  after  the  initial   training.
           Employees who will have significant contact with inmates shall be scheduled for Communicable Disease, Basic Life Support and First Aid training within sixty (60) days after their date of hire.

4.7.3 The Department shall provide to CSC, at no cost, copies of video tapes developed by the Department for staff training purposes. CSC shall purchase direct from identified vendors any other video tapes required for staff training. The Department shall provide CSC with the address and telephone number of designated vendors.

           4.7.4 Refresher training shall be provided annually to all staff to include subcontractor(s) and their employees, agents or representatives. Security Officers shall be required, as part of the annual training to receive the below listed refresher training at the frequencies indicated. Basic Life Support and First-Aid refresher training shall be provided as indicated to all staff who have continual contact with inmates.

4.7.4.1        Non-Lethal Weapon Certification (annually)

4.7.4.2        Basic Life Support (every 2 years)

4.7.4.3        First-aid (every three years)

4.7.4.4 Use of Force (annually)

4.8 All Department training information (curricula, lesson plans, computer disks, etc.) provided to CSC is proprietary information and CSC shall utilize the information only for purposes of this Agreement. CSC shall not disseminate the information to others for any purpose.

4.8.1 If, during the term of this Agreement, the Department makes subsequent chances to the curriculum, copies of said changes shall be provided to CSC. CSC shall return all media, to include any copies made by CSC, no longer applicable as a result of the change within thirty (30) days after the change is implemented.

           4.8.2 Within 45 days after termination of this Agreement, all documents, computer disks, manuals, etc. provided to CSC by the Department as well as all copies made by CSC shall be returned to the Department.

         4.9 CSC's instructors must be certified by one of the following before providing training.

         4.9.1 Arizona POST (Peace Officer Standards and Training) Staff Instructor

         4.9.2      Arizona Department of Corrections Staff Instructor

         4.9.3   Other - as approved by the Department

4.10 The Department, if requested, may provide instructor certification training for CSC in the following areas. Participation by CSC staff shall remain at the discretion of the Department.

           4.10.1 Staff Instructor - Instructors who must attend and successfully complete a 16 hour instructor training program conducted by a senior instructor in order to be recommended for certification. An evaluation by a Senior Instructor is required every three years to maintain certification.

           4.10.2 Senior Instructor - Instructors who are required to attend and successfully complete an initial 40 hour training program conducted by a professional trainer. Completion of the program will qualify senior instructors to conduct training and recommend certification for regular instructors. Senior Instructors must complete an 8 hour professional instructor training course every three years and are required to teach 36 hours each year to maintain their certification.

4.10.3 Specialty Instructors - Instructors who have received additional training in specialty areas, e.g., Basic
                  Life Support (BLS), Firearms Qualifications training, First Aid, Cultural Diversity, Incident Management
                  System, etc. In addition to maintain staff Instructor certification, Specialty Instructors must maintain certification in their specialty area, depending on course requirements.

4.11 CSC shall submit the following information to the Department Monitor within sixty(60) days prior receipt of the first inmate. Any changes to the initial training plan after approval by the Department shall be submitted by CSC at least 30 days prior to a scheduled training, session.

            4.11.1CSC's plan for the  provision  of  security  and  non-security
                  pre-service   training  to  include  at  least  the  following
                  information:

                                    4.11.1.1    Location where training will be
                              provided, including OJT training.



               4.11.1.2       Time frames for presentation of the training,

               4.11.1.3 A description of the instructional methods to be used, e.g., lecture, video tape, workbooks, etc.

               4.11.1.4       A  description   of  CSC   recordkeeping   methods
                              relative to staff training to include samples of forms, computer data, etc.

               4.11.1.5 Curricula and lesson plans for required courses of non-security preservice training as well as curricula and lesson plans for any other courses CSC may provide at their option.

               4.11.1.6 A description of how and where medical, physical and psychological examinations shall be provided.

               4.11.1.7 Curricula and lesson plans for those course titles marked with an asterisk as shown on Attachments #4 and #5.

               4.11.1.8 Identification of the instructors that will be used to teach each course to include:

                                    The name of each instructor.

                                    Qualifications of each instructor by type of certification.

                                    Date    certification   was   received   and
                                    subsequent refresher courses completed, if any (applies to law enforcement training only).

                                    List of course topics each instructor will teach.

4.12     CSC shall submit to the Department Monitor an Annual
         Training Work Plan for inservice training within sixty (60) days prior to the need to deliver in-service training.
         Subsequently the Annual Training Work Plan shall be provided no later than May 15 of each year of the term of the Agreement and period of renewal, if any. The Annual

         Training Work Plan shall be submitted in the following format:

               4.12.1          Work plan introduction
               4.12.2          Institutional demographics
               4.12.3          Needs assessment
               4.12.3.1        Line staff needs.
 .              4.12.3.2        Supervisor/Manager needs.
               4.12.3.3 Department needs and mandates, including required training
               4.12.3.4        Institutional needs and mandates.
               4.12.4          Annual calendar for trail
               4.12.5          List of certified instructs
               4.12.6          Training recommendation
               4.12.7          Approval/signature page

4.13 The Deputy Director, or designee, in conjunction with the Department's Administrator, Staff Development/Training Bureau, shall respond in writing to CSC indicating approval or disapproval within thirty (30) days after receipt of the information.

           4.13.1 If any proposed training segment is disapproved, reasons for such disapproval shall be stated and CSC shall be allowed to make required changes and resubmit the proposed training segment within thirty (30) days after receipt of the disapproval.

4.14 The Department shall provide two components of training to CSC staff prior to the assignment of the first inmate to the secure prison, as listed below. CSC positions with duties assigned relative to the specialty training topics are critical to the successful operation of the secure prison. CSC staff in positions with duties assigned relative to the inmate systems shall be expected to develop a basic understanding of the various systems and to be knowledgeable of the role each position shall serve relative to each inmate system.

4.14.1 Specialty Training

4.14.1.1 Management Information Services: Training on the Department's Adult Information Management System (AIMS), i.e., system access, data entry requirements, system security. The Department will provide any refresher training resulting from changes made to the system.

4.14.1.2          Inmate Records: Training on the requirements and
               processes for maintenance of inmate records as well as responsibilities of record-keeping personnel.
               Inexperienced CSC records staff shall be required to participate in six [6] weeks of training in an ADC prison prior to receipt of the first inmate. The trainer may then spend up to an additional week at the CSC facility with the trainee(s).

4.14.1.3 Inmate Accounting System: Training specific to the management of inmate funds, i.e., deductions from inmate wages, discharge and clothing allowances, and Work Incentive Pay Plan (WIPP). CSC's Inmate Accounting System staff shall be required to participate in one week of training- in an ADC prison prior to receipt of the first inmate.

4.14.1.4 Case I work Management Training: This training is specific to the duties and responsibilities equivalent to those performed by the position of a Correctional Officer III with the Department. Staff assigned case management duties will be required to participate in four (4) weeks of on-the-job training in a Department institution.

4.14.2 Inmate Systems

4.14.2.1          Inmate classification system: This training will
               provide staff with the basic understanding of the Department's Inmate Classification system.

4.14.2.2 Inmate disciplinary system: This training,, will provide staff with an understanding of the inmate disciplinary process, the rules of discipline, and their role in the enforcement of the rules of discipline.

4.14.2.3 Inmate grievance system: The training will provide staff with an understanding of the inmate grievance process and their role in the process.

           4.14.3 Initial training for the specialty training and inmate systems as well as supplemental training required due to the introduction by the Department of procedural revisions shall be provided by the Department at no cost to CSC. The Department shall furnish to the CSC Warden at the conclusion of each training, technical manuals or curriculum for use by CSC in the provision of training to replacement staff or as refresher training, except for training for the Inmate
           Accounting System. Technical manuals relative to the Inmate Accounting System shall be used by CSC staff relative to required procedures. The Department shall not provide further no cost training to CSC staff.

4.14.3.1          CSC shall not be required to train staff relative to the In-
               mate Accounting System. Department Central Office staff shall provide initial training and necessary supplemental training to those CSC staff assigned responsibilities for inmate accounting activities. The Department shall charge CSC as described below if requested to repeat Inmate Accounting System training for the same CSC staff within six months after a training session has been conducted.

             4.14.4 CSC requests to the Department for training relative Specialty Training or Inmate Systems in excess of what is described above shall require, if approved, CSC to reimburse the Department for staff time and any other associated costs, e.g., travel expenses and overtime (as such costs are applicable). The Department shall, within thirty (30) days after training is provided, invoice CSC based on actual costs as determined from travel receipts, Positive Attendance Reports (PAR) and salary for each employee providing training. CSC shall submit payment to the Department within ten (10) days after receipt of invoice at the following address:

         Arizona Department of Corrections
         Attention: Administrator, Bureau of Business & Finance
         1601 West Jefferson Mail Code 210
         Phoenix, Arizona 85007

4.14.5 A CSC staff vacancy in a position providing- services required by the specialty training topics will severely impact the management of the assigned inmate population. CSC shall ensure that adequate numbers of CSC staff are trained and have the knowledge, skills and ability to complete daily tasks required for the specialty training topics. CSC shall be responsible for the adequacy of the CSC provided training, e.g., qualifications of trainers, timeliness of each training segment and presentation, based on Department provided technical manuals and curriculum. Failure on the part of CSC to provide the required staff or the required training may result in an Event of Default being declared in accordance with Article X.

4.15     CSC  staff,  approved  by  the  Department,   may  participate  in  the
         Department Train-theTrainer program to allow CSC staff to provide on-going training in technical areas as authorized by this Agreement.

4.16 CSC shall hold the Department, harmless from liability claims of third parties arising recruitment/hiring/staff training,, processes set forth in this Article.

                                    ARTICLE V
                       PROVISION, OPERATION AND MANAGEMENT

                              OF THE SECURE PRISON

5.1 CSC shall construct the secure prison's infrastructure and support systems as soon as possible in accordance with the segments of time specified in CSC's milestone chart as submitted on November 6, 1996. The Department may declare an Event of Default, as permitted by Article X of this Agreement, if any time segment specified in CSC's milestone chart is not met and a Force Majeure occurrence has not been declared.

5.1.1 The secure prison shall be constructed by CSC's architect and construction contractor in accordance with the Contract
           Documents for the project as defined in the Fourteenth
           Edition of the AIA Document A201 - General Conditions for contracts for construction, as well as Department requirements and applicable laws, rules, standard, codes, etc., as specified in Article III, Paragraph 3.5. 1.
           Simultaneous submission of the Contract Documents by CSC to the local planning and zoning office and to the Deputy Director shall occur. The secure prison shall be located on an 18 acre site in Pinal County within the city limits of Florence, Arizona as described in
           Article III and shall have,, at least:

5.1.1.2 One 14 foot loop top perimeter fence with "no-climb" (1/4 inch hardware cloth) at the top six (6) feet of the fence on the inside. The mesh at the bottom of the fence shall be embedded in a concrete base.

             5.1.2.3 Eighteen inch (18") razor wire on the top of the fence at feast at , those points where the perimeter fence abuts to a building and where. fences adjoin the perimeter.

5.1.3.4 Adequate security to ensure that inmates remain within the perimeter and to prevent access by the general public.

5.1.4.5        Secure locks on all outside doors.

5.1.5.6    A par course.

5.2 Notwithstanding the milestone chart referenced in Paragraph 5.1 above, CSC shall, after receipt of notice to proceed from the Department, use due diligence to construct the secure prison within the stated time frames.

5.2.1 It is understood that the CSC proposal was submitted and contract award was made with the understanding that the

           Town of Florence sewer system would serve the secure prison. On November 5, 1996 CSC and the Department received notice from the Town of Florence that there was not adequate capacity within the existing sewer lines to accommodate the secure prison as well as other users and, that until the problem was resolved by the Town of Florence, the secure prison could not be connected to the sewer system. It is mutually agreed that it is critical to both parties for this project to progress in a timely manner. CSC will work with the Town of Florence toward a solution that allows the secure prison to be connected to the Florence sewer system. There shall be no costs to the Department for CSC to rectify this problem.

5.2.2 The secure prison shall be constructed solely for the purpose of housing and the treatment of inmates assigned to the secure prison by the Department. CSC shall not house other jurisdictions within the secure prison and shall not in any way alter the size, configuration or mission of the secure prison nor allow the perimeter fence of the secure prison to be adjoined to another facility without a formal amendment to this Agreement.

5.2.3 During the construction phase, CSC shall provide to the Department's Contracts Administration Office via the assigned Department Monitor, one copy of each approval required by statute or regulation received from a regulatory agency and one copy of each waiver granted.

5.2.4 When notified in writing by CSC that the secure prison is ready to receive inmates, the Department shall transport a mutually agreed number of inmates to the secure prison at agreed upon intervals. CSC's written notice shall be directed to the Deputy Director, or designee with a copy to the Department's Contracts Administration Office.

5.2.4.1 The number of inmates delivered shall be determined by the Department with consideration of the capability of CSC and the secure prison to accept the inmates, e.g., receipt of certificate of substantial completion from CSC's architect, prison capacity, adequate staffing levels, adequate security systems and - inmate management services to accommodate the inmates.

5.2.5 Subsequent to initial occupancy, the Department shall deliver inmates as CSC notifies the Department Monitor of availability of beds.

         5.3 CSC shall maintain the secure prison in accordance with existing federal, state and/or local building,, health, safety and fire codes. The secure prison shall meet ACA Standards and ADAAG as each is defined herein.

5.3.1 The Department shall not assume any expense for the maintenance of the physical structure or any tangible personal property attached to or contained within the secure boundaries and physical plant of the prison.

               5.3.1.1 If the secure prison is damaged or destroyed by fire or acts of nature during the term of this Agreement, CSC shall be responsible for all costs to rebuild, restore or repair the secure prison, including costs to relocate and manage the assigned inmates during repair or restoration. CSC relocation and management of the assigned inmates shall be subject to Department approval.

5.3.2 CSC shall be responsible for all costs to correct potential or real risks as such relate to the secure prison structure or the secure perimeter.

5.4 CSC shall provide buildings equipment, materials and personnel necessary for the housing of assigned inmates as well as for the maintenance and repair of the secure prison.

         5.5 The Department shall have sole authority to determine: (i) which inmates shall be assigned to the secure prison; and (ii) whether an inmate shall be removed from the secure prison after initial assignment. Such determinations may be based on, among other things, the Department's inmate classification system, the screening criteria relative to the secure prison, the committing- offense and the inmate's ability to participate in CSC treatment program as each factor is applicable to RTC or DUI inmates.

5.6 CSC's security manual, procedures and post orders as required by Department Service Specifications, Objective
         III.  E. shall include at least:

5.6.1 A "secure" armory, i.e., hardened walls and ceiling, to store non-lethal weapons, ammunition and chemical agents in compliance with Department written instructions. Plans for hardening the armory shall be subject to review by the Deputy Director prior to issuance of a notice to proceed.

5.6.2 In accordance with the Department's Incident Management System, CSC shall remain in control of the situation until relieved by the Department.

5.6.2.1 Agreements with local law enforcement authorities may be executed. The Agreements shall stipulate that such authorities shall assist in providing outside perimeter security, but shall not enter the secure prison to assist in controlling the inmate population. Such Agreements shall be submitted to the Deputy Director, or designee; for review and approval prior to execution.

5.6-2.2 Providers of firefighting and emergency medical services shall have access to the secure prison during emergency situations as requested by CSC and in accordance with CSC's security requirements.

           5.6.3 Direction to staff regarding the use of restraints and physical force in accordance with the Department's Use of Force Policy in relation to at least the following circumstances:

5.6.3.1        On the grounds of the secure prison

5.6.3.2        Supervising inmates outside the secure prison

5.6.3.3     At times of an escape

Inmate Management Services

5.7 CSC's institutional orders and post orders shall address each category listed under Objectives III through VI of the Service Specifications. Institutional orders and post orders regarding the inmate management services identified below shall incorporate the requirements herein as well as the requirements of Department written instructions.

5.8 Transportation - Eligible inmates shall be transported to the secure prison by the Department. The Department shall also transport any inmate(s) being returned to the Department. CSC may be required to transport inmates who are returned to the Department if the transportation does not correspond to the Department's normal transportation schedule.

5.8.1 Department or County Sheriff personnel shall transport inmates to the appropriate Court jurisdiction relative to detainees for new charges.

5.8.2 Department staff shall transport inmates who are transferred from the secure prison to increased custody within the Department prison system.

5.8.3 CSC shall provide all other transportation services for inmates assigned to the secure prison to include operational support of the secure I e prison and transportation services described below:

5.8.3.1 Delivery and pick up of inmates assigned to outside work assignments, unless the Department is able to negotiate alternate transportation arrangements in agreement with outside entities.

5.8.3.2 Delivery and pick up of inmates for outside court, hospital, medical, dental, mental health appointments, etc.

5.8.3.3   Emergency medical transportation.

 5.8.3.4  Any other transportation needs of the secure prison.

         5.9 Management Information System (communicating, inmate records, data processing and information services). CSC shall emulate existing Department computer equipment as described in the computer equipment as authorized staff shall allow CSC Computerized Adult Information Men
         (AIMS) relative to those inmates assigned to the secure prison. CSC's computer hardware shall be located in a secure area of the prison to ensure access only by personnel authorized by the Department. CSC shall provide, at no cost to the Department: (i) one dedicated printer and one check protector for the purposes of inmate banking,-; (ii) at least one computer terminal to be used exclusively for inmate banking.

5.9.1 Prior to system access, CSC shall submit a listing of staff names for security password clearance. Identified staff shall be required to attend training provided by the Department relative to the basics of AIMS. Only authorized staff of CSC shall be permitted to use AIMS.

5.9.1.1 Department MIS staff shall perform periodic audits relative to system access.

5.9.2 Data contained in the Department's AIMS System shall not be downloaded to CSC's independent information system.

5.9.3 The Department shall deliver special purpose records to the secure prison at the time each inmate is delivered. Any document or information maintained in the special purpose records which is also maintained in the Department's official Master File is subject to the same privacy and security regulations as the Department's Master File.

5.9-3.1     CSC shall maintain confidentiality in accordance with
A.R.S. 31-221, Master Record File: information from other agencies; confidentially of files as well as Paragraph 7 of the General Provisions of this Agreement.

               5.9-3.2 Special purpose records provided by the Department are to be maintained in a locked and secure area with limited access in accordance with Department written instructions.

           5.9.4 The Department's special purpose records are transferred through the correctional system with the inmate; therefore, CSC is required to maintain such records in good order and in the format required by Department written instructions. Upon an inmate's release from the secure prison either by transfer to another Department shall be returned to the Department.

5.9.5 CSC shall be required to maintain electronic data as well as manual inmate records in accordance with Department written instructions. The establishment and maintenance of inmates files (electronic or hard copy), other than those specifically authorized by Department written instructions, is prohibited.

5.9.6 CSC shall utilize the Department's Inmate Accounting System and shall be accountable for inmate banking transactions from the date of receipt of an inmate until the date the inmate is released from the secure prison and the account is closed.

5.9.7 It is expressly understood that pursuant to Paragraphs 7 and 8 respectively of the General Provisions provided with this Agreement and the requirements of A.R.S. 35-214, CSC shall be required to ensure confidentiality of information maintained. All source documents and other relevant hard copy records relating to in-mate banking transactions shall be maintained by CSC during the term of this Agreement, and for five (5) years after the date of termination or expiration of this Agreement.

5. 10 Inmate Work Activities

                5.10.1 Prison Work  Activities - Inmates  assigned to the secure prison shall be required to work in compliance with A.R.S. 31-251 Hard labor require of prisoners; labor classification; definition. All prison work activities shall be performed within the perimeter of the secure prison, except that the Department may consider, consistent with Department written instructions, allowing selected inmates to work outside the secure perimeter of the prison. CSC shall comply with A.R.S. 31-251 by implementing a Prison Work Program whereby jobs within the secure prison will be created for RTC and DUI inmates.

                5.10.1.1 The Department Monitor shall approve the jobs identified in CSC's Prison Work Program and the allocation of said jobs by skill level to ensure that each is in compliance with Department objectives regarding pay and work assignments. After initial approval of jobs, skill levels and wages, changes shall not be initiated by CSC without prior written approval of the Department Monitor.

  5.10.1.2 Wages earned by inmates participating in the Prison Work Program shall be in compliance with Department written instructions, regarding inmate wages.

  5.10.1.3 During the term of this Agreement, CSC shall process inmate payroll sheets for payment of inmate wages on a bi-weekly basis and in accordance with the inmate accounting system. All payroll sheets are to be processed through the Department's Contract Monitor for verification of payroll charges prior to submittal to the CSC inmate banking technician.

5.10.1.4 Each month, during the term of this Agreement, a list of all jobs within the CSC Prison Work Program shall accompany the second inmate payroll request. The list shall indicate which jobs have been filled during the last thirty-day period, total inmate wages earned for each job, and the average wage earned for the thirty-day period. The list shall also identify any problems or concerns CSC may have regarding the Prison Work Program in any given thirty-day period. The Department Contract Monitor may request CSC to provide additional information to verify that the CSC Prison Work Program is meeting the intent of A.R.S. 31-251 and the mission of the secure prison.

The Department Monitor shall immediately advise the CSC Warden of concerns identified in review of the monthly listing of inmate jobs, average pay or level of work activity based on the content of the report or based on observation of inmate performance as part of the routine monitoring of inmate activity within the secure prison.

5.10.2 Inmate Work Agreements - Work activities authorized by multiparty agreements between and among the Department, CSC and other entities that will allow provision of inmate labor off the grounds of the secure prison (A.R.S. 31252 or A.R.S 41-1624.01).

5.10-2.1          Entities interested in using DUI labor shall be
               identified. Negotiations conducted by the Department regarding such agreements shall include concerns of CSC.
               The Department shall be responsible for preparation, finalization and maintenance of all DUI inmate work agreements generated in support of the secure prison. This does not restrict CSC from seeking and developing work arrangements for Department consideration.

5.10.2.2       CSC shall be responsible, if required by the terms of each inmate
               work    agreement,    for   providing    security    supervision,
               transportation, lunches, etc., for such work activities.

5.10.2.3 CSC shall be responsible for ensuring the provision of medical services for injuries or illnesses incurred by inmates while participating in a work program, contracted or other-wise, unless otherwise specified in an agreement.

Emergency medical services required due to an injury or illness that occurs at a contracted work site may be provided or arranged for by the work Contractor in order to protect the life or limb of an inmate.

5.11 Inmate Education Services shall be provided in accordance with Department written instructions and the requirements set forth in the Secure DUI Service Specification provided as Attachment #1 to RFP 6702.

        5. 11. CSC shall ensure the availability of a certified GED tester at no extra cost to the Department.

5.11.2 CSC shall be required to comply with the requirements of A.R.S. 31-229, Functional Literacy Program: Evaluation;
Certificate: Exemptions; Wages; Definition

5.11.2.1          The Department shall administer an educational
               evaluation in accordance with the requirements of A.R.S. 31-229, to include a standardized assessment test, prior to assignment of an inmate to the secure prison.

5.11.3     CSC's education  services for DUI inmates shall include,  in addition
           to  the  Functional  Literacy  Program,  the  following   educational
           components:

5.11.3.1          GED Preparation - To be provided to DUI inmates who do
               not have a high school diploma or GED. The classes shall be conducted by a DOE certified instructors

5.11-3.2 Life Skills - Classes shall be open-entry/exit and self-paced.

5.11.3.3 Release Preparation - Classes shall be open-entry/exit and self-paced.

5.11.4            During the term of this Agreement, CSC shall endeavor
           to utilize the resources of a local Community College District via contract or grant to enable District instructors to provide the educational services described herein, thereby affording more economical service to the Department. CSC shall provide information as required by
           Article IV, Paragraph 4.1.6 and Paragraphs 4.6 through
           4.6.3.1 on all positions.

5.11.4.1       Any per them rate  reduction as a result of  utilizing  Community
               College  District   instructors   shall  not  require  a  written
               amendment.

           5.11.5 Inmates shall not be paid for participation in the Functional Literacy Program or any other educational program provided by CSC.

         5.12 shall be provided for all assigned inmates by CSC in accordance with Department written instructions. An institutional chaplain or equivalent shall be on duty eight (8) hours each Saturday and Sunday. The chaplain shall be hired in accordance with the requirements of
         Article IV, Recruitment Hiring

         5.13 Inmate Clothing, including replacement clothing, shall be provided by CSC in accordance with Department written instructions. Personal clothing consistent with the referenced policy can be worn by assigned Inmates.

5.13.1       The Department  shall provide  discharge  allowance for clothing to
             eligible   inmates   in   accordance   with   Department    written
             instructions.

         5.14 Food Services shall be provided. by CSC in accordance with the requirements contained in RFP 6702.

5.14.1            CSC shall evaluate the food service delivery operation
           within 60 days after the close of the first year of this Agreement. The evaluation shall include an analysis, on a monthly basis, of at least the following: number of meals prepared, number of meals served, amount of waste, economy of food usage, inmate complaints regarding food service, quality of food content, menu content and the per meal costs. The completed evaluation shall be provided to the Department Monitor.

               5.14-1.1   If the evaluation demonstrates the need for a
               cost increase relative to the provision of food services, said change shall be made in accordance with A.R.S. 41-

               1609.01 E. and Article IX of this Agreement. If a need for a cost decrease is presented, CSC shall provide the Department Monitor with completed Fee Schedule and Budget Narrative forms provided as Attachment #12 to this In Agreement, along with an explanation of the decrease and the proposed reduced per them rates. The Department Monitor shall forward the request to the Deputy Director for approval/disapproval. A formal amendment shall not be required for a cost decrease.

           5.14.2 Meals shall be provided which follow the Department's six week cyclical menus and that meet the Department's Standard Menu Nutritional Guidelines. Department shall be used for all raw foods used in preparation of meals. Changes relating to food specifications and the cyclical menu must be approved by the Department in writing prior to implementation excepting those infrequent situations where unavoidable delays in shipments of food products require innovative short-term actions by CSC. In these situations a report shall be submitted to the Department Monitor for review. The Department's specifications and menu shall be updated to reflect any approved long term change. The Deputy Director shall approve/disapprove any chances.

           5.14.3 The Department reserves the right to require CSC to effect changes in the food service operation at any time during the term of this Agreement, if provided services are determined by the Department to be inadequate.

5.15 earth Services shall be provided by CSC, to include medical, optometric, dental, pharmaceutical and mental health services. Health services shall be provided by the subcontractor shown on Attachment #3 in accordance with: (i) existing community standards of care and the requirements contained herein; (ii) those requirements specified in RFP 6702; and (iii) Department written instructions relative to the provision of Health Services which CSC has received from the Department.

5.15.1 CSC shall provide Registered Nurses, to serve as the Head Nurse who shall work 40 hours per week, on-site at the secure prison and shall be available on call, 24 hours per day, 7 days per week to provide coverage of the secure prison for emergency situations. Shift nurses may be Registered Nurses or Licensed Practical Nurses. Nurses shall be trained in emergency First-Aid and possess Red Cross, certification to perform Basic Life Support.

               5.15.1.1 CSC shall ensure inmate access to non-emergency health care a minimum of five (5) days per week. Inmates in detention status shall have non-emergency health care available seven (7) days per week.

5.15.1.2 Staffing patterns for providers of medical, optometric, dental and mental health services shall be in accordance with Attachment #1 and requirements set forth in Article IV of this Agreement, Recruitment and Hiring. CSC shall provide a licensed clinical psychologist to provide Mental Health Services.

5.15.1.3 CSC shall ensure that health service staff shall not be used to collect urine samples for the purpose of testing for illegal substances as part of the institution monitoring and surveillance program.

5.15.1.4 CSC shall identify any inmate(s) who becomes seriously mentally ill after assignment to the secure prison and advise the Department Monitor who shall coordinate appropriate action with Department health staff-relative to the identified inmate(s).

5.15.2 CSC shall ensure that, whenever possible, medications prescribed by health providers shall comply with the Department's formally.

5.15.2.1 Medications shall be packaged either in unit dose, daily dose or weekly amounts, depending upon the type of medication.

5.15.3 CSC shall enter into contracts with hospitals located within 30 minutes transport time from the secure prison in order to ensure the availability of emergency services 24 hours per day, 7 days per week. CSC shall ensure availability of services with a hospital capable of providing a secure ward to house inmates in need of in-patient care and treatment.

5.15.3.1 CSC shall, consistent with Departmental written instructions, be responsible for providing security staff coverage at the hospital for inmates transferred for in-patient or out-patient care.

5.15.4            CSC shall ensure availability of emergency medical
           transportation to handle emergencies as they occur.

5.15.5 Medical records provided by the Department to CSC shall be maintained in a secure, locked area.

               5.15.5.1 CSC shall duplicate Department medical record forms for inclusion in the inmate medical record while the inmate is assigned to the secure prison.

           5.15.5.2 Information contained in a medical record shall not be released to I anyone who is not legally authorized to receive it. Health and mental health records shall not be made available to security staff.

5.15.6            Except for assigned RTC inmates, the Department shall
           assume high cost health care in cases where CSC has incurred costs which exceed $10,000 for a single diagnosis per inmate per contract year. As used herein, "diagnosis" shall mean the determination of the nature of a disease or injury. Multiple diseases or injuries arising, from the same event or root cause shall be considered a single diagnosis, whether such diseases or injuries occur at the same time or at separate times. An inmate whose health care costs fall into the category of high cost shall be returned to a Department institution or contracted medical care facility after CSC has incurred cost in excess of $10,000 as described above, or as soon thereafter as feasible.

               5.15.6.1 CSC shall pay for an inmate's "high cost health care" (defined in Paragraph 5.15.6) up to $10,000 and return an invoice reflecting any balance over $10,000 to the medical provider to forward to the Department for payment.

5.15.6.2          Any non-emergency medical care for an inmate which
               requires hospitalization shall require compliance with the Department's outside review committee procedures and meet the Constitutional mandate of the 8th and 14th amendments. Prior to initiation of service delivery, CSC's primary medical care provider shall participate in the Department's Health Services Provider Orientation Program.

               5.15.6.3 Regarding RTC inmates, the Department shall pay for costs of hospitalization of RTC inmates admitted after emergency medical treatment and for medical costs of RTC inmates with chronic conditions requiring regular medical examinations and/or treatment. The Department shall assume supervision of RTC inmates admitted to the hospital within eight (8) hours after admission. For the purpose of this Agreement, the following conditions are considered chronic: Cancer, Insulin Dependent Diabetes, Seizure Disorders, Heart Disease, Respiratory Disease, Tuberculosis, HIV/AIDS, Serious Mental Illness (as defined by Department written instructions). The inmate's health condition shall be determined by the Department's Health Service staff.

5.15.7 CSC shall provide quality assurance and utilization review activities and processes relative to the delivery of inmate health services as described in
Section 11 of CSC's proposal, Quality Assurance Program, page 16 of 18.

5.15.7.1 Statistical data relative to the utilization of health services shall be -maintained by CSC who shall prescribe the collection of basic health, mental health and dental service information, utilization, summary, program cost and time distribution data.

 5.15.8 CSC shall charge inmates for Healthcare services in accordance with A.R.S.31-201.01 and Department written instructions.

         5.16 Substance Abuse Treatment Services shall be provided by CSC. Services shall be provided by qualified staff in accordance with the guidelines and requirements stated in RFP 6702. Bilingual counselors capable of providing services in Spanish and English using materials provided in both languages shall be available in numbers required to be effective with a 400 bed DUI prison population.

         5.17 Inmate Welfare and Benefits Fund (W&B Fund) - the secure prison shall have a W&B Fund managed by CSC to be used for the benefit of assigned inmates. The account shall be funded from profits resulting from the sale of commissary goods and from revenues received by CSC from the Department's vendor for use of the inmate telephone system.

           5.17.1 CSC shall manage the W&B Fund in a manner identical to the manner in which the Special Services Fund is managed by the Department and consistent with the provisions of written instructions which govern the Special Services Fund.

5.17.1.1 Monies earned by CSC from the inmate telephone system shall be forwarded from the vendor of the Department's inmate telephone system directly to CSC for deposit in the W&B Fund.

               5.17.1.2 Net income from the sale of commissary goods is to be distributed to the W&B Fund as shown under Inmate commissary, Paragraph 5.19.2.

               5.17.1.3 At the conclusion of this Agreement, whether due to expiration or termination, all remaining capital and inventorial equipment which was purchased with W&B funds shall be transferred to the Department.

           5.17.2 CSC shall, at least ninety (90) days prior to acceptance of the first inmate, submit for Department approval written institutional orders supporting the management of the W&B Fund to include directions relative to the use of a competitive bidding procedure for purchases from the W&B Fund.

           5.17.3 During the term of this Agreement, the Department shall review all proposed CSC expenditures from the W&B Fund relative to compliance with all related Department written instructions and to assure that security and safety issues are not compromised by a proposed purchase. Such review by the department shall not be considered to be an approval of any purchase or of any fiscal issues relating to the W&B Fund or purchases therefrom.

5.17.3.1 Costs for the operation of the inmate commissary may be paid by CSC from the W&B Fund, e.g., salary costs of a Commissary Manager, equipment required to provide commissary goods to inmates such as ice machines, freezer boxes, etc.

5.17.3.2 Major purchases by CSC with W&B Funds shall require the use of competitive sealed bidding processes that conform to standard procurement practices. Major purchases are defined as:

               Purchases estimated to cost in excess of $5,000, which shall require multiple written quotations.

               Purchases estimated to cost from $1,001 to $5,000 which shall require multiple verbal or written quotations.

5.17.3.3 Purchases made with monies from the W&B Fund must conform to and be consistent with the types of items authorized for purchase from the Department's Special Services Fund.

5.17.4 After one year of operation, the financial status of the W&B Fund shall be reviewed by CSC and the Department to determine whether adequate funds are available to accommodate per them expenses in the form of costs for recreational and library supplies and equipment. If it is mutually agreed that adequate monies are available within the W&B Fund to accommodate such expenses, the per them rates shown on Attachment #10 shall be reduced to reflect the transfer of the expenses to the W&B Fund.

5.17.4.1          Any reduction in per them shall be verified by
               submittal by CSC of revised Fee Schedule and Budget Narrative forms, as provided by Attachment #12, to reflect removal of such expense items from the per diem. The completed Fee Schedule and Budget Narrative forms shall be submitted to the Deputy Director, or designee with a copy provided to the Contracts Administration Office in accordance with time frames stipulated by the Department.

5.17.4.2 The Deputy Director or designee shall review the CSC documents and request, if necessary, additional information. A revised Attachment #10 shall be prepared by the Contracts Administration Office to reflect the mutually agreed reduced per them rates.

5.17.4.3          The revised Attachment #10 shall replace the existing
               Attachment; however, the former Attachment shall be retained on file to reflect the former agreement. A formal written amendment shall not be required to accommodate a reduction in per them due to transfer of expenses from per them to the W&B Fund, unless such reduction impacts programmatic aspects of required services. If required services are impacted, a formal amendment as required by Article IX shall be required.

5.17.5 CSC shall provide to the Department's Administrator, Bureau of Business & . Finance, all financial reports required by Department written instructions. A copy of each report shall be provided to the Department Monitor.

           5.17.6 In the event this Agreement is terminated as permitted herein, CSC shall return all funds deposited in the secure prison's W&B Fund along with the close-out Special Services (A&R) Fund Report to the Department at the following address:

                            Department of Corrections
                Attn: Administrator, Bureau of Business & Finance
                          1601 West Jefferson, M/C 210
                             Phoenix, Arizona 85007

5.18 Inmate Telephone System - Inmates assigned to the secure prison shall have access to an inmate telephone system. For reasons of security, the same in-mate telephone system and vendor as used by the Department shall be used by CSC.

         Inmate telephone services shall be made available in a manner identical to that described in Department written instructions.

           5.18.1 Revenues earned as a result of CSC use of the inmate telephone system shall be directed from the Department's vendor to CSC for deposit in the W&B Fund to be used for the benefit of the assigned inmates.

           5.18.2 CSC shall, at least ninety (90) days prior to acceptance of the first inmate, submit for Department approval written institutional orders regarding the provision and use of the inmate telephone system to include use of revenues received as a result of use of the telephone system.

5.19 Inmate Commissary - Inmates shall have access to a commissary for purchase of goods. Items sold in the commissary shall include items as described in Department written instructions, but for reasons of security, may not include any additional items.

5.19.1 The maximum allowable mark-up of goods for sale in the commissary may not exceed ten percent (10%).

5.19.2 Net income from the sale of commissary goods shall be distributed as follows:

5.19.2.1          Fifty percent (50%) for reimbursement to CSC for
               initial commissary capitalization.

5.19.2.2          Fifty percent (50%) to the W&B Fund.

5.19.2.3          Upon reimbursement of CSC's initial commissary,
               capitalization, 1 00 % of the net income earned. from the sale of commissary goods shall be deposited to the W&B Fund.

5.19.3 CSC may have access, through the Department's Central Office Purchasing Manager, to State contracts for goods to be sold in the commissary. Use of State contracts is not required and CSC may negotiate directly with suppliers in accordance with Department written instructions and guidelines provided herein. It is the expectation of the Department that commissary inventory shall be purchased at the lowest possible cost.

5.19.4 At the conclusion of this Agreement, whether due to expiration or termination, the remaining inventory in the commissary shall be sold and the proceeds shall be directed to any remaining balance of the initial commissary capitalization. Revenues remaining from the inventory liquidation shall be deposited in the W & B Fund, with the final closing, balance of the W & B Fund to be transferred to the Department's Central Office A&R Fund.

           5.19.5 CSC shall, at least ninety (90) days prior to acceptance of the first inmate, submit for Department approval written institutional orders regarding inmate commissary operations to include directions relative to the use of a competitive bidding procedure for purchase of commissary goods.

5.20     Investigations of all alleged criminal activity involving
         --------------
         Department inmates assigned to the secure prison shall be conducted by representatives of the Department's Inspections and Investigations Division. The Department Monitor shall be notified immediately by CSC of suspected criminal activity. The Department Monitor shall be responsible for subsequently notifying appropriate Department authorities regarding the alleged activity.

5.20.1            All allegations of criminal activity relating to the
           operation of the secure prison
           or Department operations shall be investigated by the Department in accordance with A.R.S. 41-1604, et seq.

5.20.2            The Department shall conduct any investigation it deems
           necessary involving Department inmates.

                                   ARTICLE VI
              PAYMENT OBLIGATIONS AND PROCEDURES/FINANCIAL REPORTS

6.1      Requirements Governing All Cost Increases

         6.1.1 During the initial term of this Agreement (three [3] years), price or cost adjustments may be made as authorized by A.R.S. 41-1609.01 A. D., or E., and the requirements set forth in Article IX.

6.1.2 If this Agreement is renewed as permitted by A.R.S. 41-1609.01 L, any negotiated price or cost adjustment must be authorized in accordance with A.R.S. 41-1609.01 D or E and shall be formalized by written amendment as required by
           Article IX.

6.2      Per Diem

         6.2.1 The amount of per them paid per inmate shall be as shown on Attachment #10.

                    6.2.1.1 The per them rate per RTC inmate shall be paid for 200 beds regardless of the level of occupancy.

6.2.1.2 The . amount of per them paid per DUI inmate shall be determined by 'a sliding scale as shown on Attachment #10 which is based on the @ average daily population during each billing cycle.

6.2.1.3 There shall be two billing cycles each month. The first cycle shall cover the time period between the first of the month to the 15th day of that month. The second cycle shall be from the 16th of the month to the last day of that month.

6.2.2 Per them shall be paid for the day an inmate is received by CSC, but shall NOT be paid for the day an inmate is released from the secure prison.

6.2.3 The Department receives separate appropriations for the privatization of RTC and DUI prison beds. Therefore, during the term of the Agreement, separate invoices requesting per them payment for RTC and DUI inmates must be submitted within the time frames indicated below.

6.3      Invoices and Records

         6.3.1 Twice each month within two (2) workdays after the end of each billing cycle, CSC shall submit to the

                    Department separate invoices for payment of per them for RTC and DUI inmates. If the two-day time period falls on a weekend or holiday, the next workday shall be used. For the purposes of this Agreement, workdays shall be Monday through Friday, 8 a.m. to 5 p.m.

6.3.1.1 CSC shall use the invoice format entitled Per Diem Invoice as shown in Attachment #7 to request payment of per diem.

Original invoices submitted by CSC shall be legible and in the appropriate format as directed herein, otherwise they shall be returned to CSC to correct or clarify. In such cases, the Department shall be under no obligation to adhere to established time frames for payment set forth herein.

6.3.1.2 CSC shall forward the invoices and supporting detail to the Department Monitor for verification.

6.3.1.3 The Department Monitor shall verify CSC's invoices and supporting detail and forward all information to the Deputy Director, or designee, for payment authorization, within two (2) working days after receipt.

In the event of a discrepancy between the records of CSC and the Department, the Department Monitor shall notify CSC of said discrepancy immediately after verifying CSC's invoices and supporting detail. CSC and the Department shall resolve the discrepancy by comparison and reconciliation of records. If resolution cannot be achieved, the undisputed amount shall be paid. The disputed amount shall not be paid until -mutual agreement is reached relative to the discrepancy. The time period for payment of the disputed amount shall be waived until the dispute is resolved.



6.3.1.4 The Deputy Director. or designee, shall authorize payment within fifteen days after receipt and approval of CSC's invoices, contingent upon services having been satisfactorily provided. Warrants shall be made payable to Correctional Services Corporation and sent to CSC at the following- address:



                        Correctional Services Corporation
                              1819 Main, Suite 1000

                             Sarasota, Florida 34236



6.4      Payment of Inmate Wages for Work Performed in CSC's Prison
         Work Program

         6.4.1      Inmate   wages  shall  be  paid  in   accordance   with  the
                    Department's  written  instructions.  RTC and DUI  wages for prison work activities shall be tracked and invoiced separately by CSC in order to develop an accurate wage history for each population.



6.4.2      Prison Work Activities

           6.4.2.1 For two years after CSC's receipt of the first inmate, the Department shall, via WIPP appropriation, pay the cost of wages earned by inmates assigned to the secure prison and participating in the CSC prison work program. After the first two years, CSC shall assume payment for inmate wages.



Prior to the end of the second year of Department payment of inmate wages, the Department and CSC shall negotiate an annual cost for inmate wages, based on the wage history since CSC's receipt of the first inmate.



CSC shall submit a revised Fee Schedule and Budget Narrative forms as provided by Attachment #12 to reflect the negotiated annual cost for CSC to pay wages for inmates participating in the prison work program.



The increase in RTC and DUI per them rates shall be acknowledged by formal written amendment iii accordance with Article IX of this Agreement. The increase in per diem rates shall be effective two years after the anniversary date that the first inmates was received by CSC, but shall not be initiated until after the Amendment is executed. Any costs incurred by the Department for inmates wages during the third year after CSC's receipt of the first inmate, shall be taken as a monthly- credit from per them payments to CSC after the amendment is executed and the per them is adjusted.



Inmates are entitled to have wages earned posted to their account in accordance with Department written instructions.



6.4.3      Inmate Work Agreements

           6.4.3.1       Private Sector

                         - Contract entity(ies) shall pay for DUI labor services at the rate specified by each inmate work agreement per inmate hour worked. Procedures and time frames related to payment shall be delineated in each Agreement.



CSC shall receive payment from each contracting entity for wages earned for inmate labor. Payments received shall be verified by CSC. If CSC finds a discrepancy in the amount of payment, CSC shall resolve the discrepancy with the contracting entity in accordance with the terms of the agreement.



Inmates are entitled to have wages earned posted to their account in accordance with the Department's written instructions.



6.4.3.2        Public Sector

               - In accordance with A.R.S. 31-255, as amended, DUI inmates may keep a portion of wages earned from all work activities, i.e., labor provided to public entities via inmate work agreements.



An amount equal to thirty-three (33 %) percent of each inmate's wage shall be deposited in the inmate's spendable account.



Public entities shall pay for DUI labor services at the rate specified by each agreement per inmate hour worked. Procedures and time frames related to payment shall be delineated in each agreement.



CSC shall receive payment from public entities for wages earned for inmate labor. Payments received shall be verified by CSC. If CSC finds a discrepancy in the amount of payment, CSC shall resolve the discrepancy with the public entity in accordance with the terms of the agreement. If no discrepancy is found, CSC shall within ten (10) days after receipt of payment from a Contractor, send a check equal to the entire amount of the payment to the Department made payable to the "Arizona

Contract No: 6790
Continuation Sheet


Page  42



 . Department of Corrections - Alcohol Abuse Treatment Fund".
Checks shall be sent to:



Department of Corrections
Health Services Business Office
363 North First Avenue, M/C 940
Phoenix, Arizona 85003



CSC shall immediately notify the Department in writing when payments to assigned inmates and the AATF will be delayed due to a discrepancy in payment from a public entity.



CSC shall provide a payment detail shown by Attachment #6, entitled Inmate Time Sheet, which shall accompany each check for deposit in the Fund. CSC may computerize Attachment #6, but shall ensure that all required information is provided.



CSC shall provide a copy of the Inmate Time Sheet to the Department Monitor on a monthly basis.

6.5     Requirements of A.R.S. 31-201.01

        6.5.1 In accordance with A.R.S. 31-201.01, inmates shall pay a fixed fee for health care services received as determined by the Department, but not to exceed $5. Department written instructions, stipulates the current charge inmates shall pay for health care. CSC shall comply with the requirements of the referenced statute and written instructions in charging, assigned inmates for health services.



6.5.2 By the tenth (10th) workday each month, CSC shall send a check made payable to the Department of Corrections Health Care Services for monies paid by inmates for health care services received during the preceding month. CSC shall ensure the Monthly Health Care Fees Report provided in Attachment #7 accompanies each check to reflect monies received and debited as required by the referenced policy.
           Checks shall be sent to:



                            Department of Corrections
                Attn: Administrator, Bureau of Business & Finance
                          1601 West Jefferson, M/C 210
                             Phoenix, Arizona 85007



6.6      Requirements of A.R.S. 31-239, Utility fees

         6.6.1 A.R.S. 31-239, requires inmates who possess at least one major electrical appliance to pay a fixed fee of $2.00 per month for electricity usage. When Department written instructions are executed, CSC shall comply with the requirements of the referenced statute and Department written instructions in charging assigned inmates for electricity usage.

         6.6.2 By the tenth,(10th) workday each month, CSC shall send a check made payable to the. Department of Corrections for monies paid by inmates for electricity usage incurred the previous month. Department required reporting forms shall accompany each check to reflect monies received and debited. Checks shall be sent to:

                            Department of Corrections
             Attention: Administrator, Bureau of Business & Finance
                          1601 West Jefferson, M/C 210
                             Phoenix, Arizona 85007



6.7     CSC  shall  invoice  the  Department   quarterly  for  reimbursement  of
        discharge   allowance  paid  to  eligible  inmates  in  accordance  with
        Department written instructions.



6.7.1 Invoices requesting reimbursement shall be submitted by CSC to the Department's Contract Monitor by the tenth work day of October, January, April and July during the term of the Agreement. Each invoice shall indicate the following,, information relative to each inmate who received discharge allowance: name of each inmate, Department assigned inmate number, amount paid, purpose of payment (clothing,-, or transportation) and date of discharge.



6.7.1.1 The Department Monitor shall verify the invoiced information and submit the invoice to the Deputy Director, or designee for authorization of payment.



6.7.2 The Department shall reimburse CSC for discharge allowance within fifteen (15) workdays after receipt of invoice and verification of supporting detail from the Department Monitor. Warrants for reimbursement shall be made out to Correctional Services Corporation and shall be sent to CSC at the address shown in Paragraph 6.3.1.4.



6.8      Costs To Be Paid By CSC

         6.8.1    All  costs  incur-red  in the  acquisition,  construction  and
                  maintenance    of   the   secure    prison,    including   the
                  infrastructure, support systems and signage on roadways and at the entrance to the secure prison regarding prison name, warning to public, proper prison identification, etc.
                  All costs related to
                  tangible personal property attached to or contained within the secure prison. (Refer to Articles
                  III. and V.)



6.8.2 All costs for remediation and/or correction to modify the secure prison in order to comply with Department requirements and applicable laws, rules, standards, codes and guidelines as specified in Articles III and V.



6.8.3 All costs involved in the acquisition of an appropriately executed performance bond. (Refer to Article VIII.) -

Contract No: 6790
Continuation Sheet



Page 44



6.8.4' All costs for personnel necessary to staff the secure prison in accordance with the requirements of this Agreement.
(Refer to Article IV.)



6.8.5 All costs for housing inmates in accordance with the requirements of this Agreement. (Refer to Article V.)



6.8.6 All costs to deliver services to the assigned inmate population (Refer to Article V and the Service Specifications).



6.8.7 All costs relative to licensure as a security agency and registration of staff as security officers. (Refer to Article IV.)



6.8.8      The cost for fingerprinting non-security positions, to
           include potential employees, volunteers, subcontractors,
           independent   contractors   and   the   employees   and   agents   of
           subcontractors and independent contractors who will work at the secure prison. (Refer to Article IV.)



6.8.9 All costs to duplicate or obtain Department forms used in special purpose records.



6.8. 1 0 Department charges, as invoiced monthly, for the following: (Refer to Article
           IV.)



6.8.10.1          ACIC/NCIC background investigations for CSC's staff at
               $4 per investigation.

6.8.10.2          Processing fingerprint cards for CSC's non-security
               staff at $8 per card.

6.8.10.3 In accordance with paragraphs 6.8.10.1 and 6.8.10.2, a charge of $12 per individual for the Department to conduct ACIC/NCIC background investigations and process fingerprint cards for CSC's staff.

6.8.10.4          Costs relative to CSC's inmate banking activities,
               e.g., checks and banking supplies, etc.

6.8.10.5 CSC shall pay the charges by the tenth (10th) workday each month by check made payable to the Department of Corrections and sent to:

                            Department of Corrections
                          Attn: Business Administrator
                                Prison Operations
                               1601 West Jefferson
                             Phoenix, Arizona 85007

         6.8. 1 l-'          All costs to provide three (3) personal
           computers with emulations cards to allow access to AIMS and one dedicated printer, one check protector and one radio tuned to the frequency of the secure prison.

           6.8.12 All costs associated with increasing availability of health providers if waiting times are determined to be excessive by the Deputy Director, Health Services.
           (Refer to Article IV.)



           6.8.13 All costs associated with rebuilding, restoring or repairing the secure prison, including costs to move assigned inmates, if applicable, in the event of damage to or destruction of the secure prison caused by disturbances, fire or acts of nature during the term of this Agreement.
           (Refer to Article V.)



           6.8.14 All costs required to correct any potential or real security risk in the secure prison structure or secure perimeter. (Refer to Article V.)



           6.8.15 Two years after receipt of the first inmate, costs for wages earned by inmates' participation in the CSC prison work program. (Refer to Article VI)



           6.8.16 Costs for Department provision of staff training requested by CSC in excess of required levels relative to Specialty Training Topics. (Refer to Article IV)



           6.8.17 All costs for emergency, public safety or security services provided to CSC by the State or any political subdivision of the State.



6.8.18 Costs for DUI and RTC inmate medical care except as described in paragraphs 5.15.6, 6.9.1 and 6.9.2.



           6.8.19 Negotiated costs related to the connection of the secure prison to the Town of Florence sewer system (Refer to Article V).

           6.8.20 Any other costs indicated in this Agreement as a cost applicable to CSC but not listed here.



6.9     Costs To Be Paid By The Department

        6.9.1 High (catastrophic) health costs for inmates for a single diagnosis that exceeds $10,000 per inmate per contract year. (Refer to Article V.)



           6.9.2 Health Costs for hospitalization of RTC inmates admitted after emergency medical treatment and medical costs for RTC inmates with chronic conditions requiring regular examinations and/or treatment. For the purpose of this Agreement, the following conditions are considered chronic: Cancer, Insulin Dependent Diabetes, Seizure Disorders, Heart Disease, Respiratory Disease, Tuberculosis, HIV/AIDS, Serious Mental Illness (as defined by written instructions). The inmate's health condition shall be determined by the Department's Health Services staff.

Contract No: 6790
Continuation Sheet



Page 46



6.9.3



Inmate wage reimbursement, as invoiced by CSC, for two years after-CSC's receipt of the first inmate.



           6.9.4 Discharge allowance reimbursement, as invoiced by CSC and approved by the Department.

           6.9.5 Negotiated costs related to connection of the secure prison to the Town of Florence sewer system (Refer to Article V).



6.10     A.R.S. 41-1609.01 D

         6.10.1 ANNUAL price or cost adjustments authorized in accordance with Article IX shall be paid in the form of an increased per them rate as specified by each executed amendment.



6.11     A.R.S. 41-1609.01 E

         6.11.1
                           CostorpriceadjustmentsauthorizedinaccordancewithAr
                      ticleIXshallbepaid in the form of an increased per them rate as specified by each executed amendment.



6.12     Financial Reports

         6.12.1            In accordance with A.R.S. 41-1609 M.l., CSC shall
                    provide audited and unaudited financial statements to the Department. Audited financial statements shall be due on or before March 31 annually. The unaudited financial statements shall be provided on a quarterly basis beginning on or before March 31. Audited statements shall include, at a minimum, income statements and balance sheets for the previous calendar year. Unaudited statements shall include, at a minimum, income statements and balance sheets for the previous quarter.



6.12.2 The Department shall have the right to request additional financial data in order to obtain information deemed necessary.



6.12.3 CSC shall provide two (2) copies of the audited financial statements to the Department Monitor. The Monitor shall forward one complete copy each to the Deputy Director and the Administrator, Bureau of Business and Finance.

                                   ARTICLE VII
                   CONTRACT MONITORING/PERFORMANCE EVALUATION



7.1 The Department shall monitor CSC's performance to ensure compliance with all contract provisions and applicable Department written instructions, Administrative Rules, guidelines, specifications, Court Orders and Decrees as each are addressed within the Department's system of written instructions.



7.1.1 CSC shall, via its assigned Prison Warden, ensure routine monitoring of service delivered, to include monitoring of subcontracted services. Such monitoring

Contract No: 6790
Continuation Sheet
Page' 47



activities  shall  include   documenting   noted   deficiencies  and  requesting
corrective action to ensure that at least the minimum service requirements specified by this Agreement are met.



7.1.2 The Department shall conduct inspections in accordance with Department written instructions.



7.1.3 The Department shall establish a Health Advisory Committee comprised of a Facility Health Administrator (FHA), a health provider, a dental provider, a nurse, a mental health provider and a medical records representative. CSC expressly acknowledges that this activity does not relieve CSC of the responsibility for the delivery of health care to assigned inmates. The Committee shall at least:



7.1.3.1 Review documented justification for CSC's referrals for outside medical consultations.

7.1.3.2 Review staffing patterns relating to patient waiting times to be seen by health providers/dentists.



           7.1.3.3       Make recommendations requiring changes, as appropriate.

7.1.4 Monitoring activities shall be conducted with timely notice to CSC. The secure prison's program operation, as well as records related to this Agreement may be included in monitoring activities.



7.1.4.1 Guidelines detailing criteria and scope of monitoring activities shall be provided to CSC prior to delivery of the first inmate to the secure prison and subsequently as changes occur.



7.1.4.2 The Department shall, subject to limitations provided by law with respect to rights of privacy, have the right to reasonably prompt access to examine and receive copies, if requested, of all records of CSC related to the secure prison, including without limitation, all financial books and records, maintenance records, employee records, and inmate records generated by CSC and its subcontractors or independent contractors, in connection with the performance of this Agreement.



7.1.5 The results of monitoring/inspecting activities conducted by the Department shall be made known to CSC in writing by the Department's Monitor. If noncompliance issues are noted during a monitoring activity,, each shall be specifically identified and corrective action shall be recommended with a time frame specified to achieve compliance. CSC shall be required to . respond within the specified time frame or indicate in writing to the Department's Contract Monitor why compliance cannot be achieved within the specified time frame and offer an alternative to meet the -objective.

7.2 The Department shall assign up to four staff members to monitor contract services on a daily basis and coordinate all necessary activities relevant to CSC and Department responsibilities. Department contract monitoring staff shall be physically located at the secure prison on a full time basis. Each staff member shall be provided with approximately 144 square feet of work space.



7.3 Twelve (12) months after CSC's receipt of the first inmates, the Department shall begin to gather information related to the performance of the secure prison as required by A.R.S. 41-1609.01 K. and L. The information shall be used for a comparative analysis of the secure prison to level II units within the Department. The comparison shall include at least the following analytical factors:



7.3.1      The nature of the inmates in the facilities.

7.3.2      Whether the facilities meet professional standards.

7.3.3 The level of training provided to the staff and the level of training accomplished by the staff.



7.3.4      The number and nature of complaints against the staff.

7.3.5 The number and nature of violent or other disruptive incidents among inmates or against staff.



7.3.6      The number of escapes and attempted escapes.

7.3.7 The number and nature of disciplinary actions against inmates and staff.

7.3.8 The number of inmates productively active, the level of productivity and the nature of the activity provided to inmates.



7.3.9      The rate at which inmates complete programs successfully.

7.3. 10 Other matters related to the quality of services provided.

                                  ARTICLE VIII
                   PERFORMANCE BOND/INSURANCE/INDEMNIFICATION



Performance Bond

8.1 CSC shall provide a Performance Bond for the term of this Agreement based on the projected annual per them cost calculated as indicated below.



8.1.1      Prior to  execution  of this  Agreement  (see  Article  II) and until receipt of the first inmate,  CSC shall  provide a  Performance  Bond equal to 10% of the projected annual per them cost ($731,095). Upon receipt of the first inmate, the value of the Performance Bond shall be increased to 100% of the projected annual per them cost ($7,310,950).



8.1.2 Thereafter, no later than the anniversary of the date of Agreement execution, the Performance Bond shall be adjusted annually in accordance with Paragraph 8.1.5. Failure of CSC to provide the initial Performance Bond shall result in

Contract No: 6790
Continuation Sheet
Page -49



default and termination of this Agreement. Subsequent failure by CSC -to post the Bond equal to subsequent yearly per them costs by no later than the anniversary of the date of Agreement execution, may result in default and termination of the Agreement.



 .          8.1.3 The Performance  Bond shall be of a standard  commercial  scope and shall be issued by a surety company authorized by the Director of the Arizona Department of Insurance pursuant to Title 20, Chapter 2,
           Article 1 to transact business in Arizona.

8.1.4 The Performance Bond shall be in a form acceptable to the State and shall be payable to the Department of Corrections, an agency of the State of Arizona.



8.1.5 To calculate the annual per them cost for the initial twelve (12) month term of the Agreement, i.e., from the date of Agreement execution until the anniversary of the date of execution, the per them rates of $35.40 per day for 400 DUI inmates and $29.35 per day for 200 RTC inmates for 365 days shall be used.



8.1.5.1 Subsequent calculations for the annual per them cost shall be based on the Department's then current per them rate for 400 DUI and 200 RTC inmates for 365 days.



8.1.6 The proceeds from the bond shall be used to pay: (i) excess costs incurred by the Department to reprocure services if the secure prison is not constructed within the time frames specified herein; or (ii) Department expenses to reprocure services or to relocate inmates assigned to the secure prison if this Agreement is terminated due to an Event of Default by CSC.



Insurance

8.2 In accordance with A.R.S. 41-1609.01 M.2., CSC shall provide a plan of insurance as required by this Agreement and approved by the State's Department of Administration, Risk Management Unit (Risk Management).



8.2.1 Without limiting any liabilities or any other obligations of CSC, CSC shall provide and maintain and cause its subcontractors to provide and maintain insurance coverage with forms and insurers acceptable to the State, until all obligations under this Agreement are satisfied.

           8.2.2 Unless otherwise stated herein the policies shall name the State of Arizona and the Department of Corrections as additional insured as required by the General Provisions and Attachment #8 of this Agreement. The policies shall specify that the insurance afforded CSC shall be primary insurance and that-any insurance coverage carried by the State, the Department or its employees shall be excess coverage, except as provided by State law, and not contributory insurance to that provided by the State/Department.

Contract No: 6790
Continuation Sheet



Page -50



8.2.3 '           Failure on the part of CSC during the term of this
             Agreement to acquire and maintain the liability and property insurance and fidelity bond required by Attachment #8, and provide proof thereof to the Department within thirty (30) days following the commencement of a new policy period, shall constitute a material breach of this Agreement upon which the Department may immediately terminate this Agreement.



8.2.4 Required insurance coverage as shown on Attachment #8 shall be in effect on the date of execution of this Agreement. Within five (5) days after execution of this Agreement, CSC shall, in order to verify required coverages, provide certified copies of insurance policies and endorsements to Risk Management and appropriately executed certificates of insurance to the Department.



8.2.4.1           CSC shall ensure that the subcontractor authorized by
             Attachment #3 acquires and maintains Workers' Compensation insurance as well as professional liability insurance coverage as each coverage is required by Attachment #8. CSC shall ensure that appropriately executed certificates of insurance and certified copies of insurance policies for the subcontractor are provided to the Department and Risk Management as directed by Paragraph 8.2.4 above.

8.2.4.2 Final approval by Risk Management of CSC's insurance plan (to include coverages required for the subcontractor) shall be contingent on acceptance of the submitted certified insurance policies.



8.2.4.3 If, during the term of this Agreement, other subcontractors are authorized to provide services, CSC shall ensure that required coverages, certificates and policies are provided to the Department and Risk Management as specified above. Approval by Risk Management is required relative to insurance coverages for any subcontractor prior to provision of any service by the subcontractor(s).



8.2.5 CSC shall ensure that the CSC architect/engineer and construction contractor provide at least those coverages specified below relative to their respective operations and activities. Certificates of insurance for each required policy shall reflect that CSC and the Department of Corrections are certificate holders and that each are additional insureds on each policy, except Workers' Compensation. Copies of appropriately executed Certificates of Insurance shall be provided to the Department within five days after execution of this Agreement.



8.2.5.1 Workers' Compensation insurance to cover obligations imposed by Federal and State statutes having jurisdiction over their employees engaged in the performance of the services and
               Employer's Liability insurance with a minimum limit of one hundred thousand dollars ($100,000).



8.2.5.2 Commercial general liability insurance with a minimum combined single limit of one million dollars ($1,000,000) each occurrence. The policy shall include coverage for bodily injury, personal injury,

Contract No: 6790
Continuation Sheet
Page 51
broad form property damage, blanket contractual, contractor's , protective and products and completed operations.



8.2.5.3 Comprehensive automobile liability insurance with a combined single limit for bodily injury and property damage of not less than one million dollars ($1,000,000) each occurrence with respect to CSC's vehicles (whether owned, hired, non-owned), assigned to or utilized in the performance of this Agreement.



8.2.5.4 Professional liability insurance with limits of one million dollars ($1,000,000) each claim.



Indemnification

8.3      The Department shall remain solely responsible for all
         litigation, losses and costs that
         are:     (i) unrelated to the operations of the secure prison; and
         (ii) the result of claims or litigation pending against the Department at the time this Agreement is executed, or arising thereafter from occurrences that took place prior to the execution date of this Agreement. Nothing contained in this paragraph shall in any way abrogate, modify or mitigate any obligation of CSC under this Agreement to comply with Court Orders/Decrees or other requirements imposed on CSC by the terms of this Agreement.



8.4 CSC shall defend, indemnify and hold harmless the Department and the State of Arizona from any claim, demand, suit, liability, judgment and expense including attorney's fees and other costs of litigation) arising- out of or relating to injury, disease, or death of persons or violation of civil rights, or damage to or loss of property resulting from or in connection with the negligent performance of this Agreement by CSC, its agents, employees, and subcontractors or any one for whom CSC may be responsible. The obligations, indemnities and liabilities assumed by CSC under this paragraph shall not extend to any liability caused by the negligence of the State or its employees or the Department and its employees. CSC's liability shall not be limited by any provisions or limits of insurance set forth in this

        Agreement. The State shall reasonably notify CSC of any claim for which it may be liable under this paragraph.



8.5 Neither the Department nor CSC shall waive, release, or otherwise forfeit any possible defense the Department or CSC may have without the consent of the other party relative to claims arising from or made in connection with the operation of the secure prison by CSC. The Department and CSC shall preserve all such available defenses and cooperate with each other to make such defenses available for each other's benefit to the maximum extent allowed by law.



8.6 CSC shall defend, indemnify and hold harmless the State and the Department against any liability, including costs and expenses, for infringement of any patent,. trademark or copyright arising from the performance of this Agreement, or for the use by the State or the Department of materials furnished or work performed under this Agreement. The State or the Department shall reasonably notify CSC of any claim for which it may be liable under this paragraph.

8.7 Except as required by;A.R.S 41-1609.02 M.2., pertaining to Contractor adequately providing a plan of insurance, specifically including coverage or insurance for civil rights claims and liabilities, CSC shall have no obligation to insure, defend, indemnify or hold harmless the Department or the State of Arizona from any claim, demand, suit, liability, judgment or expense (including,, attorney fees and other costs of litigation) arising out of or relating to any Department Order, Court Order, Administrative Rule, Federal or State requirement of law, which governs CSC relative to the custody and supervision of inmates, and are hereinafter referred to as Imposed Requirements. The State of Arizona and the Department shall defend, indemnify and save harmless CSC from any claims, demands, suit, liability, judgment or expense (including, attorney fees and other costs of litigation) arising out of or relating to such Imposed Requirements. This paragraph shall not obligate the State of Arizona or the Department to defend, indemnify or save harmless CSC from: (i) any negligence described in paragraph 8.4 above; (ii) its conduct in performing this Agreement apart from Imposed Requirements; or (iii) liability claims of third parties arising- from the Department's participation in the hiring and the staff training process set forth in Article IV herein.

8.8 CSC shall protect, defend, indemnify and hold harmless the Department from and against all liabilities, costs, charges and expenses, including attorneys' fees and court costs and other costs arising out of, or related to, the presence of, or existence of any substance regulated under any applicable federal, state or local environmental laws, regulations or ordinances or amendments thereto because of: (i) any substance that came to be located in or on the premises on which the secure prison is located resulting from any use or occupancy of the lands by CSC before or after the issuance of the Agreement; or (ii) any release, threatened release, escape, substance in, on, under, or from said premises in or on which the secure prison is located that is caused, in whole or in part, by any conduct, actions or negligence of CSC, regardless of when such substance came to be located in or on the premises where the secure prison is located.



8.8.1 For the purposes of this Agreement, the term "regulated substance" shall include substances defined as "regulated substances," "hazardous waste," "hazardous substances," "hazardous materials," "toxic substance" or "pesticides" in the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and
         Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the relevant local and state environmental laws, and the regulations, rules and ordinances adopted and publications promulgated pursuant to the local, state and federal laws. This indemnification shall include, without limitation, claims or damages arising out of any violations of applicable environmental laws, regulations, ordinances or subdivisions thereof, regardless of any real or alleged strict liability on the part of CSC.
         This environmental indemnity shall not be limited by the limits of any insurance policy held by or for the benefit of CSC. The environmental indemnity shall survive the expiration or termination of this Agreement and/or any transfer of all or any portion of the premises in or on which the secure prison is located and shall be governed by the laws of the State of Arizona.

8.8.2 In the event any such action or claim is brought or asserted against CSC, the Department shall have the right, subject to the right of CSC, to participate with CSC as follows: (i) in making all final decisions with respect to

           CSC's liability for claims or damages, (ii) in conducting of any further required cleanup, removal or remedial actions and/or negotiation and defense of any claim indemnifiable under this environmental indemnity provision, having reasonable regard to the continuing conduct of the operation/business of the secure prison located in and on the premises and (iii) in negotiating and finalizing any agreement or settlement with respect to any such claim or cleanup.



8.9 Neither CSC nor its insurer(s) may plead the defense of sovereign immunity in any action arising out of the performance of this Agreement.



                                   ARTICLE IX
                             NOTICES AND AMENDMENTS



Notices

9.1 Any and all notices, requests or demands, including those relative to default and termination, given or made upon the par-ties hereto pursuant to or in connection with this Agreement, unless otherwise noted, shall be delivered in person or sent by United States Mail, postage prepaid to the par-ties at their respective addresses as indicated on the signature page of this document as well as to the Department Monitor located at the secure prison and to the Department's Contracts Administration Office at the address shown below.

                            Department of Corrections
                     Attention: Contracts Administrator 1645
                            West Jefferson, M/C 802,
                             Phoenix, Arizona 85007



9.2 Changes to the Agreement to accomplish the following may be handled by written notice rather than formal amendment. All other changes shall be accomplished by formal amendment, signed by all parties and reviewed by the JLBC (see paragraph 9.3).

         Notices regarding the below listed change actions shall, in addition to the signatories indicated on the signature page of this Agreement, be sent to the Department Monitor and the Department's Contracts Administration Office as indicated above.



9.2.1      Chance of address of CSC or the Department.

9.2.2 Change of CSC or Department authorized signatory, or designee. (Unless such change impacts respective obligations under this Agreement.)



9.2.3 Change in the name or address of the person(s) to whom notices are to be sent.

9.2.4 Changes in the name or address where invoices are to be sent. .'

9.2.5 Changes to Attachments to this Agreement as long as a change does not require a price or cost increase or impact obligations under this Agreement.

Contract No: 6790
Continuation Sheet
Page 54



Amendments

9.3 All amendments to this Agreement shall be prepared, finalized and maintained by the Department's Contracts
         Administration Office. All amendments shall be reviewed by the JLBC in accordance with A.R.S. 41-1609.01 A.



9.3.1 Amendments regarding ANNUAL cost or price increases that are approved by the Department and funded by the Legislature in accordance with A.R.S. 41-
           1609.01 E. shall be effective on the anniversary date of this Agreement, i.e., the anniversary of the date CSC received the first
           Department inmate.

           9.3.2 Amendments regarding issues OTHER than annual cost or price increases shall be effective when all signatures are affixed, or on a later date as specified in each amendment.



9.3.3 The Department shall not entertain requests from CSC regarding amendments for cost increases due to construction related activities as such activities are identified herein as the responsibility of CSC. During-the term of this Agreement, to include the period of renewal, CSC shall not submit a request for a per them increase for construction related expenses unless the Department identifies requirements beyond those identified in RFP 6702 and shown on the plans, specifications and final blueprints prepared by the CSC architect.



9.3.4 One original of each executed amendment shall be provided to CSC by the Department's Contracts Administration Office within ten (10) workdays after execution.



9.4 Each request from CSC to amend this Agreement shall be submitted in writing to the Deputy Director, or designee with a copy to the Contracts Administration Office. Written documentation describing the reason for an amendment shall accompany each request. Requests for modifications or changes relative to increases in CSC's operating or management costs shall be accompanied by completed Fee Schedule and Budget Narrative Forms as provided by Attachment #12 to justify such requests.



9.4.1 The Department shall have the right to request and receive additional information, statistics, etc. and to direct the content, form and format of the additional information as it deems necessary to validate CSC's request for an amendment.



9.4.1.1 If, after two (2) consecutive requests for additional documentation relative to a requested amendment the same cost adjustment, CSC fails to provide the content, form, or format as requested by the Department, the request for a cost increase may be denied.

9.4.1.2 Failure by CSC to provide all required or requested information in a timely manner, thereby delaying Department action beyond the upcoming anniversary date, shall nullify the amendment request for the new annual period.

9.4.1.3 If CSC's request is found to be justified, Department caused-delays , shall not nullify approving action by the Department after the anniversary date. The parameters of the executed amendment shall be retroactive to the anniversary date.



9.5 In accordance with A.R.S. 41-1609.01 D., annual price or cost adjustments may be provided to CSC, except that an adjustment (increase) may be made only once each year effective on the anniversary date of the Agreement.



9.5.1 CSC must submit a request for an annual price or cost increase to the Department Monitor at least six (6) months prior to the anniversary date of this Agreement. Requests must be accompanied by supporting information as indicated in Paragraph 9.4 et. seq.



9.5.2 If an annual cost or price increase is authorized, it shall be paid to CSC in the form of a revised per them rate to be paid per inmate. The amount of the adjustment shall not exceed the percent of change in the average consumer price index (CPI) established for the most recent calendar year as published by the United States Department of Labor, Bureau of Labor Statistics, not to exceed the Department's then current per them rate.



9.5.2.1 The "base" upon which increases will be calculated shall be the total amount paid in per them by the Department to CSC for RTC and DUI inmates during the last previous contract year.

A contract year is twelve (12) months in length.

The first contract year shall begin on the date CSC receives the first Department inmate and shall continue for the next twelve months until the anniversary of the date the first Department inmate was assigned to the secure prison. The anniversary date shall mark the beginning of each ensuing contract year.



9.5.2.2 The base shall be multiplied by a percentage not to exceed the CPI specified above. The resulting product shall be calculated to reflect a new daily rate based on 400 DUI and 200 RTC inmates. Attachment #10 shall be revised to reflect new per them rates.



9.5.3 Annual cost or price adjustments (increases) approved by the Director and Deputy Director, shall be acknowledged by formal amendment to this Agreement in the manner set forth in this Article.



9.6 Subsequent to execution of this Agreement (See Article II), circumstances may dictate that CSC bear additional costs relative to operation and management services in order to be in compliance with new Court Orders/Decrees or laws applicable to the Department or with newly issued written instructions. Requests from CSC for modifications or changes which address the impact of such additional costs shall be received within sixty (60) days after CSC's implementation of the new requirement. The Department's then current per them rate shall not be exceeded when requesting per them increases, due to additional costs.



9.6.1 Requests from CSC must be accompanied by supporting-information as indicated in Paragraph 9.4 et seq.



        9.6.2 In accordance with A.R.S. 41-1609.01 E., Department supported cost or price increases shall be promptly presented to the JLBC for review. The Department shall use its best efforts to support each cost or price increase.
         The Department may support CSC's request for retroactive payment depending upon the individual circumstances related to each request for cost increase.



9.6.2.1 Any cost or price increase shall be acknowledged by formal amendment to this Agreement in the manner set forth in this Article.



9.7 While the Contractor has the right to request increases as described in Paragraphs 9.5 and 9.6, any increase is contingent upon availability of appropriated dollars.



                                    ARTICLE X
                                     DEFAULT


10.1     Each of the following may constitute an Event of Default
         (Default) on the part of CSC.

                    10. 1. 1 A material failure to keep, observe, perform, meet or comply with any covenant, agreement, term or provision of this Agreement when such failure continues for a period of twenty (20) days, unless otherwise stated herein, after CSC has received written notice thereof.



           10. 1.2 Failure to observe, perform, meet, or comply with any covenant, agreement, term, or provision requiring an action within a specified time frame.



10.1.3 A material failure to meet or comply with any Court Order, Federal or State requirement or law, Administrative Rule, Department Order, etc. for which CSC has not received a prior written waiver from the Department when such failure continues for a period of twenty (20) days after CSC has received written notice thereof.

               10.1.3.1 A failure to provide a facility that is in full compliance with Americans with Disabilities Act
               Accessibility Guidelines (ADAAG).



           10. 1.4 A failure to maintain the secure prison and related infrastructure and support systems in compliance with all Federal and State codes, rules and regulations.



10.1.4.1 CSC shall immediately provide copies of notices received regarding violations of Federal, State or local codes, rules and regulations relative to building, fire, health or safety codes and ADAAG. Copies of all notices shall be provided in accordance with Article IX, Paragraph 9.1.

                  Violations as described in 10.1.4.1 that affect the immediate health or safety of staff or assigned inmates, e.g., food preparation, water or sewer contamination, gas leak, etc., shall be rectified, at least on a temporary basis, within two (2) hours after CSC becomes aware of the violation or deficiency. CSC shall provide verbal notice of the violation(s) to the Department's Contract Monitor immediately and provide copies of relevant Significant Incident Reports (SIRs).



         Within four (4) hours after becoming aware of a violation or deficiency that affects the immediate health or safety of staff or assigned inmates, CSC shall provide an information report to the Department Monitor describing at least the nature and scope of the problem, proposed plan to cure the problem to include the anticipated time frame to complete remedial action.



The Department shall, within two (2) hours after receipt of the information report, advise CSC of acceptance or rejection of the plan and whether an Event(s) of Default will be declared in accordance with Article X based on facts presented.



Violations or deficiencies of codes, rules and regulations as described in 10. 1. 4. 1 that do not pose an immediate threat to the life and safety of the staff or assigned inmates shall be corrected within twenty (20) days after the violation or deficiency becomes known to CSC. Failure to comply may result in an Event(s) of Default being declared in accordance with Article X.



10.     1. 5 Written admission by CSC of its inability to:

           10.1.5.1        Pay its debts.

           10.1.5.2 Make a general assignment for the benefit of creditors.



10.1.5.3 Suffer a decree or order appointing a receiver or trustee for it or substantially all of its property to be entered and, if entered without its consent, not to be stayed or discharged within sixty (60) days.

10.1.5.4 Suffer proceedings under any law relating to bankruptcy, insolvency, or the reorganization or relief of debtors to be instituted by or against it and, if contested by it, not to be dismissed or stayed within sixty (60) days.

10.1.5.5 Suffer any judgment, writ of attachment or execution, or any similar process to be issued or levied against a substantial part of its property which is not released, stayed, bonded or vacated within sixty (60) days after.
               issue or levy.

10. 1. 6 The discovery by the Department that any statement, representation or warranty made by CSC is false, misleading or erroneous in any material respect.



           10. 1.7 Failure by CSC to maintain any performance bond or insurance required by this Agreement.



10.2     If a Default as outlined in Paragraphs 1 0. 1. 1 through 10.
         1. 7 occurs and CSC reasonably believes that such Default cannot be cured within the specified twenty (20) day time period, but does believe that through diligent, ongoing and conscientious effort, the Default can be cured within a reasonable time period not to exceed six (6) months, CSC may, within the twenty (20) day time period, submit a plan for curing the Default to the Deputy Director, or designee.

         CSC's submitted plan shall indicate in detail how CSC proposes to cure the Default.



10.2.1 Upon receipt of any such plan submitted by CSC, the Deputy Director, or designee, shall, within five (5) workdays after receipt, review the plan and determine whether to accept or reject the submitted plan to cure.



10.2.2 The Deputy Director, or designee, shall provide written notice to CSC if the plan is accepted. The Department agrees that it will not exercise its remedies hereunder with respect to a declared Default for so long as CSC diligently, conscientiously and in' a timely manner undertakes to cure the Default in accordance with the approved plan.



10.2.3 The Deputy Director, or designee, shall provide written notice to CSC if the plan is rejected. During the period of time CSC's request is pending before the Deputy Director, the twenty (20) day cure period shall not be suspended, nor shall the Department's legal or equitable remedies be affected or waived.



10.3 Upon an occurrence of Default by CSC, the Department shall, in its sole discretion, have the right to pursue any remedy it may have at law or in equity, including, but not limited to:



10.3.1            Reducing its claim to a judgment.

10.3.2 Taking action to cure the Default, in which case the Department may offset costs incurred to cure the Default against any payments owed to CSC. This action shall not preclude the Department's right to file a claim under the Performance Bond for reimbursement of damages.



10.3.3            Assessing liquidated damages.

                         10.3.3.1 For each calendar day that any Default by CSC continues after the last day of the specified cure period, the sum of $500 per day may be deducted from funds payable to CSC under this Agreement as liquidated damages until such Event(s) of Default is cured or this Agreement is terminated, whichever occurs first, not as a penalty but as damages for the Department's cost resulting from the default..

                  l0.3.3.2  Assessment of liquidated  damages shall preclude the following Department actions: (i) deduction of any costs incurred pursuant to . Paragraph 10.3.1 from amounts otherwise due CSC; and
             (ii) assertion of claims for actual damages alleged to have resulted from such Event(s) of Default, but shall not preclude the Department from pursuing action relative to the Performance Bond.



         10.3.4            Terminating the Agreement and removing the inmates
                    from the secure prison.

10.4 Each of the following shall constitute a Default on the part of the Department.

         10.4.1
                           AfterappropriationoffundsbytheState,failurebytheDe
                      partmenttopayCSC within the time frames stated in Article VI, unless the failure to pay is a result of the following.



10.4.1.1 Off-setting any damages, including liquidated damages, assessed by the Department against CSC in accordance with this Agreement.



           10.4.1.2        Disputed per them charges as authorized by Article
                         VI.

10.4.2            Failure by the Department to observe and perform any
           material covenant, condition or agreement to be observed or performed on its part, or its failure or refusal to substantially fulfill any of its material obligations hereunder and such failure continues after receipt of notice from CSC and after the cure period specified by CSC (which shall not be less than twenty [20] days) has ended, unless such failure is caused by the Default of CSC.

10.5 If a Default as outlined in Paragraph 10.4.2 occurs and the Department reasonably believes that such Default cannot be cured within the time period stipulated by CSC, but does believe that through diligent, ongoing and conscientious effort the Default can be cured within a reasonable time period not to exceed six (6) months, the Department may submit a plan for curing the Default to CSC. The Department's submitted plan shall indicate in detail how the Department proposes to cure the Default.



10.6 Upon an occurrence of Default by the Department which cannot be resolved within the time periods authorized by paragraphs
         10.4.2 and 10.5, CSC's sole remedy shall be to terminate this Agreement upon provision of ninety (90) days prior written notice. Upon such termination, CSC shall be entitled to receive payment from the Department for all services furnished under this Agreement up to and including the date of termination, if services have been satisfactorily provided and are not otherwise subject to offset as provided by law.



                                   ARTICLE XI
                                  FORCE MAJEURE



11.1 Except for payment of sums due, neither party shall be liable to the other, nor be deemed in Default under this Agreement, if and ' to the extent that such party's performance of this Agreement is prevented by reason of Force Majeure.

Contract No: 6790
Continuation Sheet



Page. 60



11.1.1            - The term "Force Majeure" ", means an occurrence that
           is beyond the control of the ,party affected and occurs without its fault or negligence. Without limiting the foregoing, Force Majeure includes acts of God; acts of the public enemy; war; riots; strikes; mobilization; labor disputes; civil disorders; fire; flood; lockouts; injunctions; intervention-acts; and other similar occurrences beyond the control of the party declaring Force Majeure which such party is unable to prevent by exercising reasonable diligence.



11.1.2 The Force Majeure shall be deemed to commence when the party declaring Force Majeure notifies the other party of the existence of the Force Majeure and shall be deemed to continue as long as the results or effects of the Force Majeure prevent the party from resuming performance in accordance with this Agreement.



11.1.2.1          If either party is delayed at any time in the
               performance of Agreement obligations by Force Majeure, the delayed party shall notify the other party in writing of such delay as soon as is practical after commencement thereof and shall specify the causes of such delay in the notice. The notice shall be hand delivered or mailed certified-return receipt and shall make a specific reference to this Article, thereby invoking its provisions.



The delayed party shall make every effort to cause such delay to cease as soon as practicable and shall notify the other party in writing, when it has done so.



Such delay shall not constitute Default or give rise to any claim on damages or loss of anticipated profits.



11.1.3 If either party experiences Force Majeure, the following may occur:

           11.1.3.1        This Agreement may be extended by amendment for a
                         period of time equal to the time the results or effects of such delay prevent the delayed party from performing. Any amendment shall be subject to the requirements of A.R.S. 41-1609.01A.



11.1.3.2       This   Agreement  may  be   terminated  by  either  party.   Said
               termination shall not constitute Default hereunder or give rise to any claim for damages or loss of anticipated profits.



11. 1.4 Force Majeure shall not include the following occurrences:

                         1          1. 1.4. 1. Late delivery of equipment or
                         materials caused by congestion at a manufacturer's plant or elsewhere, or an oversold condition of the market.



               1 1. 1.4.2. Late performance by a subcontractor unless the delay arises out of a Force Majeure occurrence in accordance with this Force Majeure term and condition.

11.1.4.3          Failure or refusal to act by Government authority other
               than the Department.

11.1.4.4          CSC's failure to acquire or maintain required insurance
               or performance bond.

11.1.4.5 CSC's failure to acquire and maintain required license to operate as a security agency and to license designated staff as security officers.



                                   ARTICLE XII
                                   TERMINATION



12.1 In addition to other rights set forth elsewhere in this Agreement, the Department reserves the right to terminate this Agreement in whole, or in part due to the following:

           12.1.1 In the event State funds for this Agreement become unavailable due to non-appropriation or ex-appropriation.



12.1.1.1 An event of non-appropriation or ex-appropriation shall not cause the Department to be in Default hereunder, but upon any such event, this Agreement shall automatically terminate without further obligation or liability to the Department as of the last day for which funds are available.



12.1.1.2          Department representatives cannot make any statements
               or provide any warranties as to whether an appropriation will be made by the Legislature; however, the Department shall, during the term of this Agreement, use its best efforts to ensure that adequate written information is submitted and verbal testimony provided through appropriate budgetary processes to request funds at least equal to the payments required hereunder for each year of the contract term.



12.1.2 CSC's failure to post an annual Performance Bond equal to 100% of the annual per them as required by Article VIII of this Agreement.



12.1.3            CSC's failure to provide insurance coverages that meet the requirements set forth
           in Article VIII and Attachment #8.

                        ARIZONA DEPARTMENT OF CORRECTIONS
                               GENERAL PROVISIONS



1.      DEFINITIONS

As used throughout these General Provisions, the following terms shall have the meanings set forth:

         a. "Contractor" means the person, fu-m, or organization performing the services or delivering the items described in this Contract.



b.       "State" means the State of Arizona.

C.       "Department" means the Arizona Department of Corrections.

d. "Director" means the Director of the Arizona Department of Corrections or his duty authorized representative.



e. "Subcontract" means any contract between the original Contractor and a third party for the provision of items or services which the original Contractor has himself contracted to perform, except purchase orders for standard commercial equipment, products or services.



f. "Project Director" means the person designated to represent the Department in the program administration of this Contract.



9.       "Days" means calendar days unless otherwise specified.

h. "Gratuity" means a payment, loan, subscription, advance, deposit of money, services, or anything of more than nominal value, present or promised, unless consideration of substantially equal or greater value is received.



i. "Solicitation" means a request for proposals, or a request for quotation.

i. "Special Provisions" means those provisions additional to or in clarification of the General Provisions. If the General Provisions and Special Provisions conflict, the Special
         Provisions shall govern.



k. "Scope of Services" means those provisions of this Contract which delineate the scope and manner of the specific services to be performed and describe the items to b-@ supplied in the performance of this Contract. In the event of a conflict, the terms of the Scope of Services shall prevail over the Special Provisions, General Provisions or any attachments to the Contract.



-1-
Rev. 05/94

2.       GENERAL REQUIREMENTS

         a. Intergovernmental agreements entered into pursuant to A.R.S. 11-952 et seq. shall become effective on the date filed with the Secretary of State or at a later date as specified in the Contract. All other contracts shall become effective on the date executed by the Director or designee or at a later date as specified in the Contract.



b. This Contract shall be construed in accordance with Arizona law including, where applicable, the Uniform Commercial Code as adopted by the State of Arizona. Any legal action shall be initiated in an appropriate court of the State of Arizona.



C. The Arizona Procurement Code, Arizona Revised Statutes ("A.R.S.") Title 41, ' Chapter 23, and its implementing rules, Arizona Administrative Code ("A.A.C. ") Title 2, Chapter 7, are a part of this Contract as if fully set forth in it.



d. Each provision of law and any terms required by law to be in this Contract are a part of this Contract as if fully stated in it.



e. This Contract is issued under the authority of the signatory for the Department. Changes to the Contract, including the addition of work or materials, the revision of payment terms, or the substitution of work or materials, directed by an unauthorized State employee or made unilaterally by the Contractor are violations of the Contract and of applicable law. Such chances, including unauthorized written contract amendments, shall be void and without effect, and the Contractor shall not be entitled to any claim under this Contract based on those changes.



f. This Contract is intended by the parties as a final and complete expression of their agreement. No course of prior dealings between the parties and no usage of the trade shall supplement or explain any term used in this Contract.



Either party's failure to insist on strict performance of any term or condition of the Contract shall not be deemed a waiver of that term or condition even if the party accepting or acquiescing in the nonconforming performance knows of the nature of the performance and fails to object to it.

h. The Contract shall be modified only through a written contract amendment within the scope of the Contract signed by an authorized signatory on behalf of the Department and the authorized representative of the Contractor.



i. The provisions of this Contract are severable. Any term or condition deemed illegal or invalid shall not affect any other term or condition of the Contract.



i. The Contractor shall obtain and maintain all licenses, permits and authority necessary to do business and render services under this Contract, and shall comply with all laws regarding unemployment insurance, disability -insurance and workers' compensation.

k. The Contractor shall abide by all Department Rules, Policies and Procedures as applicable to Contractor fulfilling the obligations outlined in this Contract.



Any allegations of non-compliance with Department Rules, Policies and/or Procedures, or other Contractor misconduct shall be subject to investigation by the Department.

1. The parties hereto agree that the Contractor shall be deemed an independent Contractor in the performance of this Contract, and shall not be considered an officer, employee or agent of the State unless Contractor is another State Agency.



3.      OTHER CONTRACTS

The Department may perform additional work related to this Contract or award other contracts for such work. The Contractor shall cooperate fully with such other contractors and/or State employees in the scheduling and coordination of its own work with such additional work.



4.       SUBCONTRACTS AND ASSIGNMENTS

         a. Unless otherwise agreed by the terms of this Contract, the Contractor shall not subcontract with any other party for the furnishing of any of the work or services contracted for herein without the prior written approval of the Department. The subcontract shall incorporate by reference the terms and conditions of this Contract.



b. No rights or obligations of the Contractor under this Contract shall be assigned without the prior written approval of the Department.



5.      OWNERSHIP OF INFORMATION

Title to all reports, information, data, computer data elements and software prepared by the Contractor in performance of this Contract shall vest in the State. Subject to applicable State and Federal laws and regulations, the State shall have full and complete rights to reproduce, duplicate, disclose and otherwise use all such information. The Contractor shall not use or release these materials without the prior written consent of the State.

6.      ADVERTISING AND PROMOTION OF CONTRACT

The Contractor shall not advertise or publish information for commercial benefit concerning this Contract without the prior written approval of the Department.



7.       CONFIDENTIALITY OF RECORDS

The Contractor shall establish and maintain procedures and controls that are acceptable to the Department for the purpose of assuring that no information contained in its records or obtained from the Department or from others in carrying out its functions under this

Contract shall be used or disclosed by the Contractor or the Contractor's agents, officers, or employees, except as is essential to the performance of duties under this Contract.

Persons requesting such information should be referred to the Department. The Contractor also agrees that any information pertaining- to offenders shall not be divulged, 0 other than to employees or officers of Contractor as is required for the performance of duties under the Contract, except upon the prior written consent of the Department.



8.      BOOKS AND RECORDS

        Contractor shall retain and shall require all of its subcontractors to retain for inspection and audit by the State all books, accounts, reports, files and other records relating to the bidding and performance of this Contract for a period of five (5) years after its completion.


Upon request by the Department, a legible copy of all such records shall be produced by the Contractor at the administrative office of the Department or at the office of the State Auditor. The original of all such records shall also be available and produced for inspection and audit when requested by the State Auditor or the Department to verify the authenticity of copy.

9.      FINANCIAL AUDIT

At any time during, the term of this Contract, the Contractor's or any subcontractor's books and records are subject to audit by the Department and by any other appropriate agent of State or Federal Government, to the extent that the books and records relate to the performance of the Contract or subcontract.



10.     REPORTS

Records which relate to disputes, litigations or the settlement of claims arising out of the performance of this Contract, or to cost and expenses of this Contract as to which exception has been taken by the Director, or his designee, shall be retained by the Contractor until such appeals, litigations, claims or exceptions have been finally resolved.


11.     VISITATION AND INSPECTION

Department representatives or other appropriate agents of the State or Federal government shall. with timely notice to the Contractor, be entitled to review and inspect the Contractor's facilities, its program operation and those records which pertain to the program or services funded by this Contract during, the term of this Contract.


12.     PROGRAM EVALUATION

The Department shall be entitled, during the term of this Contract, to evaluate Contract Services. Evaluations will assess the quality and impact of Contract Services, either in isolation or in comparison with other similar services and will assess the Contractor's progress and success in achieving the goals and objectives set forth in the Scope of Services.

13.     INDEMNIFICATION

Contractor shall indemnify, defend and hold harmless the State from any claim, demand, suit, liability, judgment and expense (including any attorneys' fees and other costs of litigation) arising out of or relating to injury, disease, or death of persons or damage to or loss of property resulting from or in connection with the negligent performance of this Contract by the

Contractor, its agents, employees, and subcontractors or any one for whom the Contractor may be responsible. The obligations, indemnities and liabilities assumed by the Contractor under this paragraph shall not extend to any liability caused by the negligence of the State or its employees. The Contractor's liability shall not be limited by any provisions or limits of insurance set forth in this Contract. The Department shall reasonably notify the Contractor of any claim for which it may be liable under this paragraph



14.     INSURANCE

        a. Without limiting any liabilities or any other obligations of Contractor, Contractor shall provide and maintain and cause its subcontractors to provide and maintain insurance coverage with forms and insurers acceptable to the State, until all obligations under this Contract are satisfied, as follows:



(1) Workers' Compensation insurance to cover obligations imposed by Federal and State statutes having jurisdiction of its employees engaged in the performance of the Services, and Employers' Liability insurance with a minimum limit of one hundred thousand dollars ($100,000). Evidence of qualified self-insured status shall also suffice for this section.



(2) Commercial general liability insurance with a minimum combined single limit of one million dollars ($1,000,000) each occurrence. The policy shall include coverage for bodily injury, personal injury, broad form property damage, blanket contractual, contractor's protective and products and completed operations.



(3) Comprehensive automobile liability insurance with a combined single limit for bodily injury and property damage of not less than one million dollars ($1,000 , 000) each occurrence with respect to Contractor vehicles (whether owned, hired, non-owned), assigned to or utilized in the performance of this Contract.



(4) Professional liability insurance with limits of one million dollars ($1,000,000) each claim.



b. The policies required by section a. (2), (3) and/or (4) shall name the State of Arizona, its agents, officials and employees as additional insured and shall specify that the insurance afforded Contractor shall be primary insurance and that any insurance coverage carried by the State, the Department or its employees shall be excess coverage except as provided by State law, and not contributory insurance to that provided by the Contractor..

C. Failure on the part of the Contractor to procure and maintain the required liability insurance and provide proof thereof to the Department within thirty (30) days following the commencement of a new policy period, shall constitute a material breach of the. Contract upon which the Department may immediately terminate this Contract. Prior to the effective date of this Contract, the Contractor shall furnish the Department with an appropriately executed certificate of insurance. Such certificate shall identify this Contract and contain provisions that coverage afforded under the policies shall not be canceled, terminated or materially altered until at least thirty (30) days prior written notice has been given to the Department. The Contractor may utilize the State of Arizona Certificate of Insurance (RM-7200.1) or other forms acceptable to the State to identify insurance coverage. The State of Arizona reserves the right to request and receive certified copies of any or all of the above policies and/or endorsements.



15.      WARRANTY

Contractor warrants that all non-service items furnished pursuant to this Contract shall be free from defects and shall conform to Contract requirements. Any items determined by the Department to be in nonconformity with this warranty shall be repaired or replaced, at the Department's option and at the Contractor's expense, for up to one year following the completion or termination of this Contract. The Contractor warrants that, for one year after acceptance by the Department of the materials, they shall be:



a. Of a quality to pass without objection in the trade under the Contract description;

b. Fit for the ordinary purposes for which the materials are used;

C. In conformance with the written promises or affirmations of fact made by the Contractor.



16.     RIGHT TO ASSURANCE

        If the State in good faith has reason to believe that the Contractor does not intend to perform or continue performing this Contract, the Department may demand in writing that the Contractor give a written assurance of intent to perform. The demand shall be sent to the Contractor by certified mail, return receipt required. Failure by the Contractor to provide written assurance within the number of days specified in the demand may, at the Department's option, be the basis for terminating the Contract under paragraph 19.



17.     DISPUTES

a. In the event of a controversy concerning a question of fact arising under this Contract which cannot be resolved by mutual agreement between the Contract Administrator and the Contractor, the aggrieved or dissatisfied person may file a written request for review with the Department's Director. The request for review must specifically outline the parameters of the controversy and only those facts presented within those specific parameters will be reviewed by the Director who shall adhere to the Arizona Procurement Rules and Regulations in responding to' the issue presented. The Contractor may appeal the Director's final decision to the Director. of the Department of Administration within five days of receipt of the Director's decision in accordance with the Arizona Procurement Rules and Regulations. Hearings on appeals of claims decisions shall be conducted as contested cases pursuant to the Arizona Procurement Rules and Regulations and the Arizona Administrative Procedures Act (Article 1, Chapter 6, Title 41, Arizona Revised Statutes) except for those claims which are subject to arbitration as set forth in paragraph "b" below. Pending, final decision of the controversy, the Contractor shall proceed diligently with the performance of the Contract and in accordance with the Director's decision.



         b. The parties agree to use arbitration to resolve disputes to the extent required by A.R.S. 12-1518.



18.      TERMINATION OF CONTRACT

         The Department, or the State, may terminate this Contract under any of the conditions following:



a. The Department, in addition to other rights set forth elsewhere in the Contract, reserves the right to terminate this Contract, in whole, or in part without cause, effective thirty (30) days after mailing written notice of termination by certified mail, return receipt requested, to the Contractor.



(1) In the event of termination as provided in this section, the Contractor shall stop all work as specified in the notice of termination and immediately notify all subcontractors in writing to do the same.



(2) Contractor shall be paid the Contract price for all services and items completed. In addition, Contractor will be paid its reasonable actual costs for work in progress as determined by generally accepted accounting principles and practices. Upon such termination, the Contractor shall deliver to the Department a complete set of all documents, programs and other information described in the Contract.



b. The Department may, by written notice to the Contractor, also terminate this Contract if it is found that gratuities in the form of entertainment, gifts, or otherwise were offered or given by the Contractor, or any agent or representative of the Contractor, to any officer or employee of the State with a view toward securing a contract or securing favorable treatment with respect to the awarding, or amending or the making of any determinations with respect to the performance of such contract; provided, that the existence of the facts upon which the Department makes such findings shall be in issue and may be reviewed in any competent court. If the Contract is terminated under this section, unless the Contractor is a governmental agency, instrumentality or subdivision thereof, the Department shall be entitled, by way of penalty, to exemplary damages in the amount of three times the costs incurred by the Contractor in providing any such gratuities to any such officer or employee, in addition to any other damages to which it may be entitled by law.



C. The State of Arizona may cancel this Contract without penalty or further obligation to the State pursuant to A.R.S. 38-511, if any person significantly involved in initiating, negotiating, securing,, drafting or creating this Contract on behalf of the State of Arizona is or becomes at any time, while this Contract or any extension of this Contract is in effect, an employee of any other party to this Contract in any capacity or a consultant to any other party to this Contract with respect to the subject matter of this Contract. Cancellation shall be effective when written notice is received by all parties to this Contract, unless the notice specifies a later time.



19.     DEFAULT

        a. The Department, in addition to other rights set forth elsewhere in the Contract, may at any time terminate this Contact in whole or in part, if it is determined that the Contractor has failed to perform any requirements of this Contract or has failed to make satisfactory progress toward performance.


        b. The Contractor shall continue the performance of this Contract to the extent not terminated under the provisions of this section.

C. In the event the Department terminates this Contract in whole or part as provided in this section, the Department may procure, upon such terms and in such manner as it may deem appropriate, services similar to those so terminated, and unless the Contractor is a governmental agency, instrumentality or subdivision thereof, it shall be liable to the Department for any excess costs incurred by the Department in obtaining- such similar services.



d. If this Contract is terminated as provided herein, the Department, in addition to any other rights provided in this section. may require the Contractor to transfer title to and deliver to the State, in the manner and to the extent directed by the Department, such partially completed reports or other documentation as the Contractor has specifically, produced or specifically acquired for the performance of such part of this Contract as has been terminated. Payments for completed reports and other documentation delivered to and accepted by the Department shall be at the contract price. Payment for partially completed reports and other documentation delivered to and accepted by the Department shall be in an amount agreed upon by the Contractor and the Department.



e. The rights and remedies of the Department enumerated in this section shall be in addition to any other rights and remedies provided by or under this Contract.


20.      NON-DISCRIMINATION

The Contractor shall comply with State Executive Order No. 75-5 which mandates that all persons, regardless of race, color, religion, sex, age, national origin or political affiliation, shall have equal access to employment opportunities, and all other applicable Federal and State laws, rules and regulations, including the Americans with Disabilities Act. The Contractor shall take affirmative action to ensure that applicants for employment and employees are not discriminated against due to race, creed, color, religion, sex, national origin or disability. The Department is an Equal Employment Opportunity Agency.

21.     ASSIGNMENT OF OVERCHARGES

The Contractor assigns to the State any claim for overcharges resulting from antitrust violations to the extent that those violations concern materials or services supplied by third parties to the Contractor toward fulfillment of this Contract.



22.     CONTRACT PAYMENTS

        a. Funds may not presently be available for performance under this Contract beyond the current fiscal year. No legal liability on the part of the State for any payment may arise under this Contract beyond the current fiscal year until funds are made available for performance of this Contract. The Department will make reasonable efforts to secure such funds. The Department shall not be liable for any purchases and/or contracts entered into by the Contractor in anticipation of such funding.



b. Payments made by the Department to the Contractor are conditioned upon receipt of applicable, accurate and complete reports to be submitted by the Contractor.



C. If the Contractor is in any manner in default in the performance of any obligation under this Contract, or if audit exceptions are identified, the Department may, at its option and in addition to other available remedies, either adjust the amount of payment or withhold payment until satisfactory resolution of the default or exception. The Contractor shall have the right to written notice of the Department's action in adjusting the amount of payment or withholding payment. Under no circumstances shall the Department authorize payment to the Contractor that exceeds an amount specified in the Contract without a written amendment to the Contract. The Department may, at its option, withhold final payment under the Contract until receipt of all final reports and deliverables or completion of any financial audit.



23.      RECOUPMENT OF CONTRACT PAYMENTS

a. Any unearned Department funds that have been paid to the Contractor and remain in its possession at the end of the contract period, or at the time of termination of the Contract, shall be refunded to the Department within forty-five (45) days thereafter.

b. The Contractor shall reimburse the Department for all contract funds received which are determined by the Department or the Auditor General not to have been earned in accordance with the terms of the Contract.

         C. If Federal or State audit exceptions are made relating to this Contract the Contractor shall reimburse all costs incurred by the State of Arizona and the Department associated with defending against the audit exception or performing an audit or follow-up audit including but not limited to: audit fees, court cost travel costs, penalty assessments, attorney fees for the Assistant Attorney General, based upon reasonable charges in the community, and all other costs of whatever nature.



d. Immediately upon notification from the Department, the Contractor shall reimburse the amount of the audit exception and any other related costs directly to the Department.



      e. The Contractor shall indemnify the Department and the State of Arizona and hold them, their officers, agents, and employees harmless against any and all liability or damages in regard to audit exceptions.


24.      INFRINGEMENT OF PATENTS AND COPYRIGHTS

                a. The Contractor, at his own expense, shall defend any claim or suit which may be brought against the State for the infringement of United States patents or copyrights arising, from the Contractor's or Department's use of any equipment, materials, or information prepared or developed in connection with performance of this Contract and in any suit will satisfy any final judgment for such infringement. The Department shall reasonably notify the Contractor of any claim for which it may be liable under this paragraph.

         b. If principles of governmental or public law are involved ., the State may participate in the defense of any such action, but no costs or expenses shall be incurred for the account of Contractor without written consent.



C. If in Contractor's opinion, the equipment, materials or information mentioned in paragraph a. above is likely to or does become the subject of a claim of infringement of a United States patent or copyright, then without diminishing Contractor's obligation to satisfy any, final award, Contractor may, with the Director's written consent, substitute other equally suitable equipment, materials and information, or at Contractor's option and expense, obtain the right for Contractor or the Department to continue the use of such equipment, materials and information.



25.     NOTICES

Whenever notice is required pursuant to the terms of this Contract, said notice shall be in writing, and shall be directed to the persons and addresses specified for such purpose in Scope of Services or to such other persons and/or addresses as either party may designate to the other party by written notice. Notice shall be delivered in person or by certified mail, return receipt requested.

26.     SUSPENSION OR DISBARMENT

The Department may, by written notice to the Contractor, immediately terminate this Contract if it is determined that the Contractor has been disbarred, suspended or otherwise lawfully prohibited from participating in any public procurement activity.



27.      NONEXCLUSIVE REMEDIES

The rights and the remedies of the State under this Contract are not exclusive.

                               SPECIAL PROVISIONS


  With regard to the General Provisions:
  All  references to Contractor  shall mean  Correctional  Services  Corporation
  (CSC). All references to Contract shall mean "Agreement.

  PARAGRAPH 13
  Paragraph 13 is replaced by Article VIII of the Scope of Services.

  PARAGRAPH 14
  Paragraph 14 is replaced by Paragraphs 8.2-4, 8.2.5 and Attachment #8 of this Agreement.

  PARAGRAPH 18
  Subparagraph a is amended to read as follows:

  The Department, in addition to other rights set forth elsewhere in the Agreement reserves the right to terminate this Agreement, in whole, or in part without cause, one year after receipt of the first inmate, effective ninety
  (90) days after mailing written notice of termination by certified mail, return receipt requested, to CSC.


PARAGRAPH 24

Paragraph 24 is replaced by Paragraph 8.6 in Article VIII of the Scope of Services

ATTACHMENT #2



                              POSITION DESCRIPTION

Name of Contractor:

Position Name:

         Check the box if this is a security position. Check the box if this is a position performing case management services.

         Check the box if this is a position responsible for entry of inmate information into the Adult Inmate Management System (AIMS)

WORK DESCRIPTION - In general terms, what will the work assignment be for an employment working in this position?




WORK PRODUCTS - What will result from the work performance?




RESPONSIBILITY   -  For  what  will  the  employee  in  this  position  be  held responsible? (For example, money, equipment, safety of others, product quality, work methods, policies or procedures, etc.)




AUTHORITY - What kinds of decisions will the employee in this position be authorized to make? What kinds of decisions will require clearance from the supervisor?



KNOWLEDGE - What does an employee have to know to perform satisfactorily in this position? By knowledge is meant familiarity with something or possession of information or understanding in the mind. State specifically what the employee must know. (Do not give degrees and do not list entire fields, such as chemistry, engineering or psychology.)



SKILLS - What skills must the employee in this position have acquired in order to perform work satisfactorily? By skill is meant the developed capability to perform tasks or actions effectively. A skill may be developed in a variety of manual, physical, intellectual or interpersonal activities. Please be specific.



WORK ACTIVITIES - What are the actual work activities the employee will experience in the course of performing work assignments? What will the employee be doing?



MINIMUM QUALIFICATIONS -




To whom will any employee in this position report?

                                  ATTACHMENT #3


             Name of Contractor: Correctional Services Corporation

                                 SUBCONTRACTORS
                    (Please duplicate this page if necessary)



Name (Business):  Correctional Services, Inc.
Address:  12647 Olive Boulevard, St. Louis, Missouri 63141
Telephone Number(s):
Type of Service: Inmate Medical Services
Contact Person: Michael G. Pfeiffer, Executive Vice President



Name (Business):
Address:
                    Street         City                   Zip
Telephone Number(s):
Type of Service:
Contact Person:



Name (Business):
Address:
                    Street         City                   Zip
Telephone Number(s):
Type of Service:
Contact Person:



Name (Business):
Address:
                    Street         City                   Zip
Telephone Number(s):
Type of Service:
Contact Person:

                                  ATTACHMENT #4

PRE-SERVICE SECURITY TRAINING


Listed by Functional Areas and Course Titles

Functional Area I:  Ethics and Professionalism



Course Titles:                                                                                  Hours


*Employee Rules and Regulations                                                                  3.0
*Valuing Work Force Diversity/EEO                                                                3.0
 Ethical Staff-Inmate Relations                                                                  3.0
*Employee Grievance                                                                              1.0
 Professionalism and Ethics                                                                      3.0
*Uniform and Grooming                                                                            1.5

TOTAL COURSE HOURS                                                                              14.5


Functional Area II:  Inmate Management

Course Titles:                                                                                  Hours

Sociology of a Correctional Institution                                                          2.0
Inmate Supervision                                                                               5.0
Inmate "Games" (Manipulation and Set-Ups)                                                        3.0
Inmate Classification System                                                                     2.0
Inmate Ethnic Diversity                                                                          6.0
Discretion and Decision Making                                                                   5.0
Inmate Grievance System                                                                          1.0
Inmate Programs                                                                                  1.5
Inmate Disciplinary System                                                                       6.0

TOTAL COURSE HOURS                                                                              31.5


Functional Area III:  Legal Issues

Course Titles:

Criminal Justice System, Law and Rights                                                          6.0
Arizona Government                                                                               1.0
Use of Force                                                                                     3.0

TOTAL COURSE HOURS                                                                              10.0


Page 2
Attachment #4
Pre-Service Security Training


Functional Area IV:  Communications


Course Titles:                                                                                  Hours



Report Writing                                                                                   6.0
Basic Communication                                                                              3.0
Radio and Telephone Communication                                                                2.0
   (Knowledge of Department radio system shall be
   required relevant to direct communication to
   the Department)
Observation (Use of a Field Notebook)                                                            1.0
Oral Reports                                                                                     3.0
Effective Study and Note Taking                                                                  0.5

TOTAL COURSE HOURS                                                                              15.5


Functional Area V:  Officer Safety

Course Titles:                                                                                  Hours

Non-Lethal Weapons Familiarization                                                               4.0
Chemical Agents                                                                                  4.0

TOTAL COURSE HOURS                                                                               8.0



Functional Area VI:  Applied Skills

Course Titles:                                                                                  Hours

Searches and Contraband                                                                          4.0
Transportation and Restraints                                                                    3.0
Count Procedures                                                                                 1.5
Applied Skills                                                                                   7.5
Forced Cell Moves                                                                                2.0
Maximum Restraints                                                                               2.0
Inmate Property Management                                                                       3.0
Urine Collection                                                                                 1.0

TOTAL COURSE HOURS                                                                              24.0

Page 3
Attachment #4
Pre-Service Security Training








Functional Area VII:  Security, Custody and Control

Course Titles:                                                                                  Hours

Security, Custody and Control                                                                    3.0
Introduction to IMS and Emergency Procedures                                                     5.0
Crime Scene Protection                                                                           2.0
Fire Prevention/Evacuation                                                                       5.0
*Internal Investigations                                                                         2.0
Institution Observation (Including Travel Time)                                                 15.0
TOTAL COURSE HOURS                                                                              32.0

Functional Area VIII:  Conflict and Crises
Management

Course Titles:                                                                                  Hours

Introductory/Overview of Crises/Conflict in a
Correctional Institution                                                                         4.0
Goals and Concerns of Crises/Conflict in a
Correctional Institution                                                                         3.0
Principles and Techniques of Crises, Conflict
Intervention & Resolution in a Correctional
Institution                                                                                      6.0
Practical Skills Crises/Conflict in a Correctional
Institution                                                                                      7.0
Self-Defense Training                                                                           18.0
TOTAL COURSE HOURS                                                                              38.0

Functional Area IX:  Medical and Mental Health

Course Titles:                                                                                  Hours

First Aid (Medical Signs/Symptoms)                                                               2.0
Basic Life Support - (Requested graphics are
contained within lesson plan)                                                                    7.0
Communicable Disease Control                                                                     3.0
Communicating Signs and Symptoms of Mental Illness                                               2.0
Narcotics and Dangerous Drugs                                                                    2.0
Substance Abuse Awareness                                                                        3.0
Physical Fitness Training                                                                       22.5

TOTAL COURSE HOURS                                                                              41.5



*Indicates courses to be taught by CSC utilizing CSC's curricula and lesson plans, if approved by the Department.

ATTACHMENT #5
REQUIRED COURSES
PRE-SERVICE NON-SECURITY TRAINING
(New Employee Orientation)

PHASE I

         A.     Initial Orientation

                1.     Employee Vehicle Searches and Contraband
                2.     Inmate/Staff Relations
                3.      Background Checks and Arrest/Citation/Incarceration


B.      Occupational Safety

                1.   Bloodborne Pathogens
                2.     Work Safety and Prevention

PHASE II

         A.     Introduction to Arizona State Government

                1.     Arizona History
                2.     Executive Branch of Arizona Government
                3.     Legislative Branch of Arizona Government
                4.     Judicial Branch of Arizona Government

        B.      Arizona Department of Corrections

        1.   Arizona Department of Corrections
        2.   Divisions and Bureaus
        3.   Institutions, Offices, Release Centers, Private
             Institutions, COTA
        4.   Chain of Command
        5.   Criminal Justice System (Federal, State, County and City)
        6. Arizona and Department of Corrections Demographics and Cost of Incarceration

      C.     Institutional (Specific) Orientation

      1.     Institutional Organization and Units
      2.     Institutional Organization and Unit Structure
      3.     Institutional Demographics, Budget and Staffing
      4.     Terminology, Abbreviations, Codes, Acronyms

Page 2
Attachment #5
Required Pre-Service Non-Security Training

D. Institutional Sociology and Inmate Programs
      1 - Inmate Demographics
      2.     Inmate Visitation
      3.     Inmate Work Programs and Inmate Work Incentive Pay Plan
             (WIPP)

4.      - Inmate Grooming and Dress Standards
        5.        Inmate Non-Work Programs
        6.        Special Inmate Populations
        7.        Inmate Gangs and Cultures

E.    Institutional Operations and Security
      1.   Institutional Security
      2.   Inmate Accountability/Counts/Passes/identification
      3.   Tool and Key Control
      4.   Inmate Transportation and Movement
      5.   AIMS, Telephone Security, Inmate Telephone Usage, Security
           Radios
      6.   Vehicle Security
      7.   Emergency Procedures, Disturbances and Incident Management

F.    Staff/Inmate Relations and Staff/Staff Relations
      1.     Inmate Manipulation, Games and Set-ups
      2.     Financial, Social and Romantic Relationships
      3.     Verbal Abuse and Non-Verbal Intimidation
      4.     Incident Reports and Supervisor Assistance
      5.     Staff to Staff Relationships

G.      Inmate Management and Supervision
        1.   Inmate Supervision Techniques
        2.   Inmate Classification System
        3.   Inmate Disciplinary System and Write-ups
        4.   Inmate Grievance System
        5.   Inmate Access to Courts and Legal System

H.      New Employee Orientation (NEO) Program Review and
        Summarization

           Recordkeeping
           a.     Bloodborne Pathogens
           b.     Professionalism and Ethics I
         c. NEO

Page 3
Attachment #5 Continued
OPTIONAL COURSES
PRE-SERVICE NON-SECURITY TRAINING
(New Employee Orientation)

PHASE I

A.      Initial Orientation - Overview

        1.     Department of Corrections (ADC) Mission Statement
        2.     ADC Code of Ethics
       3.         Professional Grooming and Dress Standards
        4.   Review ADC Employee Handbook
a.      Employee Benefits & Personnel Programs
b.      After Hours Employment
        5.        Employee Performance and Appraisal System
        6.        Telephone Skills and Directory Reference

B.    Institutional Introduction

      1.     Warden's Welcome
      2.     Institutional Structure and Organization
      3.     Next Scheduled New Employee Orientation Program
      4.     Individualized Employee Training Plan

C.    Personnel Processing -- In-Take

      1.     W-2 Payroll, Salary, Work Hours, PAR, Types of Leave
      2.       ADC Photo and Identification
      3.       Emergency Contact Data
      4.       Employee Benefits, Health Insurance
      5.       Major Personnel Programs
      6. Deferred Compensation Program, Retirement, Disability, etc.
      7.       Arizona Driver's License, Registration and Auto Insurance
      8.       Conditions of Employment Form
      9.       Credit Unions
      10.    ADC Employee Handbook
      11.   Industrial Injury Reports

D.      Work Site Orientation
        1.   Introduction to Supervisor
        2.   Telephone Usage and Director
        3.   Meals and Dining Facilities
        4.   Transportation, Car Pooling, Parking
5.       Employee Performance and Appraisal System Discussion

Page 4
Attachment #5
Optional Pre-Service Non-Security Training

PHASE II

         A.     Staff Development and Training

                1.    Annual Training Requirement
                2.    Tuition Reimbursement Program
                3.    Community College Program
                4.    Continuing Education and Licensure Credits
                5.    Outside Training Activities and Credit
                6.    Employee Training Records

B.    Civil Rights and Employee Discrimination Issues

      1    - EEO and Affirmative Action for ADC
      2.     Sexual Harassment
      3.     Americans with Disabilities Act (ADA)

C. Institutional Familiarization Tour

1 - Points of Interest
2.      Perimeter Security
3.      Parking Locations
4.      Communications and Central Control

D.      Professionalism and Ethical Behavior

        1.     Employee Discipline
        2.     Code of Ethics
        3.     Policies, Rules, Laws
        4.     Professional Responsibility
        5.     American Correctional Association

E. Valuing Staff Diversity

1. Cultural
2. Racial
3. Gender
4.    Disability

F. New Employee Program Review and Summarization

1 - Questions and Answers/Review
2.       Final Examination

ATTACHMENT #5
Page 5

                   COTA VIDEOTAPES VIDEOTAPES THE CONTRACTOR.
               WILL HAVE TO PURCHASE FROM THE IDENTIFIED VENDORS:



TITLE                                                                                            VENDOR



THE CORRECTIONAL OFFICER: EXTERIOR SECURITY                                                      AIMS MEDIA
THE CORRECTIONAL OFFICER: TACTICAL MISTAKES                                                      AIMS MEDIA
THE CORRECTIONAL OFFICER: INMATE TRICKS                                                          AIMS MEDIA
THE CORRECTIONAL OFFICER: OFFICER OBSERVATION                                                    AIMS MEDIA
THE CORRECTIONAL OFFICER: PRINCIPLES OF SECURITY                                                 AIMS MEDIA
THE CORRECTIONAL OFFICER: INTERIOR SECURITY                                                      AIMS MEDIA
THE CORRECTIONAL OFFICER:                                                                        AIMS MEDIA
  ASSAULT ON OFFICERS, ATTITUDE MISTAKES                                                         AIMS MEDIA
THE CORRECTIONAL OFFICER: HANDLING AGGRESSIVE INMATES                                            AIMS MEDIA
THE CORRECTIONAL OFFICER: COMMUNICATION SKILLS                                                   AIMS MEDIA
THE CORRECTIONAL OFFICER: DECISION EXERCISES                                                     AIMS MEDIA
THE CORRECTIONAL OFFICER: ETHICS & CONDUCT                                                       AIMS MEDIA
CRIME SCENE PRESERVATION                                                                         AIMS MEDIA
EMOTIONAL DISTURBANCES                                                                           AIMS MEDIA
SUICIDAL INMATES                                                                                 AIMS MEDIA
SUPERVISION OF SPECIAL INMATES                                                                   AIMS MEDIA
CON GAMES INMATES PLAY                                                                           AIMS MEDIA
PRINCIPLES OF DISCIPLINE                                                                         AIMS MEDIA
COURTROOM DEMEANOR                                                                               AIMS MEDIA
SECURITY IN A CORRECTIONAL INSTITUTION                                                           AIMS MEDIA
OFFICER SAFETY                                                                                   AIMS MEDIA
DINING ROOM CONDUCT                                                                              AIMS MEDIA
INTRODUCTION TO CONTRABAND                                                                       AIMS MEDIA
INMATE BODY SEARCHES CLOTHED AND UNCLOTHED                                                       AIMS MEDIA
CELL SEARCHES                                                                                    AIMS MEDIA
RECOGNIZING DRUG ABUSE                                                                           AIMS MEDIA
PROBLEM EXERCISES: STAFF/INMATE RELATIONS                                                        AIMS MEDIA
INMATE/STAFF RELATIONS - PART I                                                                  AIMS MEDIA











Attachment #5
COTA Videotapes
Page 6

TITLE                                                                                            VENDOR
INMATE/STAFF RELATIONS - PART II                                                                 AIMS MEDIA
HOW INMATES VIEW STAFF                                                                           AIMS MEDIA
DOING TIME - LIFE AS AN INMATE                                                                   AIMS MEDIA
SUPERVISION OF INMATES                                                                           AIMS MEDIA
DRUG PROFILES                                                                                    AIMS MEDIA
BASTA                                                                                            CALIFORNIA DOC
A MATTER OF BALANCE                                                                              CINEMED
YOU MAKE THE DIFFERENCE                                                                          COPELAND &GRIGGS
EXTINGUISH THAT FIRE                                                                             FILM COMMUNICATION
FIRE CONCEPTS AND BEHAVIOR                                                                       FILM COMMUNICATION
PCP YOU NEVER KNEW                                                                               HARPER & ROW CORRECTIONAL
MEDIANO SHORTCUT TO SURVIVAL                                                                     LA EDUCATIONAL MEDIA
CON GAMES BEHIND BARS                                                                            LA EDUCATIONAL MEDIA
FIRE IN THE JAIL                                                                                 MTI FILM AND VIDEO
SERIOUS BLOODBORNE INFECTIONS:
   CORRECTIONAL WORKERS                                                                          MVD #172 MERCK, VACCINE
DIVISION
IT'S THE LAW                                                                                     NIC
WORKING WITH HISPANIC OFFENDERS                                                                  NIC
CPR FOR BYSTANDERS                                                                               PYRAMID FILMS
WITH A LITTLE LUCK: SURVIVING A HOSTAGE SITUATION                                                PYRAMID FILMS
BILL COSBY ON PREJUDICE                                                                          PYRAMID FILMS



Attachment #5
COTA Videotapes
Page 7 .


VIDEOTAPES FILMED BY THE DEPARTMENT AND FURNISHED TO THE CONTRACTOR AT
NO CHARGE:

FORCED CELL MOVES
MAXIMUM RESTRAINTS
INCIDENT COMMAND SYSTEM
INMATE URINE COLLECTION
INMATE PROPERTY INVENTORY
USE OF RADIOS

ATTACHMENT #6

                      INMATE TIME SHEET FOR DEPOSIT TO AATF
                            (Duplicate as necessary)

Contractor:

Secure Prison:  Arizona State Prison-Florence West (ASP-FW)

Reporting Period:

ATTACHMENT #7 (FORMS NOT INCLUDED IN THIS DOCUMENT)


1.       PER DIEM INVOICE FORM
         A.       PER DIEM SUPPORTING DETAIL FORMS
         B.       PER DIEM CORRECTION SHEETS

2.       MONTHLY REPORTING
         FORM FOR MONIES
         OWNED/PAID BY INMATES
         FOR HEALTH CARE
         SERVICES RECEIVED

ATTACHMENT #8



                             INSURANCE REQUIREMENTS

I.       COMMERCIAL GENERAL LIABILITY Coverage is to include:
           1 . Minimum Limits of liability: $5,000,000 combined single limit each occurrence, with an aggregate limit of $20,000,000. All deductibles or self-insured retention levels shall be reviewed for financial adequacy.

           2. Premises & operations, independent contractors, completed operations and products liability.

        3. The Broad Form Commercial General Liability Endorsement or equivalent coverage.

        4. The definition of personal injury be extended to include mental injury, shock, fright, humiliation and invasion of a private occupancy.

        5. Extension of the definition of occurrence to the effect that "injury or property damage committed to protect any person or property shall not be considered to be either expected or intended from the standpoint of the insured. "

        6. Notice of Occurrence wording as follows: "Failure of an agent, servant, or employee of the insured to notify the company of any occurrence of which he has knowledge, shall not invalidate the insurance afforded by this policy as respects Additional Insured. "

        7. Knowledge of Occurrence wording as follows: "Knowledge of an occurrence by an agent, servant, or employee of the insured shall not in itself constitute knowledge by the insured, unless the insured director shall have received such notice from its agent, servant, or employee."

        8. Coverage to include all elected or appointed officials and to extend to the liability of the Department, its departments, agencies, boards and commissions, and its agents, officers, directors, and employees with respect to the operation of the Contractor.

        9. All employees and volunteers should be included as insured "while acting on behalf of or for the benefit of the named insured. " Any exclusion of coverage as respects injury to fellow employees is to be deleted at the insured option.

        10. Employee Benefit Liability Protection: Coverage should be applicable to "all employee benefit plans" of Contractor and its departments, agencies, boards and commissions and all officers, agents and employees thereof.

        11. Deletion of any exclusion for explosion, collapse and underground property damage hazards.

           12. Products coverage shall be for all products of any kind.

        13. It is agreed that damages is defined to mean compensatory damages and includes punitive damages unless it is against public policy to pay punitive damages.

        14. Coverage is to include personal injury and property damages arising from the law enforcement activities including jail operations.

        15. Occurrence shall include acts committed to protect life or property, or in the pursuit of assigned duties.

        16. Personal injury to include: bodily injury, mental injury, anguish or shock, sickness or disease, including death or disability at any time resulting therefrom and resulting from the following:

                  a. Wrongful entry, eviction or other invasion of the right of private occupancy;

                  b.       Discrimination;

                           c.  Humiliation;

                           d. The publication or utterance of a libel, slander or other defamatory or disparaging material, or a publication or utterance in violation of an individual's right of privacy;

                           e.  Assault and battery;

                           f.  First Aid, failure to render medical assistance;

                           g.  Violation of property rights;

                            h.  Violation of civil rights; or

                            i.  Jail operations

         17. No exclusion pertaining to injury of an individual in the custody of the Contractor or failure to render medical assistance, or failure to provide adequate protection.

Additional insured: The State and the Department of Corrections shall be additional insured as their interest may appear with respect to the operations of the Contractor.

II.     COMMERCIAL AUTOMOBILE LIABILITY

               1. To cover all owned, hired and non-owned vehicles including automobiles and trucks under long term lease. Minimum Limit of Liability: $1,000,000 combined single limit each occurrence, with an aggregate limit of $16,000,000. All deductibles or self-insured retention levels shall be reviewed for financial adequacy.

         2. Uninsured/underinsured motorist coverage should be included.

        3. Additional insured coverage for lessors of leased vehicles where required by the terms of the lease.

        4. Deletion of Fellow Employee Claim Exclusion at the insured option.

    5.  Contractual Liability Exclusion not to apply to "hired car" coverage.

         6. Notice and Knowledge of Occurrence Provision to be the same as found under the Commercial General Liability coverage.

         7. Coverage to apply to mobile equipment while being transported by a covered vehicle.

         8. Trailers to be insured whether or not designed for travel on public roads.

  Additional Insured: The State and the Department of Corrections shall be additional insured as their interest may appear.

III.     OTHER PROFESSIONAL LIABILITY

Professional liability insurance with minimum limits of $3,000,000 combined single limit shall be required for providers of professional services who may include, but need not be limited to, the following:

1.          Teachers                             4. Nurses
2.          Social Workers                       5. Lawyer
3.          Doctors                              6. Consultant

Additional Insured: The State and the Department of Corrections shall be additional insured as their interest may appear with respect to the operations of the Contractor.

IV. PROPERTY

           1.     Building and Contents

                  a. Coverage should apply on a blanket basis and with an Agreed Amount Clause.

                  b.   Perils are to be insured on an "All Risk" basis.

                  c. Replacement cost coverage should apply to all building and contents; vehicles parked within the confines of their service center(s), fire stations, or normal garage locations are to be included.

d. The deductible should apply per occurrence. All deductibles or self- insured retention levels shall be reviewed for financial adequacy.

e. Coverage to allow insured to rebuild destroyed building on another site.

f. Full policy limits to apply to glass losses involving catastrophic losses (i.e., fire, explosion, windstorm, etc.)

2.       Time Element

         a. Combined business interruption and extra expense coverage with limits of $100,000 is desired on a blanket all-risk basis.

                  b.     Coverage should include an Agreed Amount Clause.

V.      MOBILE EQUIPMENT FLOATER

        1. Coverage should be All Risk including flood and water damage.

        2. Coverage should continue in force if property is loaned or rented.

         3. Coverage should be on a replacement cost basis with no co-insurance requirement.

4. Coverage to automatically apply to newly acquired equipment, subject to a maximum limit of $1,000,000 and reporting of such acquisition within 90 days.

VI.      ELECTRONIC EQUIPMENT/DATA PROCESSING

           1. Coverage in the form of an All Risk Data Processing System Equipment policy or equivalent.

2. Coverage is for data processing systems, including equipment and component parts with replacement Value.

3. Coverage should be broadened to include the additional perils of:

        a.   Accidental erasure;

        b.   Electronic and magnetic injury;

        c.   Mechanical breakdown;

        d.   Change in temperature;

        e.   Dryness and dampness of atmosphere;
        f. Transit coverage.

4. Valuation will be on a replacement cost basis with either no Co-Insurance Clause or an Agreed Amount Endorsement.

5. Media reconstruction, including extra expense, should be included to a limit of $100,000.

VII.       VALUABLE PAPERS

           1. All Risk Valuable Papers coverage (other than data processing media) with blanket limits of $100,000 for all locations. Coverage should apply to reconstruction of the insured records.

2.      Coverage to include transit coverage.

3. No provisions requiring storage in vault, safe or metal cabinet.

4. Exclusion relating to loss of property not specifically declared if such property cannot be replaced with other of like kind to be eliminated.



VIII.        BOILER & MACHINERY

             1. "Broad Coverage" for mechanical, electrical and air conditioning equipment.

             2. Limits should equal loss to property of the insured. Contamination should be covered, as well as extra expense, business interruption, consequential loss, and off-premises power/utility service loss should be provided.

           3.     Coverage should be on a repair or replacement basis.

           4. Expediting expenses should be covered with a minimum limit of $25,000.

IX.      EMPLOYEES BLANKET BOND, DISAPPEARANCE, DESTRUCTION AND
         DISHONESTY

1 . Employee Blanket Bond (fidelity) and crime coverage shall be for all employees and officials for a minimum limit of $1,000,000. Coverage should apply to terminated employees and officials for ninety (90) days following termination.

         2. Coverage is to include third party funds in the custody of the Contractor.

X.       WORKERS' COMPENSATION

                  Statutory benefits must be provided, plus Employer's Liability minimum limit of $1,000,000.

ATTACHMENT #9



                        ARIZONA DEPARTMENT OF CORRECTIONS
                                   DEFINITIONS
                          TYPES OF WRITTEN INSTRUCTIONS



Written Instructions - The primary method for management to communicate its philosophy, mission and expectations to employees, inmates and the public. The following are the only written instructions authorized for development after January 1995.

Department Orders

         The highest level of written instruction within the Department issued under the Director's signature and uniformly numbered and formatted. These written instructions cross organizational lines to guide the administration and operation of the Department.

Technical Manuals

         Written instructions issued by Assistant Directors by exception only. Technical Manuals are limited to cases in which a written instruction affects ONLY ONE Division. They typically apply to a limited number of employees in highly specialized areas, providing a level of detail unnecessary to the majority of employees. Technical Manuals shall:

Not place responsibility or requirements on any other Division. Be specifically required by the Department Order.
Be consistent with the Department Order. Be uniformly formatted for each Division.
Reflect the subject of the authorizing Department Order. Be numbered consistent with the Department Order. Divisions may add alphanumeric designations to the end of the number to facilitate identification, access and retrieval.

Institutional Orders

         A written instruction issued under a Warden's or Community Correctional Center (CCC) Administrator's signature to address issues/practices unique to the institution or CCC.
         Institutional Orders shall:

Be developed only when authorized by a Department Order. Be consistent with higher level instructions. Be formatted in accordance with the Department's standardized format. Reflect the subject of the authorizing Department Order.

Be numbered in accordance with the Department's standardized numbering system. Institutions may add alpha-numeric designations to the end of the number to facilitate identification, access and retrieval.

Post Orders

         Written instructions signed by a Deputy Warden or CCC Administrator that provide a detailed description of all responsibilities, duties and functions of a particular post/work assignment, to include specific procedures for carrying out activities. Post Orders shall:

Be consistent with all higher level instructions. Be written for all identified posts. Be consistently numbered and titled from institution to institution, although content will vary to reflect local operations.

ATTACHMENT #10



PER DIEM RATES AND SLIDING SCALE



PER DIEM RATES

RTC: $29.35 per bed, per day for all 200 beds regardless of occupancy

DUI: $35.40 per inmate, per day based on 100% occupancy, as per Sliding Scale shown below



                                  SLIDING SCALE
                       TO BE USED FOR DUI PER DIEM PAYMENT



OCCUPANCY LEVEL

100%          99%        9 B,/o       97%      96%        95%        94%

TOTAL INMATES ASSIGNED

400 - 397   96 - 393   392 - 389  388 - 385  384 - 381  380 - 377  376 - 373

PAYMENT

$35.40      $35.99     $36.32      $36.66@     $37.01    $37.36    $37.72


ANY OCCUPANCY LEVEL BELOW 94% SHALL BE PAID AT A PER DEEM RATE OF $37.72.

ATTACHMENT #11



                         SUSPENSION OR DEBARMENT STATUS
                                  CERTIFICATION


By signing this certification, the offeror certifies that the firm, business or person submitting the offer has not been debarred, suspended or otherwise lawfully precluded from participating in any public procurement activity with any Federal, State or Local Government. Signing this Certification without disclosing all pertinent information about a debarment or suspension shall result in rejection of the offer or cancellation of a contract. The State also may exercise any other remedy available by law.



Signature                                 Date



Typed Name and Title of Authorized Representative

ATTACHMENT #11 Contractor Name:
Correctional Services Corporation
Contract No. DC-PO-PRIV-96/97-6790


Fee Schedule

Contractors are required to provide a per them rate that will cover provision of ALL required services. The identified rates must include amortized capital costs.

Type the rates in the spaces provided. Then fill in each expense item's relative daily cost within each rate. Ensure the allocated costs include costs for those specific services for each prison. For expenses not covered by the budget hierarchy, create a title and provide a description. Complete the Budget Narrative worksheets for each expense item to provide supporting detail and to reflect calculations used to reach shown costs.

The Fee Schedule must be signed by the authorized signatory where indicated.

Per Diem Rate for RTC beds: $  daily per bed (200 beds)

Per Diem Rate for DUI: $  per day per inmate



         Breakdown of relative daily costs included in the proposed rates:



                  Summary                              Total Daily Cost            Allocated Costs
Object            Object                                   600 Beds             RTC               DUI



  6000            Personal Services                      $
  6010            Regular Employees Compensation         $                       $               $
  6100            Employee Related Expenditures
  6110            Insurance                              $                       $               $
  6150            Retirement                             $                       $               $







  6180            Other Employee Benefits                $                       $               $
  6200            Professional and Outside Services
  6250            Financial                              $                       $               $
  6270            Institutional Care                     $                       $               $
  6290            Legal                                  $                       $               $
  6310            Medical and Hospital Services                                  $               $
  6470            Other                                  $                       $               $
  6500            Travel--In State
  6510            Public Transportation
  6540            Non-Public Transportation
  6580            Subsistence                            $                       $               $
  6590            Miscellaneous                          $                       $               $
  6600            Travel--Out-of-State
  6610            Public Transportation                  $                       $               $
  6640            Non-Public Transportation              $                       $               $
  6680            Subsistence                            $                       $               $
  6690            Miscellaneous                          $                       $               $
  6700            Food
  6710            Perishable                             $                       $               $
  6730            Non-Perishable                         $                       $               $
  6750            Miscellaneous                          $                       $               $
  6996            Payments to State Inmates              $                       $               $
  7000            Other Operating Expenditures
  7010            Advertising                            $                       $               $
  7020            Depreciation Expense                   $                       $               $
  7030            Postage Delivery Services              $                       $               $
  7040            Telecommunications                     $                       $               $






  7050          Insurance                                $                       $               $
  7100          Lease/Rental--Land & Buildings           $                       $               $
  7120          Lease/Rental--Data Processing            $                       $               $
                         Equipment
  7140          Lease/Rental--Vehicles                   $                       $               $
  7180          Lease/Rental--Other Machine and          $                       $               $
                         Equipment
  7310          Printing and Photography                 $                       $               $
  7510          Repair/Maintenance--Non-Contract         $                       $               $
  7540          Repair/Maintenance--Contract             $                       $               $
  7570          Operating Supplies                       $                       $               $
  7670          Repair & Maintenance Supplies            $                       $               $
  7710          Resale Supplies                          $                       $               $
  7850          Utilities & Related Expenditures         $                       $               $
  7960          Miscellaneous (Include interest          $                       $               $
                         expense here)
  7975          Books & Related Expenditures             $                       $               $
  7989          Educational/Training/Etc.                $                       $               $
  8100          Land                                     $                       $               $
  8200          Buildings
  8210          Non-Movable                              $                       $               $
  8230          Movable                                  $                       $               $
  8300          Improvements Other Than Buildings
  8340          Library and Museum Acquisitions          $                       $               $
                        (Law Library)
  8390          Miscellaneous Improvements Other
                        Than Buildings                   $                       $               $







8400            Machinery and Equipment
8410            Data Processing Equipment                $                       $               $
8420            Software                                 $                       $               $
8430            Motorized Vehicles                       $                       $               $
8450            Other Machinery & Equipment              $                       $               $
8550            Other Capital Outlay                     $                       $               $

                                     TOTALS:             $                       $               $



Authorized Signatory

Contractor. Correctional Services Cooperation



ersona     erv.@ices,



Summary Object 6010



Name of Private Prison: Arizona State Prison-Florence West



                       Contract No: DC-OP-PRIV-96/97-6790

                               BUDGET NARRATIVE I

Instructions: On the following pages, the Contractor shall provide written narratives for each summary object code shown as a cost factor on the fee schedule. Calculations provided via the budget narrative shall ultimately breakdown to the total daily costs shown on the fee schedule. Contractor may computerize the Budget Narrative forms; however, format and content must remain unchanged.



 .11,

 . ..........I
Summary object 6010 Regular Employees Compensation List proposed staff and accompanying monetary costs.


Position Title



                                       FTE

Base



Shift Differential



Total Payroll

Contractor:                Correctional Services C

                         ....... .. I'@..@ ......



                                       FTE



Base



Shift Differential



Total Payroll

Contractor: Correctional Services Corporation



                               BUDGET NARRATIVE I
                         (Duplicate pages as necessary)



Page _ of



Instructions:   In the space provided, identify all costs included
in the specified summary object code(s). Any calculations provided shall al1 ultimately breakdown to the total daily costs shown on the fee schedule. It is understood, that if a summary object code is not explained in the Budget Narrative, the

Contractor has not identified that summary object as a cost factor iii the fee schedule.



Duplicate this page as needed



                    ...cI
summary     object odes 6110 through 6180



      :.: :1@: I 11:

:11,Object Codes'6250 through 6470



Summary Object Codes 6510 through 6590

Contractor:



Correctional Services Corporation



                               BUDGET NARRATIVE I
                         (Duplicate pages as necessary)



Page _ of



Instructions: In the space provided, identify all costs included in the specified summary object code(s). Any calculations provided shall ultimately breakdown to the total daily costs shown on the fee schedule. It is understood, that if a summary object code is not explained in the Budget Narrative, the Contractor has not identified that summary object as a cost factor- iii the fee schedule.



 .11...................@.111,

Summary Object 6610 through 6690

Summary Object Codes 6710 through 6750

Contractor: Correctional Services Corporation



                               BUDGET NARRATIVE I
                         (Duplicate pages as necessary)



Page _ of



Instructions: In the space provided, identify all costs included in the specified summary object code(s). Any calculations provided shall ultimately breakdown to the total daily costs shown on the fee schedule. It is understood, that if a summary object code is not explain ' d in the Budget Narrative, the Contractor has not identified that summary object as a cost factor- in the fee schedule.



Payments to state inmates (WIPP)



IL summary Object
701 through 7989

Contractor: Correctional Services Corporation

Page     of


                               BUDGET NARRATIVE I
                         (Duplicate pages as necessary)



Instructions: In the space provided, identify all costs included in the specified summary object code(s). Any calculations provided shall ultimately breakdown to the total daily costs shown on the fee schedule. It is understood, that if a summary object code is not explained in the Budget Narrative, the Contractor has not identified that summary object as a cost factor- iii the fee schedule.



 Summary

Contractor: Correctional Services Corporation



                               BUDGET NARRATIVE I
                         (Duplicate pages as necessary)



Page _ of

                         (Duplicate pages as necessary)

Instructions: In the space provided, identify all costs included in the specified summary object code(s). Any calculations provided shall ultimately breakdown to the total daily costs shown on the fee schedule. It is understood, that if a summary object code is not explained in the Budget Narrative, the Contractor has not identified that summary object as a cost factor in the fee schedule.


Summary object  410 through 8450


Contractor: Correctional Services Corporation



                               BUDGET NARRATIVE I
                         (Duplicate pages as necessary)



Page _ of



                         (Duplicate pages as necessary)

Instructions: In the space provided, identify all costs included in the specified summary object code(s). Any calculations provided shall ultimately breakdown to the total daily costs shown on the fee schedule. It is understood, that if a summary object code is not explained in the Budget Narrative, the Contractor has not identified that summary object as a cost factor- iii the fee schedule.



Authorized Signatory



Date

ATTACHMENT #13

                    LEGAL DESCRIPTION FOR SECURE PRISON SITE
               (TO BE PROVIDED BY CSC PRIOR TO CONTRACT EXECUTION)

ATTACHMENT #14



                     NEGOTIATION PARAMETERS FOR PURCHASE OF
                                  SECURE PRISON



PURCHASE AGREEMENT

                                    RFP #6702
                PRIVATIZATION OF 200 RTC AND 400 DUI PRISON BEDS



                           NEGOTIATION PARAMETERS FOR
                            PURCHASE OF SECURE PRISON



I.      Formula for Payment

        A.     Land



Cost of Land ($187,000)
(plus) 10% Profit
(minus) Principal Paid via Per Diem



B.       Buildings (Secure Prison)

           Construction costs (not to exceed $8,313,000) (plus) 10% Profit (minus) Depreciation (straight line basis over 30 year life)

Depreciation   calculated  in  accordance  with  generally  accepted  accounting principles and included in CSC's audited financial statements.

The term "construction costs" shall include and be limited only to actual expenditures for project architects, engineers. and construction trade contractors, and shall not include any allocation of CSC's expenses for general overhead, management and finance charges.

C.       Capital Equipment On Site

                  Actual cost of capital equipment on site at the secure prison pursuant to Article III, Paragraph 3.4.2.

                  (minus) Depreciation

A.G. Contract
No:



                                STATE OF ARIZONA
                          DEPARTMENT OF ADMINISTRATION
                              1700 West Washington
                             Phoenix, Arizona 85007

                               PURCHASE AGREEMENT
                         For the Purchase of Real Estate



This Purchase Agreement is entered into between and among Correctional Services Corporation (Seller) and the State of Arizona (State) by the Department of Administration
(DOA) for and on behalf of the Department of Corrections (ADC).



IN WITNESS WHEREOF, the parties hereto agree to carry out the terms of this Agreement.

CORRECTIONAL SERVICES CORPORATION



Signature of Authorized Individual         Date
James F. Slattery
Typed Name
President, Chief Executive OfficeR
Typed Title
1819 Main Street
Suite 1000
Sarasota.  Fl
Address

           ESCROW COMPANY


Signature                                    Date

Typed Name

Typed Title


Address



  ARIZONA DEPARTMENT OF ADMINISTRATION


  Signature of Authorized Individual     Date
  Rudy Serino
  Typed Name
  Director
  Typed Title
  1700 West Washington Street, State Capitol
  West Wing, Room 601
  Phoenix, Arizona 85007
  Address

  ARIZONA DEPARTMENT OF CORRECTIONS


  Signature                              Date
  Terry L. Stewart
  Typed Name
  Director
  Typed Title
  1601 West Jefferson

  Phoenix, Arizona 85007



Address



Approved as to form this         day of         , 19


                                   GRANT WOODS
                              The Attorney General



                              By:
                              Assistant Attorney General


A.G. Contract                     WITNESSETH
Page -1
No: xxxx



     WHEREAS, Arizona Revised Statute 41-379.02 authorizes DOA to acquire real property and buildings on behalf of the State of Arizona, and

     WHEREAS, the ADC did issue Request for Sealed Proposal (RFP) Number 6702 for the privatization of 600 prison beds wherein it was described that the ADC would have an option to purchase said private prison during the term of the Contract, and

     WHEREAS, Correctional Services Corporation (Seller) did respond to RFP Number 6702 and was subsequently awarded a contract for the construction, operation and management of the private prison and did agree to the State's option to purchase prison facility under certain terms and conditions to include the land, buildings, all fixtures, furniture, equipment and chattel hereinafter referred to as the "Property" and further described on Attachment #1, and

     WHEREAS, the ADC did receive a Legislative appropriation to acquire the Property which is known as the Arizona State Prison-Florence West (ASP-FW), and

     WHEREAS, all obligations of DOA to consummate the transactions authorized by this Agreement are contingent on the fulfillment of the conditions contained herein, including, but not limited to, the following: obtaining clear title together with all appurtenances; Seller's performance of all conditions precedent of this Agreement and the issuance of an ALTA Extended Title Insurance Policy, payable in accordance with paragraph 14 of this Agreement,

     NOW, THEREFORE, in consideration of the Property and mutual promises and undertakings contained herein, and for other good and valuable consideration, the parties hereto agree as follows:

A.    G. Contract
No:



CONTINUATION SHEET



'-Page 2



I .     Sale of the Property



1. The Seller hereby sells to the State and the State hereby buys from the Seller all rights, title and interest in the Property, subject to the terms of this Agreement.

2. The "Purchase Price" The "Purchase Price" shall be . which is inclusive of all costs for the land, buildings, fixtures and capital equipment, except those costs that are otherwise identified herein. The Purchase Price shall be negotiated in accordance with the parameters outlined within the Agreement between the ADC and Correctional Services Corporation (Seller).

3. WARANTIES OF THE SELLER: The Seller warrants, represents, covenants and acknowledges (with the understanding that the State is relying on these warranties representations, covenants and acknowledgments and that such warranties, representations, covenants and acknowledgments shall survive the closing) that (i) equipment, fixtures, furniture, materials and chattels located at ASP-FW and utilized to operate the prison by Correctional Services Corporation (Seller) ninety (90) days in advance of the Seller's receipt of notice of the intent of ADC to exercise its option to purchase the Property shall remain in good condition, accepting normal wear and tear and shall be available to the ADC at time of the purchase; and (ii) except as reflected in the Preliminary Title Report at the time of execution of this Agreement;

a. Seller can deliver fee title for the land to the State through warranty deed to the Property without encumbrances, on the Close of Escrow, as defined hereinafter.

b. That there are no claims, actions, suits, or other proceedings pending or to the best of Seller's knowledge threatened by any governmental department or agency or any other corporation, partnership, entity or person (as defined in A.R.S. 1-215) whomsoever ("Person"), nor any voluntary actions or proceedings contemplated by Seller, which in any manner may detrimentally affect the State's right, title or interest in and to the Property or the value of the Property or Seller's ability to perform Seller's obligations under this Agreement.

      c. That no person is in adverse possession of the Property and there are no persons who have been granted any license, lease or other right relating to the use or possession of the Property other than those listed on Attachment #2.

A.G. Contract

No:                            CONTINUATION SHEET




      d. That there have been no written modifications of those agreements that allow other Persons to access the Property other than those agreements that have been provided to the State. The Agreements have not been modified by any oral agreements. Seller shall provide an assignment of existing agreements to the State.

        e. That there are no pending or threatened condemnation or similar proceedings affecting any part of the Property, and the Seller has not received any notice of any such proceeding and has no knowledge that any such proceeding is contemplated.

f. That no work is in progress at the Property and no materials have been furnished to the Property which might 'give rise to mechanic's, material man's or other liens against the Property.

      g. That the Seller is not prohibited from consummating the transactions contemplated by this Agreement by any law, regulation, agreement, instrument, restriction, order or judgment.

h. That there are no attachments, executions, assignments for the benefit of creditors, receiverships, conservatorship or voluntary or involuntary proceedings in bankruptcy or pursuant to any other laws for relief of debtors contemplated, filed by or pending against Seller or any entities related to Seller which might affect or involve the Property, except as described on Attachment #3.

i. That there is no default, nor has any event occurred which with the passage of time or the giving of notice or both would constitute a default in any contract, mortgage, deed of trust, lease, or other instrument which related to the Property or which affects the Property in any manner whatsoever, except as described on Attachment #4.

j. That there are no contracts or other obligations outstanding for the sale, exchange, or transfer of all or any part of the Property.

      k. That the Seller has taken all actions necessary to protect and preserve all water rights with respect to the Property and shall provide water rights assignments to the State.

I. That Seller shall have performed fully and complied with the agreements required to be performed or complied with by it prior to or at the Close of Escrow, including satisfaction of the requirements contained in the "Requirements" section of Schedule "B" of the Preliminary Title Report referred to in paragraph 11(a) of this Agreement.

m. That Seller has not and will not at any time prior to Close of Escrow grant to any person an interest in the Property.

4.       Escrow Company:

a.  An escrow shall be opened by either party with (the "Escrow
Company").

A.G. Contract
No:



CONTINUATION SHEET



--,Page 4



      b. By countersigning this Agreement, the Escrow Company, by and through its duly authorized representative, hereby accepts this transaction and agrees to act as the Escrow Company in connection with this Agreement.

     5. Close of escrow shall be on , or as soon thereafter as escrow can be closed. Both parties shall use their best efforts to have the Close of Escrow on the specified date.

     6. Possession and title of the Property shall pass from the Seller to the State on the date that Close of Escrow occurs.

     7. Payment: On or before the date of Close of Escrow, the State shall pay to the Escrow Company the Purchase Price as shown in Paragraph 2. of this Agreement. The Escrow Company shall release the funds to the Seller on the date of Close of Escrow. 8.

     8. Documents and Escrow: All documents necessary to close escrow shall be deposited in escrow with the Escrow Company by the appropriate party. Except as otherwise provided, in this Agreement, the Seller and the State agree to execute all documents, including, but not limited to, the documents and deeds in this Agreement or otherwise necessary to close this transaction, in the standard form used by the Escrow Company, except that the Seller and the State hereby instruct the Escrow Company to modify such documents to the extent necessary to be consistent with this Agreement and to be incompliance with Arizona law.

     9. Evidence Title to the Property shall be conveyed by warranty deed which shall specifically reference all of the ground water and the surface water rights which are appurtenant to the Property and on file with the Arizona Department of Water Resources. The title shall be in the name of the State of Arizona by and through the DOA.

     10. Joint Committee of Capital Review ((JCCR) Approval Required: T he S t a t e ' s obligation to perform under this Agreement is conditioned upon the approval of the JCCR. The DOA shall use its best efforts and shall act diligently and take all steps necessary to obtain the approval and to consummate the transaction.

A.G. Contract
No:



CONTINUATION SHEET



--Page 5



     11. Contingencies required to be met by Seller: The State's obligation to consummate this transaction and to fulfill the obligations under this Agreement is subject to the satisfaction of the following conditions precedent:

a.    Title Insurance and ALTA Survey

     Preliminary Title Report: ' Within ten (10) days after the receipt of a copy of this Agreement by the Escrow Company, the Escrow Company shall provide the State a current conunitment for the title insurance (the "Preliminary Title Report") disclosing all matters of record and other matters about which the Escrow Company has knowledge and a legible copy of each of the instruments and documents referred to in the Preliminary Title Report. The State shall have fourteen (14) days after receipt of the Preliminary Title Report and the instruments and documents referred to therein to object in writing to the Seller to any matter shown thereon. If the State objects to any matter disclosed by the Preliminary Title Report or any amendment thereof, the Seller shall either rescind the Escrow Agreement on or before five (5) days prior to Close of Escrow or shall have until the date of Close of Escrow to cause to be removed any such objected matter from the Preliminary Title Report and any amendment and policy of title insurance to be issued in favor of the State. If the Seller does not rescind or remove the objected to matter, the State may (1) waive such default and close Escrow; (2) may institute an action for specific performance or damages; or (3) may exercise any other rights available to it by law or equity.

ii. Title Policy: The Seller shall furnish to the State an owner's ALTA extended title insurance policy for the full amount of the purchase price as shown in paragraph 2 of this Agreement to be paid for as provided in paragraph 14 of this Agreement, which shall be issued by the Escrow Company showing good and marketable title to the Property, free from defects, claims and encumbrances, except as follows: (1) restrictive covenants of record; (2) zoning regulations; (3) easements and rights-of way of public utilities; (4) printed exceptions contained in the Owner's ALTA extended title insurance policy; and
(5) any matters contained in the Preliminary Title Report and not objected to by the State pursuant to paragraph 1 1 (a)(i) above. If title to the Property otherwise is defective at the Close of Escrow, the State may elect at its sole option, either to accept title subject to defects which are not cured or to cancel this Agreement.

b. Survey: Seller shall provide the State with a certified ALTA survey ("Survey") of the Property no later than sixty (60) days prior to the Close of Escrow setting forth an accurate legal description of the land contained within the Property and showing the location of the precise boundaries thereof, together with the improvements, utilities and any other structures on the Property and all easements, encroachments, rights-of-way and other matters affecting or appurtenant to the Property, whether recorded, visible or otherwise known to exist. The DOA shall approve the surveyor prior to the survey being performed. The area of the Property shall be set forth on the survey. The cost for the survey shall be paid for as provided in paragraph 14. of this Agreement.

A.G. Contract
No:



CONTINUATION SHEET



@.-Page 6



c. Examination of Property: The Seller shall pen-nit access to the Property by the State and/or its agents upon reasonable advance notice to the Seller prior to Close of Escrow, to conduct, prepare and perform any studies, surveys or reports upon the Property that the State deems necessary and for the purpose of a visual inspection and/or testing to determine, to the State's satisfaction, if there are any hazardous wastes, or other pollutants, on the Property in excess of the standards set forth in federal or state law or regulations. If any possible hazardous wastes or other pollutants, are found, whether through visual inspection, testing or otherwise, the State may be required to disclose these findings to third persons under the public disclosure laws, and will disclose them to the appropriate federal and state agencies concerned with the enforcement of environmental laws and regulations. Access to the property shall not interfere with the on-going business operations on the Property. The right to inspect the Property shall not diminish nor nullify the Seller's warranties or indemnification's as set forth in this Agreement. The State will be responsible for any reasonable damages, but no de minimis damages, to the Property caused by it during any access to the Property under this paragraph.



     12. Water Rights. Non-foreign Affidavit and Lease assignment: The Seller shall provide the documents listed below to the Escrow Company at least twenty
(20) days prior to Close of Escrow for review and approval by the State. If the State does not receive the documents by such time, then the State shall have the right to cancel or extend the Close of Escrow, without penalty, at its sole option.

        a.     Assignments of Water Rights
        b.     Non-foreign Affidavit
        c. Assignment of Leases in form substantially similar to Attachment #5.

     13. Taxes: Taxes due on the Property through the Close of Escrow shall be the responsibility of and paid by the Seller.

     14. Closing and Escrow Costs: Except as otherwise provided in this Agreement, all closing and other costs shall be prorated between the Seller and the State in accordance with local custom and applicable laws and rules. The Seller and the State shall share equally the charge for the ALTA Survey fees. The Seller shall pay the premium for the standard owner's title insurance policy. The State shall pay, within the amount of the Purchase Price, the additional costs of the ALTA extended owner's policy of title insurance.

     15. Broker Commissions: Each party represents and warrants to the other that there are no brokers, finders or real estate agents or other entities involved in this transaction and

A.G. Contract
No:



CONTINUATION SHEET



--,-Page 7
there shall be no fees, commissions or other costs to be paid by the State to any broker, finder or real estate agent or other person(s). 16. Seller's Warranties and Maintenance of the Property: Except as otherwise provided in this Agreement, the Seller shall maintain and repair the Property so that, at the time possession is transferred to the State, the Property shall be in substantially the same condition as on the date the ADC authorized inmate occupancy of ASP-FW. The Seller warrants that all heating, cooling, plumbing, septic, electrical systems and roofs will be in working condition on the date of possession by the State. The Seller warrants that, prior to the Close of Escrow, payment in full will have been made for all labor, materials, machinery, fixtures or tools furnished within the one hundred twenty (120) days immediately preceding the Close of Escrow in connection with the construction, alteration or repair of any structure on or improvement to the Property. 17. Termite Report; Treatment and Repairs: The parties agree that, at the Seller's expense, the Seller shall provide the State within thirty (30) days after execution of this document, a termite inspection report by a licensed pest control contractor, from a list approved by the State, which describes the condition of the buildings, relative to termite infestation and damages and that such report shall show the buildings to be free from current infestation. Charges for termite treatment, if any, to produce such report shall be paid for by the Seller. If any damages to the buildings are reported, the State may rescind this Agreement, or accept the property as described in the termite report. The

State may give its written notice of which alternative it elects within thirty (30) days from receipt of the termite inspection report.

18.     Environmental Law Warranties:

   a. Use of the Property: The Seller warrants that no portion of the Property is now being or has ever been used as follows:


A.G. Contract

No:                            CONTINUATION SHEET



---Page 8



     i. In a manner requiring the issuance of a permit covering the discharge or disposal of a pollutant or waste into any waters, ground waters, or aquifer of the State of Arizona or waters of the United States.

     ii. For the treatment, collection, storage or disposal of any refuse, objectionable waste or any material in a manner inconsistent with applicable federal, state or local law.

     iii. For the generation, transport, treatment, storage or disposal of any hazardous waste subject to regulation under the Arizona Hazardous Waste Management Act, A - R - S. 49-921 et seq., or the Resource Conservation and Recovery Act, 42-U. S. C., 6901 et seq.

     iv. For the manufacture, processing, distribution in commerce, use, or disposal of any toxic substance subject to regulation under the Toxic Substances Control Act, 15 U.S.C. 2601 et. seq.

     v. For any underground storage tank subject to regulation pursuant to A.R.S. 491 00 I et. seq. or 42- U. S. C. 6991 a et. seq.

     vi. For any injection well, dry well, or any similar facility subject to regulation pursuant to A.R.S. 49-331 et. seq. or the Safe Drinking Water Act, 42 U.S.C. 300f et seq.

     vii. In a manner requiring compliance with the Emergency Planning and Community Right to Know Act of 1986, 42 U. S. C 1 1 00 I through 1 1 050, including, but not limited to, the duty to prepare material safety data sheets, emergency and hazardous chemical inventory forms and toxic chemical release forms.

     viii. In any manner requiring compliance with the Clean Air Act, 42 U.S.C. 7401 through 7640, including laws and regulations relating to asbestos, 42-U.S.C. 7412 through 7414; and 40 Code of Federal Regulations, Part 61. The Seller warrants that no asbestos-containing material is located on, in or within the Property which is the subject of this sale.

     b.: The Seller warrants that there is no current and there has been no past release or substantial threat of a release of a hazardous substance, pollutant, or contaminant from or onto the Property or the environment adjacent to the Property that are or may be subject to regulation under applicable federal, state or local law, or that may make the State liable in tort under a common law public or private nuisance action.

     c. Pending Investigation or Lawsuit: The Seller warrants that to the best of the Seller's knowledge, no portion of the Property is the subject of a threatened or pending investigation or lawsuit or administrative action by any person, firm, governmental body or other entity relating to or arising from any matter of circumstance subject to regulation described in subparagraphs 17 a. or
b. above and the Seller has received no official notice of any alleged violation of any applicable federal, state or local environmental law.

A.G. Contract

No:                            CONTINUATION SHEET



--.-Page 9



     d. environmental Laws:

Seller's  knowledge,  the Property and all the  operations  on the Property
comply  fully  with  all  federal,   state  or  local   environmental  laws  and
regulations. The Seller warrants that to the best of

     e. Seller's Activities and Use: The Seller warrants that the Seller and its employees, agents, lessees and users, have not engaged in nor permitted any operations on or activities upon or any use or occupancy of the Property for the purpose of or involving the handling, treatment, storage, use, release, discharge, refining, dumping or disposal of any substance described in subparagraphs 18 a. and b. above, on, under, in or about the Property, nor transported any such substances to, from or across the Property, nor has the Seller, its agents, employees or lessees constructed, deposited, stored or otherwise located such substances on, under or about the Property.

     f. Indemnity : The Seller shall indemnify and hold harmless the State, its employees, and agents from and against any and all loss, damage and expense (including, but not limited to, reasonable investigation and legal fees and expenses) including, but not limited to, any damages, claim or action for injury, liability or damage to persons or property, and any and all damages, claims or actions brought by any person, firm, governmental body or other entity, alleging or resulting or arising from or in connection with a breach of any of the foregoing environmental law warranties.

     g. Survival : All warranties, agreements, and indemnification's contained in subparagraphs a. through f. above shall survive the Close of Escrow, and shall run to the State's successors, assigns, and subsequent purchasers.

     h. Environmental Conditions: Notwithstanding other termination clauses in this Agreement, the State, if it is dissatisfied with the environmental data known, or which may become known, to it, may cancel this Agreement to purchase the Property by giving written notice thereof.

     19. Risk f Loss: If there is any loss or damage to persons or to the Property between the date of this Agreement and the Close of Escrow, by any reason, including but not limited to fire, vandalism, flood, earthquake, act of God, negligence, willfulness or recklessness, the risk of loss shall be on the Seller.

     20. Cancellation: Any party who elects to cancel this Agreement because of any breach by another party, and who is not itself in breach of this Agreement except for any breach occasioned by a breach by the other party, may cancel this Agreement by delivering to the Escrow Company a notice stating that this Agreement shall be canceled unless the breach is cured within ten (10) days following the delivery of the notice to the other party. Within three (3) days after receipt of such notice, the Escrow Company shall



A.G. Contract

No:                           CONTINUATION SHEET



Page 10



forward the notice by United States mail to the party in breach and no further notice shall be required. If the breach is not cured within ten (10) days following the delivery of the notice to the other party, this Agreement shall be canceled and the breaching party shall be liable for all customary escrow cancellation charges. If this escrow fails to close for any other reason, the Seller and the State shall each be liable for one half of all customary escrow cancellation charges.

     21. Survival: This Agreement shall survive the Close of Escrow as to any terms, conditions, agreements, warranties, or representation which are to apply thereafter.

     22. Successors and Assigns: This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successor-in-interest and assignees.

     23. Notice: All notices, requests, demands, consents, approval and any other communications which may or are required to be served or given hereunder (for the purposes of this provision collectively called "Notices"), shall be in writing and shall be sent by certified United States mail, return receipt requested, postage prepaid, addressed to the party or parties to receive such notice as such addresses appear on the signature page of this Agreement or to such other address as either party may from time to time furnish in writing, to the other by notice hereunder. Any notice so mailed shall be deemed to have been given as of the date such notice is received on the return receipt. Furthermore, such notice may be given by delivering personally such notice to the State to the below listed individuals or to such other person as either party may from time to time designate in writing to the other by notice hereunder. Any notice so delivered shall be deemed to have been given as of the date such notice is personally delivered to the other party.

Notices to be delivered to:

A.G. Contract
No:                         CONTINUATION SHEET

   Department of Administration          Department of Corrections
   Assistant Director                    Assistant Director
   General Services                      Administrative Services



I Page 1 1



Correctional Services Corporation (Seller)
President, Chief Executive Officer



     24. Time: Unless otherwise indicated, all periods of time referred to in this Agreement shall refer to calendar days and shall include all Saturdays, Sundays, and state or national holidays, provided that if the date or last date to perform any act or give any notice with respect to this Agreement shall fall on a Saturday, Sunday or state or national holiday such act or notice may be timely performed or given on the next succeeding day which is not a Saturday, Sunday or state or national holiday.

     25. Headings: Headings are for convenience only and are not to be construed as part of this Agreement.

     26. Invalidity of a Term: The parties agree that in the event any term, covenant or condition herein contained should be held to be invalid or void, the invalidity of any such term, covenant or condition shall in no way affect any other term, covenant or condition of this Agreement.

     27. Conflict of Interest: The parties acknowledge that this Agreement is subject to cancellation pursuant to A.R. S. 38-51 1, the provisions of which are incorporated herein.

     28. Prohibition Against Discrimination: In the event that it applies, the parties agree to comply with State Executive Order

No. 75-5 which mandates that all persons, regardless of race, color, religion, sex, age, national origin or political affiliation, shall have equal access to employment opportunities, and all other applicable Federal and State laws, rules and regulations, including the Americans with Disabilities Act.

     29. Maintaining and Producing Records: Pursuant to A.R.S. 35- 214, the Seller shall retain for inspection and audit by the State all books, accounts, reports, files, and other records relating to the performance of this Agreement for a period of five (5) years after A. G. Contract No:



                               CONTINUATION SHEET



-Page 12



its completion. Upon request by the State, a legible copy of all such records shall be produced by the Seller at the administrative office of the Auditor General. The original of all such records shall also be available and produced for inspection and audit when needed to verify the authenticity of a copy.


30.   Governing Law and Venue:

     30. Governing Law and Venue: This Agreement shall be construed under the laws of the State of Arizona. Any arbitration or other action arising out of this Agreement, whether for the enforcement thereof or otherwise, shall be brought in Maricopa County, State of Arizona.

     31. Arbitration: To the extent required by A.R.S. 12- 1518, the parties agree to use arbitration to resolve any dispute arising out of this Agreement in accordance with Arizona law.

     32. Time is of the Essence: Time is of the essence of this Agreement.

     33. Authority: Each person signing this Agreement warrants that each has the full power and authority to execute this Agreement and consummate the transaction contemplated hereby on behalf of the party each represents.

     34. Negotiated Agreement: This Agreement is the result of negotiations between the parties and, accordingly, shall not be construed for or against either party regardless of which party drafted this Agreement or any portion thereof.

     35. Entire Agreement: This Agreement, together with its attachments as well as the Agreement between the ADC and

     Correctional Services Corporation (Seller) constitutes the entire agreement between the parties relative to the purchase of the Property and supersede any other written or oral agreement between the parties regarding this matter.

     36. Amendments: This Agreement can be modified only by a written amendment, signed by all parties.


A.G. Contract
No:



                               CONTINUATION SHEET

                                     Page 13



     37. Attachments: The following is a list of the Attachments which form a part of this Agreement and, unless otherwise stated herein, all of which are incorporated herein by reference as if set forth in full:


     a. Attachment #1 - Legal Description of land and buildings, improvements and chattel which make up the Arizona State Prison-Florence West, otherwise collectively known as the Property



     b. Attachment #2 - List of Leases, if any

     c. Attachment #3 - Listing of Actions that may impact the purchase of the Property (attachments, executions, assignments for the benefits of creditors, receiverships, conservatorship or voluntary or involuntary proceedings in bankruptcy, etc., filed or pending against Seller.

     d. Attachment #4 - Listing of Actions that have occurred that would constitute a default in any contract, mortgage, deed of trust, lease, or other instrument which relate to the Property or affect the Property in any manner.

     e. Attachment #5 - Form of assignment of leases, if any


ATTACHMENT #1



DESCRIPTION OF PROPERTY



                                      LAND

Legal Description - 18 Acres (Specific legal description for 18 acres to be added)



                                  SECURE PRISON

This Agreement is for the purchase of a 600 bed, level 2 (minimum security) prison located in Pinal County sited on approximately 18 acres of land as described above. The secure prison shall be comprised of the following:



1 .     Housing units for 200 Return to Custody Inmates and 400 DUI
        Inmates.

One 200 bed dormitory for RTC inmates - 23,320 square feet Two 200 bed dormitories for DUI inmates - 46,640 square feet (23,320 square feet each)

2.      Facility Administration building - 34,368 square feet

        Functions:         Administration, kitchen/food service, chapel,
        medical, property, commissary, visitation, intake, central control, dining/multi-purpose/indoor recreation, laundry, mechanical, classrooms.

3.       Equipment Storage/Maintenance Building - ? square feet

4. Utilities City of Florence water, sewer and fire services. U.S. West provides telephone services and Arizona Public Service provides electricity.



5.     Paving

Page 2
Attachment #1
Purchase Agreement



Security

The perimeter security system will consist of one fourteen foot loop top perimeter fence with "no-climb" (1/4 inch hardware cloth) at the top six (6) feet of the fence on the inside, the mesh at the bottom of the fence shall be embedded in a concrete base. Razor wire on the top of the fence at least at those points where the perimeter fence abuts to a building. Adequate security to ensure that inmates remain within the perimeter and to prevent access by the general public.

Secure locks on all outside doors.

Perimeter and site lighting as required for perimeter and site layout which meets the operational needs of the prison.



Sallyports - pedestrian and vehicle to control access to and from the prison.
Closed Circuit Television System
Furniture, fixtures, equipment and chattel